EXHIBIT 4.1

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                       NATIONAL CITY MORTGAGE CAPITAL LLC,
                                  as Depositor,


                           NATIONAL CITY MORTGAGE CO.,
                      as Servicer and Mortgage Loan Seller,


                                       and


                             WELLS FARGO BANK, N.A.,
                                   as Trustee


                         POOLING AND SERVICING AGREEMENT

                             Dated February 28, 2008



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                  National City Mortgage Capital Trust 2008-1,
                Mortgage Pass-Through Certificates, Series 2008-1










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


                                TABLE OF CONTENTS



PRELIMINARY STATEMENT...........................................................


                                    ARTICLE I
                                   DEFINITIONS

Section 1.01    Defined Terms..................................................
Section 1.02    Interest Calculations..........................................
Section 1.03    Fiscal Year....................................................


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01    Conveyance of Mortgage Loans...................................
Section 2.02    Acceptance by the Trustee of the Mortgage Loans................
Section 2.03    Representations and Warranties of the Servicer.................
Section 2.04    Representations and Warranties of the Mortgage Loan
                 Seller as to the Mortgage Loans...............................
Section 2.05    Representations and Warranties of the Mortgage Loan Seller.....
Section 2.06    Representations and Warranties of the Depositor................
Section 2.07    Designation of Interests in the REMICs.........................
Section 2.08    Designation of Start-up Day....................................
Section 2.09    REMIC Certificate Maturity Date................................
Section 2.10    Execution and Delivery of Certificates.........................


                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

Section 3.01    Servicer to Service Mortgage Loans.............................
Section 3.02    Subservicing...................................................
Section 3.03    Maintenance of Hazard Insurance and Errors and Omissions
                 and Fidelity Coverage.........................................
Section 3.04    Access to Certain Documentation................................
Section 3.05    [RESERVED.]....................................................
Section 3.06    Rights of the Depositor and the Trustee in Respect of
                 the Servicer..................................................
Section 3.07    Trustee to Act as Servicer.....................................
Section 3.08    Collection of Mortgage Loan Payments; Collection Account;
                 and Certificate Account.......................................
Section 3.09    Collection of Taxes, Assessments and Similar Items;
                 Escrow Accounts...............................................
Section 3.10    Access of Trustee to Certain Documentation and Information
                 Regarding the Mortgage Loans..................................
Section 3.11    Permitted Withdrawals from the Collection Account and
                 Certificate Account...........................................
Section 3.12    Title, Management and Disposition of REO Property..............
Section 3.13    Enforcement of Due-On-Sale Clauses; Assumption Agreements......
Section 3.14    Realization Upon Defaulted Mortgage Loans......................
Section 3.15    Trustee to Cooperate; Release of Mortgage Files................
Section 3.16    Documents, Records and Funds in Possession of the Servicer
                 to Be Held for the Trustee....................................
Section 3.17    Servicing Compensation.........................................
Section 3.18    Annual Statement as to Compliance..............................
Section 3.19    Assessments of Servicing Compliance; Registered Public
                 Accounting Firm Attestation Reports...........................
Section 3.20    Advances.......................................................
Section 3.21    Modifications, Waivers, Amendments and Consents................
Section 3.22    Reports to the Securities and Exchange Commission..............
Section 3.23    Buy-Down Account; Application of Buy-Down Funds................

                                   ARTICLE IV

                              REMITTANCE STATEMENT

Section 4.01    Statement......................................................


                                    ARTICLE V

                 PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS;
                              REMIC ADMINISTRATION

Section 5.01    Distributions..................................................
Section 5.02    Priorities of Distributions....................................
Section 5.03    Allocation of Losses...........................................
Section 5.04    Statements to Certificateholders...............................
Section 5.05    Tax Returns and Reports to Certificateholders..................
Section 5.06    Tax Matters Person.............................................
Section 5.07    Rights of the Tax Matters Person in Respect of the Trustee.....
Section 5.08    REMIC Related Covenants........................................
Section 5.09    Grantor Trust Administration...................................
Section 5.10    Distributions..................................................


                                   ARTICLE VI

                                THE CERTIFICATES

Section 6.01    The Certificates...............................................
Section 6.02    Registration of Transfer and Exchange of Certificates..........
Section 6.03    Transfer of Exchangeable REMIC Certificates and
                 Exchangeable Certificates.....................................
Section 6.04    Exchanges of Exchangeable REMIC Certificates and
                 Exchangeable Certificates.....................................
Section 6.05    Mutilated, Destroyed, Lost or Stolen Certificates..............
Section 6.06    Persons Deemed Owners..........................................


                                   ARTICLE VII

            THE DEPOSITOR, THE SERVICER AND THE MORTGAGE LOAN SELLER

Section 7.01    Respective Liabilities of the Depositor and the Servicer.......
Section 7.02    Merger or Consolidation of the Depositor, the Servicer
                 or the Mortgage Loan Seller...................................
Section 7.03    Limitation on Liability of the Depositor, the Servicer,
                 the Mortgage Loan Seller and Others...........................
Section 7.04    Depositor, Servicer and Mortgage Loan Seller Not to Resign.....
Section 7.05    Assignment or Delegation of Duties by the Servicer.............


                                 ARTICLE VIII

                                    DEFAULT

Section 8.01    Events of Default..............................................
Section 8.02    Remedies of Trustee............................................
Section 8.03    Directions by Certificateholders and Duties of Trustee
                 During Event of Default.......................................
Section 8.04    Action upon Certain Failures of the Servicer and upon
                 Event of Default..............................................
Section 8.05    Trustee to Act; Appointment of Successor.......................
Section 8.06    Notification to Certificateholders.............................


                                  ARTICLE IX

                                  THE TRUSTEE

Section 9.01    Duties of Trustee..............................................
Section 9.02    Certain Matters Affecting the Trustee..........................
Section 9.03    Trustee Not Liable for Certificates or Mortgage Loans..........
Section 9.04    Trustee May Own Certificates...................................
Section 9.05    Eligibility Requirements for Trustee...........................
Section 9.06    Resignation and Removal of Trustee.............................
Section 9.07    Successor Trustee..............................................
Section 9.08    Merger or Consolidation of Trustee.............................
Section 9.09    Appointment of Co-Trustee or Separate Trustee..................
Section 9.10    Authenticating Agents..........................................
Section 9.11    Trustee's Fees and Expenses....................................
Section 9.12    Appointment of Custodian.......................................
Section 9.13    Paying Agents..................................................
Section 9.14    Limitation of Liability........................................
Section 9.15    Trustee May Enforce Claims Without Possession of Certificates..
Section 9.16    Suits for Enforcement..........................................
Section 9.17    Waiver of Bond Requirement.....................................
Section 9.18    Waiver of Inventory, Accounting and Appraisal Requirement......


                                   ARTICLE X

                                  TERMINATION

Section 10.01   Termination upon Purchase by the Servicer or
                 Liquidation of All Mortgage Loans.............................
Section 10.02   Additional Termination Requirements............................


                                  ARTICLE XI

                           MISCELLANEOUS PROVISIONS

Section 11.01   Amendment......................................................
Section 11.02   Recordation of Agreement.......................................
Section 11.03   Limitation on Rights of Certificateholders.....................
Section 11.04   Governing Law..................................................
Section 11.05   Notices........................................................
Section 11.06   Severability of Provisions.....................................
Section 11.07   Certificates Nonassessable and Fully Paid......................
Section 11.08   Access to List of Certificateholders...........................
Section 11.09   Recharacterization.............................................
Section 11.10   Insolvency.....................................................
Section 11.11   Regulation AB Compliance; Intent of Parties; Reasonableness....




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EXHIBITS
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Exhibit A-1    -  Form of Face of Senior Certificates...........................
Exhibit A-2    -  Form of Face of Residual Certificate..........................
Exhibit B      -  Form of Face of Subordinate Certificates......................
Exhibit C      -  Form of Reverse of all Certificates...........................
Exhibit D      -  Addresses for Requesting Mortgage Loan Schedule ..............
Exhibit E      -  Request for Release of Documents..............................
Exhibit F      -  Form of Certification of Establishment of Account.............
Exhibit G-1    -  Form of Transferor Certificate For Transfers of Private
                   Certificates.................................................
Exhibit G-2A   -  Form I of Transferee Certificate For Transfers of Private
                   Certificates.................................................
Exhibit G-2B   -  Form II of Transferee Certificate For Transfers of Private
                   Certificates.................................................
Exhibit H      -  Form of Transferee Representation Letter for ERISA
                   Restricted Certificates......................................
Exhibit I      -  Form of Affidavit Regarding Transfer of Residual
                   Certificate Pursuant to Section 6.02.........................
Exhibit J      -  Contents of the Servicing File................................
Exhibit K      -  [Reserved]
Exhibit L      -  List of Recordation States....................................
Exhibit M      -  Form of Initial Certification.................................
Exhibit N      -  Form of Final Certification...................................
Exhibit O      -  Form of Sarbanes-Oxley Certification..........................
Exhibit P      -  Form of Trustee's Certification...............................
Exhibit Q      -  Servicing Criteria............................................
Exhibit R-1    -  Additional Form 10-D Information .............................
Exhibit R-2    -  Additional Form 10-K Information .............................
Exhibit R-3    -  Form 8-K Information .........................................
Exhibit S      -  Combination Groups............................................
Exhibit T      -  Form of Request for Exchange of Exchangeable REMIC
                   Certificates or  Exchangeable Certificates...................

                         POOLING AND SERVICING AGREEMENT

            THIS POOLING AND SERVICING AGREEMENT, dated February 28, 2008, is hereby executed by and among NATIONAL CITY MORTGAGE CAPITAL LLC, as depositor (together with its permitted successors and assigns, the "Depositor"), NATIONAL CITY MORTGAGE CO., as servicer (in such capacity, and together with its permitted successors and assigns, the "Servicer"), NATIONAL CITY MORTGAGE CO., as mortgage loan seller (in such capacity, and together with its permitted successors and assigns, the "Mortgage Loan Seller"), and WELLS FARGO BANK, N.A., as trustee (together with its permitted successors and assigns, the "Trustee").

                          W I T N E S S E T H  T H A T:
                          - - - - - - - - - -  - - - -

            In consideration of the mutual agreements herein contained, the Depositor, the Servicer, the Mortgage Loan Seller and the Trustee agree as follows:

                              PRELIMINARY STATEMENT

            In exchange for the Certificates, the Depositor hereby conveys the Trust Estate to the Trustee to create the Trust. The Trust Estate for federal income tax purposes will be treated as three separate real estate mortgage investment conduits (the "Upper-Tier REMIC," the "1-A Lower-Tier REMIC" and the "2-A Lower-Tier REMIC," respectively, and each, a "REMIC"). The Senior Certificates (other than Exchangeable Certificates and the Class 1-A-R Certificate) and the Subordinate Certificates are referred to collectively as the "Regular Certificates" and shall constitute "regular interests" in the Upper-Tier REMIC. The Uncertificated Lower-Tier Interests shall constitute the "regular interests" in the 1-A Lower-Tier REMIC and the 2-A Lower-Tier REMIC (collectively, the "Lower-Tier REMICS"), as detailed in the definition of "Uncertificated Lower-Tier Interest." The Uncertificated Lower-Tier Interests shall constitute the assets of the Upper-Tier REMIC. The Class 1-A-RL Interest shall constitute the "residual interest" in the 1-A Lower-Tier REMIC. The Class 2-A-RL Interest shall constitute the "residual interest" in the 2-A Lower-Tier REMIC. The Class R-U Interest shall constitute the "residual interest" in the Upper-Tier REMIC. The Class 1-A-R Certificate shall represent ownership of the Class R-U Interest, the Class 1-A-RL Interest and the Class 2-A-RL Interest. The portion of the Trust Estate consisting of the Exchangeable Certificates shall not be an asset of any REMIC created hereunder, but rather shall be an asset of the Grantor Trust. The assets of the Grantor Trust, the Certificates (other than the Exchangeable Certificates) and the related Uncertificated Lower-Tier Interests will represent the entire beneficial interest in the Trust. The "latest possible maturity date" for federal income tax purposes of all interests created hereby will be the REMIC Certificate Maturity Date.

            The following table sets forth characteristics of the Certificates, together with the minimum Denominations and integral multiples in excess thereof in which the Classes of Certificates shall be issuable:

                                                                     Integral
                  Initial Class                                    Multiples in
                    Balance or      Pass-Through      Minimum       Excess of
 Classes         Notional Amount        Rate        Denomination     Minimum
-----------      ---------------    ------------    ------------   ------------
Class 1-A-1      $115,131,000.00         (1)          $100,000          $1
Class 1-A-2        $6,753,000.00         (2)          $100,000          $1
Class 1-A-3      $115,131,000.00         (3)          $100,000          $1
Class 1-A-R              $100.00         (2)              $100         N/A
Class 1-B-1        $2,894,800.00         (2)          $100,000          $1
Class 1-B-2        $1,286,400.00         (2)          $100,000          $1
Class 1-B-3          $771,800.00         (2)          $100,000          $1
Class 1-B-4          $836,200.00         (2)          $100,000          $1
Class 1-B-5          $321,600.00         (2)          $100,000          $1
Class 1-B-6          $643,223.68         (2)          $100,000          $1
Class 2-A-1      $240,175,000.00(4)    6.000%         $100,000          $1
Class 2-A-2       $13,353,000.00       6.000%         $100,000          $1
Class 2-A-3      $157,994,000.00(4)    6.000%         $100,000          $1
Class 2-A-4       $55,978,000.00(4)    6.000%         $100,000          $1
Class 2-A-5       $26,203,000.00(4)    6.000%         $100,000          $1
Class 2-PO           $710,292.00         (5)          $100,000          $1
Class 2-IO        $22,340,093.00       6.000%         $100,000          $1
Class 2-B-1        $3,011,000.00       6.000%         $100,000          $1
Class 2-B-2        $1,571,000.00       6.000%         $100,000          $1
Class 2-B-3          $655,000.00       6.000%         $100,000          $1
Class 2-B-4        $1,178,000.00       6.000%         $100,000          $1
Class 2-B-5          $393,000.00       6.000%         $100,000          $1
Class 2-B-6          $785,139.83       6.000%         $100,000          $1

--------------------------


(1) For each Distribution Date occurring prior to and in November 2012, interest will accrue on these Certificates at a per annum rate equal to the lesser of (a) the Net WAC for the Group 1 Mortgage Loans and (ii) 5.750%. For each Distribution Date occurring in and after December 2012, interest will accrue on these Certificates at a per annum rate equal to the Net WAC for the Group 1 Mortgage Loans.

(2) Interest will accrue on these Certificates at a per annum rate equal to the Net WAC for the Group 1 Mortgage Loans.

(3) For each Distribution Date occurring prior to and in November 2012, interest will accrue on these Certificates at a per annum rate equal to the excess, if any, of (a) the Net WAC for the Group 1 Mortgage Loans over (ii) 5.750%. For each Distribution Date occurring in and after December 2012, the Pass-Through Rate on these Certificates will be zero and these Certificates will not be entitled to any distributions of interest.

(4)  Represents the Maximum Initial Class Balance.

(5) The Class 2-PO Certificates are Principal Only Certificates and will not be entitled to distributions of interest.

                                   ARTICLE I

                                   DEFINITIONS

            Section 1.01 Defined Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article:

            1-A Lower-Tier REMIC: As defined in the Preliminary Statement, the assets of which consist of the Group 1 Mortgage Loans, such amounts as shall be held in the 1-A Lower-Tier REMIC Certificate Sub-Account, the insurance policies, if any, relating to a Group 1 Mortgage Loan and property which secured a Group 1 Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

            1-A Lower-Tier REMIC Certificate Sub-Account: One of the sub-accounts of the Certificate Account designated by the Trustee pursuant to
Section 3.08(f).

            2-A Lower-Tier REMIC: As defined in the Preliminary Statement, the assets of which consist of the Group 2 Mortgage Loans, such amounts as shall be held in the 2-A Lower-Tier REMIC Certificate Sub-Account, the insurance policies, if any, relating to a Group 2 Mortgage Loan and property which secured a Group 2 Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

            2-A Lower-Tier REMIC Certificate Sub-Account: One of the sub-accounts of the Certificate Account designated by the Trustee pursuant to
Section 3.08(f).

            10-K Filing Deadline: As defined in Section 3.22(c).

            1933 Act: The Securities Act of 1933, as amended.

            Accrued Certificate Interest: For any Distribution Date and each interest-bearing Class (other than a Class of Exchangeable Certificates), one month's interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the applicable Class Balance or Notional Amount.

            Additional Form 10-D Information: As defined in Section 3.22(b).

            Additional Form 10-K Information: As defined in Section 3.22(c).

            Additional Servicer: As defined in Section 3.02(c).

            Adjusted Pool Amount: With respect to any Distribution Date and Loan Group, the Cut-off Date Pool Principal Balance for such Loan Group minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans in such Loan Group (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Principal Prepayments, Liquidation Proceeds and Substitution Adjustment Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans in such Loan Group from the Cut-off Date through the end of the month preceding such Distribution Date.

            Adjusted Pool Amount (Non-PO Portion): With respect to any Distribution Date and Loan Group, the difference between the Adjusted Pool Amount for such Loan Group and the Adjusted Pool Amount (PO Portion) for such Loan Group.

            Adjusted Pool Amount (PO Portion): With respect to any Distribution Date and Loan Group 1, zero. With respect to any Distribution Date and Loan Group 2, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans of such Loan Group: the product of (i) the PO Percentage for each such Mortgage Loan and (ii) the remainder of (A) the Cut-off Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Principal Prepayments, Liquidation Proceeds and Substitution Adjustment Amounts) and distributed to Holders of the Certificates of the Related Group on such Distribution Date and all prior Distribution Dates and (y) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Mortgage Loan from the Cut-off Date through the end of the month preceding such Distribution Date.

            Advance: A Periodic Advance or a Servicing Advance.

            Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            Agreement: This Pooling and Servicing Agreement together with all amendments hereof and supplements hereto.

            Amount Held for Future Distribution: As to any Distribution Date and Loan Group, the total of the amounts held in the Collection Account at the close of business on the preceding Determination Date on account of (i) Principal Prepayments and Liquidation Proceeds received or made on the Mortgage Loans in such Loan Group in the month of such Distribution Date and (ii) payments which represent receipt of Monthly Payments on the Mortgage Loans in such Loan Group in respect of a Due Date or Due Dates subsequent to the related Due Date.

            Ancillary Income: All prepayment premiums (if any), assumption fees, late payment charges and all other ancillary income and fees with respect to the Mortgage Loans.

            Appraised Value: With respect to any Mortgaged Property, the lesser of (a) the value of the related Mortgaged Property determined in an appraisal obtained at origination of the Mortgage Loan (or, in the case of a Mortgage Loan originated under the "construction-to-permanent" program of the related originator, the updated value obtained after the completion of the construction of the home) and (b) the purchase price paid for the Mortgaged Property, provided, however, in the case of a refinanced Mortgage Loan, such value shall be based solely on the appraisal made in connection with the refinance of such Mortgage Loan.

            Assignment of Mortgage: An individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give record notice of the sale of the Mortgage.

            Authenticating Agents: As defined in Section 9.10.

            Book-Entry Certificate: Any Class of Certificates other than the Physical Certificates.

            Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of Ohio, the State of New York, the State of Minnesota, each state in which the servicing offices of the Servicer are located or each state in which the Corporate Trust Office is located are required or authorized by law or executive order to be closed.

            Buy-Down Account: The separate Eligible Account or Accounts created and maintained by the Servicer pursuant to Section 3.23.

            Buy-Down Agreement: An agreement governing the application of Buy-Down Funds with respect to a Buy-Down Mortgage Loan.

            Buy-Down Funds: Money advanced by a builder, seller or other interested party to reduce a Mortgagor's monthly payment during the initial years of a Buy-Down Mortgage Loan.

            Buy-Down Mortgage Loan: Any Mortgage Loan in respect of which, pursuant to a Buy-Down Agreement, the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided from Buy-Down Funds.

            Calculated Principal Distribution: As defined in Section 5.03(d).

            Capitalized Advance Amount: As of any date, the amount of Advances that have been added to the unpaid principal balance of a Mortgage Loan in connection with a Servicer Modification.

            Certificate: Any of the National City Mortgage Capital Trust 2008-1, Mortgage Pass-Through Certificates, Series 2008-1, that are issued pursuant to this Agreement.

            Certificate Account: The Eligible Account created and maintained by the Trustee pursuant to Section 3.08(c) in the name of the Trustee for the benefit of the Certificateholders and designated "Wells Fargo Bank, N.A., in trust for registered holders of National City Mortgage Capital Trust 2008-1, Mortgage Pass-Through Certificates, Series 2008-1." The Certificate Account shall be deemed to consist of four sub-accounts; one for each Group, a third sub-account referred to herein as the Upper-Tier REMIC Certificate Sub-Account and the Exchangeable Certificate Grantor Trust Account, which shall be deemed to be sub-accounts of the Certificate Account. Funds in the Certificate Account shall be held in trust for the Holders of the Certificates of such Group for the uses and purposes set forth in this Agreement.

            Certificate Balance: With respect to any Certificate (other than an Exchangeable Certificate) at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder (assuming in the case of an Exchangeable REMIC Certificate that no exchanges have occurred), such amount being equal to the product of the Percentage Interest of such Certificate and the Class Balance of the Class of Certificates of which such Certificate is a part.

            Certificate Custodian: Initially, Wells Fargo Bank, N.A.; thereafter any other Certificate Custodian acceptable to the Depository and selected by the Trustee.

            Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of a Book-Entry Certificate. With respect to any Definitive Certificate, the Certificateholder of such Certificate.

            Certificate Register: The register maintained pursuant to Section 6.02.

            Certificate Registrar: The registrar appointed pursuant to Section 6.02.

            Certificateholder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, National City Mortgage Co., National City Bank or any Affiliate thereof shall be deemed not to be outstanding and the Percentage Interest and Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights, as the case may be, necessary to effect any such consent has been obtained, unless such entity is the registered or beneficial owner of the entire Class of Certificates, provided that the Trustee shall not be responsible for knowing that any Certificate is registered in the name of such an Affiliate unless one of its Responsible Officers has actual knowledge. Notwithstanding the foregoing, to the extent the Depositor, National City Mortgage Co., National City Bank or any Affiliate thereof is the registered or beneficial owner of the entire Class of Certificates, such entities shall not be permitted to vote to dissolve the Trust or alter the permitted activities of the Trust.

            Certification: As defined in Section 3.22(c).

            Class: Each of the classes of Certificates, created hereby, as the case may be.

            Class 1-A-1 Loss Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date for Group 1, the amount, if any, by which the Class Balance of the Class 1-A-1 Certificates would be reduced as a result of the allocation of any reduction pursuant to Section 5.03(b) to such Class, without regard to the operation of Section 5.03(e).

            Class 1-A-2 Loss Allocation Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date for Group 1, the lesser of
(a) the Class Balance of the Class 1-A-2 Certificates with respect to such Distribution Date prior to any reduction for the Class 1-A-2 Loss Allocation Amount and (b) the Class 1-A-1 Loss Amount with respect to such Distribution Date.

            Class 1-A-3 Notional Amount: As to any Distribution Date prior to and including the Distribution Date in November 2012 and the Class 1-A-3 Certificates, the Class Balance of the Class 1-A-1 Certificates for such Distribution Date. For each Distribution Date occurring in and after December 2012, zero.

            Class 2-A-2 Loss Allocation Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date for Group 2, the lesser of
(a) the Class Balance of the Class 2-A-2 Certificates with respect to such Distribution Date prior to any reduction for the Class 2-A-2 Loss Allocation Amount and (b) the sum of the Class 2-A-3 Loss Amount, Class 2-A-4 Loss Amount and Class 2-A-5 Loss Amount with respect to such Distribution Date.

            Class 2-A-3 Loss Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date for Group 2, the amount, if any, by which the Class Balance of the Class 2-A-3 Certificates would be reduced as a result of the allocation of any reduction pursuant to Section 5.03(b) to such Class, without regard to the operation of Section 5.03(e).

            Class 2-A-4 Loss Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date for Group 2, the amount, if any, by which the Class Balance of the Class 2-A-4 Certificates would be reduced as a result of the allocation of any reduction pursuant to Section 5.03(b) to such Class, without regard to the operation of Section 5.03(e).

            Class 2-A-5 Loss Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date for Group 2, the amount, if any, by which the Class Balance of the Class 2-A-5 Certificates would be reduced as a result of the allocation of any reduction pursuant to Section 5.03(b) to such Class, without regard to the operation of Section 5.03(e).

            Class 2-A-5 Priority Amount: As to any Distribution Date, the lesser of (i) the Class Balance of the Class 2-A-5 Certificates and (ii) the product of
(a) 94.7331261241%, (b) the Senior Principal Distribution Amount for Loan Group 2, (c) the Lockout Shift Percentage and (d) the Class 2-A-5 Priority Percentage.

            Class 2-A-5 Priority Percentage: As to any Distribution Date, (i) the Class Balance of the Class 2-A-5 Certificates divided by (ii) the aggregate Class Balances of the Class 2-A-3, Class 2-A-4 and Class 2-A-5 Certificates.

            Class 2-IO Notional Amount: As to any Distribution Date and the Class 2-IO Certificates, the product of (i) the aggregate Stated Principal Balance of the Premium Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date and (ii) a fraction, (a) the numerator of which is equal to the weighted average of the Net Mortgage Interest Rates (as of the Cut-off Date) of the Premium Mortgage Loans (based on the Stated Principal Balances of the Premium Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date) minus 6.000% and (b) the denominator of which is equal to 6.000%.

            Class Balance: With respect to any Class (other than the Exchangeable Certificates and the Interest Only Certificates) and any date of determination, and subject to Section 5.03(f), the Initial Class Balance of such Class or, in the case of a Class of Exchangeable REMIC Certificates, the Maximum Initial Class Balance, minus (A) the sum of (i) all distributions of principal made with respect thereto (including in the case of any Class of Group 2 Subordinate Certificates, any principal otherwise payable to such Class of Group 2 Subordinate Certificates used to pay any PO Deferred Amounts), (ii) all reductions in Class Balance previously allocated thereto pursuant to Section 5.03(b) and (iii) any reduction allocated to a Class pursuant to Section 5.03(e) plus (B) the sum of (i) all increases in Class Balance previously allocated thereto pursuant to Section 5.03(b) and (ii) any increases allocated to a Class pursuant to Section 5.03(e). The Class 1-A-3 and Class 2-IO Certificates are Interest Only Certificates and have no Class Balance. A Class of Exchangeable Certificates has no Class Balance.

            Class Interest Shortfall: For any Distribution Date and each interest-bearing Class (other than the Exchangeable Certificates), the amount by which Accrued Certificate Interest for such Class (as reduced pursuant to Section 5.02(c)) exceeds the amount of interest actually distributed on such Class on such Distribution Date pursuant to clause (i) of the definition of "Interest Distribution Amount."

            Class Unpaid Interest Shortfall: As to any Distribution Date and each interest-bearing Class (other than the Exchangeable Certificates), the amount by which the aggregate Class Interest Shortfalls for such Class on prior Distribution Dates exceeds the amount of interest actually distributed on such Class on such prior Distribution Dates pursuant to clause (ii) of the definition of "Interest Distribution Amount."

            Closing Date: February 28, 2008.

            Code: The Internal Revenue Code of 1986, as amended.

            Collection Account: The separate Eligible Account or Accounts created and maintained by the Servicer pursuant to Section 3.08(b).

            Collection Account Reinvestment Income: For each Distribution Date, all income and gains net of any losses realized since the preceding Distribution Date from Permitted Investments of funds in the Collection Account.

            Compensating Interest: With respect to any Distribution Date and Loan Group, the least of (a) the aggregate Servicing Fee for such Distribution Date and Loan Group (before giving effect to any reduction pursuant to Section 3.17), (b) the Prepayment Interest Shortfall for such Distribution Date and Loan Group and (c) one-twelfth of 0.125% of the Pool Stated Principal Balance of the Loan Group.

            Co-op Shares: Shares issued by private non-profit housing corporations.

            Combination Group: The Exchangeable Combination and Exchangeable REMIC Combination having the same numerical designation as set forth on Exhibit S.

            Corporate Trust Office: The principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement is conducted, which office at the date of the execution of this instrument is located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Client Manager - NCMT 2008-1, and for certificate transfer purposes is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services - NCMT 2008-1, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Mortgage Loan Seller and the Servicer.

            Corresponding Upper-Tier Class or Classes: As to the following Uncertificated Lower-Tier Interests, the Corresponding Upper-Tier Class or Classes, as follows:

      Uncertificated                      Corresponding Upper-Tier
   Lower-Tier Interest                        Class or Classes
---------------------------  ---------------------------------------------------
Class 1-A-L1 Interest        Class 1-A-1, Class 1-A-2 and Class 1-A-3
                             Certificates
---------------------------  ---------------------------------------------------
Class 1-A-LUR Interest       Class 1-A-R Certificate
---------------------------  ---------------------------------------------------
Class 1-B-L1 Interest        Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 1-B-4,
                             Class 1-B-5 and Class 1-B-6 Certificates
---------------------------  ---------------------------------------------------
Class 2-A-L2 Interest        Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4
                             and Class 2-A-5 Certificates
---------------------------  ---------------------------------------------------
Class 2-LIO Interest         Class 2-IO Certificates
---------------------------  ---------------------------------------------------
Class 2-LPO Interest         Class 2-PO Certificates
---------------------------  ---------------------------------------------------
Class 2-B-L1 Interest        Class 2-B-1, Class 2-B-2, Class 2-B-3, Class 2-B-4
                             Class 2-B-5 and Class 2-B-6 Certificates
---------------------------  ---------------------------------------------------

            CUSIP Number: With respect to each Certificate, the identification number, if any, provided by the CUSIP Service Bureau and appearing on the face of such Certificate.

            Custodian: Initially, the Trustee, and thereafter the Custodian, if any, hereafter appointed by the Trustee pursuant to Section 9.12. The Custodian may (but need not) be the Trustee or any Person directly or indirectly controlling or controlled by or under common control of either of them. None of the Servicer, the Mortgage Loan Seller nor the Depositor, nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

            Customary Servicing Procedures: With respect to the Servicer, procedures (including collection procedures) that the Servicer customarily employs and exercises in servicing and administering similar mortgage loans for its own account and which are in accordance, in the opinion of the Servicer, with accepted mortgage servicing practices of prudent lending institutions servicing mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located.

            Cut-off Date: February 1, 2008.

            Cut-off Date Pool Principal Balance: For each Loan Group, the aggregate of the Cut-off Date Principal Balances of the Mortgage Loans in such Loan Group, which is $128,638,123.68 for Loan Group 1 and $261,831,431.99 for Loan Group 2.

            Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the Cut-off Date, reduced by all installments of principal due on or prior thereto whether or not paid.

            Debt Service Reduction: As to any Mortgage Loan and any Determination Date, the excess of (i) the Monthly Payment due on the related Due Date under the terms of such Mortgage Loan over (ii) the amount of the monthly payment of principal and/or interest required to be paid with respect to such Due Date by the Mortgagor as established by a court of competent jurisdiction (pursuant to an order which has become final and nonappealable) as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.); provided that no such excess shall be considered a Debt Service Reduction so long as (a) the Servicer is pursuing an appeal of the court order giving rise to any such modification and
(b)(1) such Mortgage Loan is not in default with respect to payment due thereunder in accordance with the terms of such Mortgage Loan as in effect on the Cut-off Date or (2) Monthly Payments are being advanced by the Servicer in accordance with the terms of such Mortgage Loan as in effect on the Cut-off Date.

            Debt Service Reduction Mortgage Loan: Any Mortgage Loan that became the subject of a Debt Service Reduction.

            Defective Mortgage Loan: Any Mortgage Loan which is required to be cured, repurchased or substituted for pursuant to Section 2.02 or 2.04.

            Deficient Valuation: As to any Mortgage Loan and any Determination Date, the excess of (i) the then outstanding indebtedness under such Mortgage Loan over (ii) the secured valuation thereof established by a court of competent jurisdiction (pursuant to an order which has become final and nonappealable) as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.), pursuant to which such Mortgagor retained such Mortgaged Property; provided that no such excess shall be considered a Deficient Valuation so long as (a) the Servicer is pursuing an appeal of the court order giving rise to any such modification and
(b)(1) such Mortgage Loan is not in default with respect to payments due thereunder in accordance with the terms of such Mortgage Loan as in effect on the Cut-off Date or (2) Monthly Payments are being advanced by the Servicer in accordance with the terms of such Mortgage Loan as in effect on the Cut-off Date.

            Deficient Valuation Mortgage Loan: Any Mortgage Loan that became the subject of a Deficient Valuation.

            Definitive Certificates: As defined in Section 6.02(c)(iii).

            Denomination: The amount, if any, specified on the face of each Certificate (other than an Interest Only Certificate) representing the principal portion of the Initial Class Balance evidenced by such Certificate. As to any Interest Only Certificate, the amount specified on the face of each such Certificate representing the portion of the Initial Notional Amount evidenced by such Certificate.

            Depositor: National City Mortgage Capital LLC, a Delaware limited liability company, or its successor in interest, as depositor of the Trust Estate.

            Depository: The Depository Trust Company, the nominee of which is Cede & Co., as the registered Holder of the Book-Entry Certificates or any successor thereto appointed in accordance with this Agreement. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

            Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            Determination Date: With respect to each Distribution Date, the 16th day of the calendar month in which such Distribution Date occurs or, if such 16th day is not a Business Day, the Business Day immediately preceding such 16th day.

            Discount Mortgage Loan: A Group 2 Mortgage Loan with a Net Mortgage Interest Rate as of the Cut-off Date less than 6.000% per annum.

            Distribution Date: The 25th day of each month beginning in March 2008 (or, if such day is not a Business Day, the next Business Day).

            Due Date: As to any Distribution Date and each Mortgage Loan, the first day in the calendar month of such Distribution Date.

            Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings (or, in the case of S&P, a long-term rating of at least "BBB+" if no short-term rating is available) of each Rating Agency at the time any amounts are held on deposit therein, or (ii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company, acting in its fiduciary capacity or (iii) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest and may include, if otherwise qualified under this definition, accounts maintained with the Trustee or National City Bank. If an account ceases to be an Eligible Account under clause (i) and does not otherwise qualify under clause
(ii) or (iii), the account will be moved within 30 days to a depository meeting the ratings criteria contained in clause (i).

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA Restricted Certificates: Any Class 1-B-4, Class 1-B-5, Class 1-B-6, Class 2-B-4, Class 2-B-5 and Class 2-B-6 Certificate.

            Escrow Account: As defined in Section 3.09(a).

            Escrow Payments: As defined in Section 3.09(a).

            Events of Default: As defined in Section 8.01.

            Excess Proceeds: With respect to any Liquidated Mortgage Loan, the amount, if any, by which the sum of any Liquidation Proceeds of such Mortgage Loan received in the calendar month in which such Mortgage Loan became a Liquidated Mortgage Loan, net of any amounts previously reimbursed to the Servicer as Nonrecoverable Advance(s) with respect to such Mortgage Loan pursuant to Section 3.11(a)(iii), exceeds (i) the unpaid principal balance of such Liquidated Mortgage Loan as of the Due Date in the month in which such Mortgage Loan became a Liquidated Mortgage Loan plus (ii) accrued interest at the Mortgage Interest Rate from the Due Date as to which interest was last paid or for which a Periodic Advance was made (and not reimbursed) up to the Due Date applicable to the Distribution Date immediately following the calendar month during which such liquidation occurred.

            Exchange Act: The Securities Exchange Act of 1934, as amended.

            Exchangeable Certificate Grantor Trust Account: The sub-account of the Certificate Account designated by the Trustee pursuant to Section 5.09(b)(i).

            Exchangeable Certificates: The Class 2-A-1 Certificates.

            Exchangeable Classes: The Classes of Exchangeable Certificates.

            Exchangeable Combination: Exchangeable Combination 1.

            Exchangeable Combination 1: The Class 2-A-1 Certificates.

            Exchangeable REMIC Certificates: The Class 2-A-3, Class 2-A-4 and Class 2-A-5 Certificates.

            Exchangeable REMIC Classes: The Classes of Exchangeable REMIC Certificates.

            Exchangeable REMIC Combination: Exchangeable REMIC Combination 1.

            Exchangeable REMIC Combination 1: The Class 2-A-3, Class 2-A-4 and Class 2-A-5 Certificates.

            FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

            Final Distribution Date: For each Loan Group, the Distribution Date on which the final distribution in respect of the Certificates relating to such Loan Group will be made pursuant to Section 10.01.

            Final Scheduled Maturity Date: The Final Scheduled Maturity Date for each Class of Certificates is March 25, 2038 which corresponds to the "latest possible maturity date" for purposes of Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended.

            Financial Market Service: Bloomberg Financial Service and any other financial information provider designated by the Depositor by written notice to the Trustee.

            FIRREA: The Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

            Fitch: Fitch Ratings, or any successor thereto.

            Form 8-K: As defined in Section 3.22(a).

            Form 8-K Information: As defined in Section 3.22(d).

            Form 10-D: As defined in Section 3.22(a).

            Form 10-K: As defined in Section 3.22(a).

            Fractional Interest: With respect to any Class of Subordinate Certificates of a Group on any Distribution Date, (i) the aggregate of the Class Balances immediately prior to such Distribution Date of all Classes of Subordinate Certificates of such Group, lower in order of payment priority than such Class, divided by (ii) the Pool Stated Principal Balance (Non-PO Portion) of the Related Loan Group immediately prior to such Distribution Date.

            Grantor Trust: That portion of the Trust exclusive of the REMICs consisting of any interests in the Exchangeable REMIC Certificates beneficially owned in the form of Exchangeable Certificates and rights with respect thereto.

            Gross Margin: As to each Group 1 Mortgage Loan, the fixed percentage set forth in the related Mortgage Note and indicated in the Mortgage Loan Schedule as the "Gross Margin," which percentage is added to the Index on each Rate Adjustment Date to determine (subject to rounding, the Periodic Cap and the Rate Ceiling) the Mortgage Interest Rate on such Mortgage Loan until the next Rate Adjustment Date.

            Group: Either of Group 1 or Group 2.

            Group 1: The Group 1 Senior Certificates and the Group 1 Subordinate Certificates.

            Group 1 Mortgage Loan: Each Mortgage Loan listed on the Mortgage Loan Schedule as a Group 1 Mortgage Loan.

            Group 1 Senior Certificates: Class 1-A-1, Class 1-A-2, Class 1-A-3 and Class 1-A-R Certificates.

            Group 1 Senior Prepayment Percentage: For any Distribution Date and Loan Group 1 during the seven years beginning on the first Distribution Date (but not including the Distribution Date occurring on the seventh anniversary of the first Distribution Date), 100%. The Group 1 Senior Prepayment Percentage for any Distribution Date occurring on or after the seventh anniversary of the first Distribution Date will, except as provided herein, be as follows: for any Distribution Date in the first year thereafter, the Senior Percentage for Loan Group 1 plus 70% of the Subordinate Percentage for such Loan Group for such Distribution Date; for any Distribution Date in the second year thereafter, the Senior Percentage for such Loan Group plus 60% of the Subordinate Percentage for such Loan Group for such Distribution Date; for any Distribution Date in the third year thereafter, the Senior Percentage for such Loan Group plus 40% of the Subordinate Percentage for such Loan Group for such Distribution Date; for any Distribution Date in the fourth year thereafter, the Senior Percentage for such Loan Group plus 20% of the Subordinate Percentage for such Loan Group for such Distribution Date; and for any Distribution Date in the fifth or later years thereafter, the Senior Percentage for such Loan Group for such Distribution Date, unless (i) on any of the foregoing Distribution Dates the Senior Percentage for such Loan Group exceeds the initial Senior Percentage for such Loan Group, in which case the Group 1 Senior Prepayment Percentage for such Loan Group for such Distribution Date will once again equal 100%, (ii) on any Distribution Date before the Distribution Date occurring in March 2011, before any distributions are made, the Subordinate Percentage for such Loan Group for such Distribution Date is greater than or equal to twice the initial Subordinate Percentage for such Loan Group, in which case the Group 1 Senior Prepayment Percentage for such Loan Group for such Distribution Date will equal the Senior Percentage for such Loan Group plus 50% of the Subordinate Percentage for such Loan Group, or (iii) on any Distribution Date occurring on or after the Distribution Date in March 2011, before any distributions are made, the Subordinate Percentage for such Loan Group for such Distribution Date is greater than or equal to twice the initial Subordinate Percentage for such Loan Group, in which case the Group 1 Senior Prepayment Percentage for such Loan Group for such Distribution Date will equal the Senior Percentage for such Loan Group. Notwithstanding the foregoing, no decrease in the share of the Subordinate Percentage (for calculating the Group 1 Senior Prepayment Percentage) will occur and the Group 1 Senior Prepayment Percentage will be calculated without regard to clause (ii) or (iii) in the preceding sentence unless both of the Group 1 Senior Step Down Conditions are satisfied.

            Group 1 Senior Step Down Conditions: As of any Distribution Date as to which any decrease in the Group 1 Senior Prepayment Percentage applies, (i) the outstanding principal balance of all Group 1 Mortgage Loans (including, for this purpose, any Group 1 Mortgage Loans in foreclosure, any related REO Property, any Group 1 Mortgage Loan for which the Mortgagor has filed for bankruptcy after the Closing Date and any Group 1 Mortgage Loans that were the subject of a Servicer Modification within twelve months prior to such Distribution Date) delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Balance of the Group 1 Subordinate Certificates is not equal to or greater than 50% or (ii) cumulative Realized Losses with respect to the Group 1 Mortgage Loans as of the applicable Distribution Date do not exceed the percentages of the Original Subordinate Class Balance for the Group 1 Subordinate Certificates set forth below:


                                       Percentage of Original Subordinate
                                      Class Balance for Group 1 Subordinate
  Distribution Date Occurring                     Certificates
---------------------------------  ---------------------------------------------

March 2015 through February 2016                      30%
March 2016 through February 2017                      35%
March 2017 through February 2018                      40%
March 2018 through February 2019                      45%
March 2019 and thereafter                             50%

            Group 1 Subordinate Certificates: The Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 1-B-4, Class 1-B-5 and Class 1-B-6 Certificates

            Group 2: The Group 2 Senior Certificates and the Group 2 Subordinate Certificates.

            Group 2 Mortgage Loan: Each Mortgage Loan listed on the Mortgage Loan Schedule as a Group 2 Mortgage Loan.

            Group 2 Senior Certificates: Class 2-A-2, Class 2-A-3, Class 2-A-4 and Class 2-A-5 Certificates.

            Group 2 Senior Prepayment Percentage: For any Distribution Date and Loan Group 2 during the five years beginning on the first Distribution Date (but not including the Distribution Date occurring on the fifth anniversary of the first Distribution Date), 100%. The Group 2 Senior Prepayment Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will, except as provided herein, be as follows: for any Distribution Date in the first year thereafter, the Senior Percentage for Loan Group 2 plus 70% of the Subordinate Percentage for such Loan Group for such Distribution Date; for any Distribution Date in the second year thereafter, the Senior Percentage for such Loan Group plus 60% of the Subordinate Percentage for such Loan Group for such Distribution Date; for any Distribution Date in the third year thereafter, the Senior Percentage for such Loan Group plus 40% of the Subordinate Percentage for such Loan Group for such Distribution Date; for any Distribution Date in the fourth year thereafter, the Senior Percentage for such Loan Group plus 20% of the Subordinate Percentage for such Loan Group for such Distribution Date; and for any Distribution Date in the fifth or later years thereafter, the Senior Percentage for such Loan Group for such Distribution Date, unless on any of the foregoing Distribution Dates the Senior Percentage for such Loan Group exceeds the initial Senior Percentage for such Loan Group, in which case the Group 2 Senior Prepayment Percentage for such Distribution Date will once again equal 100%. Notwithstanding the foregoing, no decrease in the Group 2 Senior Prepayment Percentage will occur unless both of the Group 2 Senior Step Down Conditions are satisfied.

            Group 2 Senior Step Down Conditions: As of any Distribution Date as to which any decrease in the Group 2 Senior Prepayment Percentage applies, (i) the outstanding principal balance of all Group 2 Mortgage Loans (including, for this purpose, any Group 2 Mortgage Loans in foreclosure, any related REO Property, any Group 2 Mortgage Loan for which the Mortgagor has filed for bankruptcy after the Closing Date and any Group 2 Mortgage Loans that were the subject of a Servicer Modification within twelve months prior to such Distribution Date) delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Balance of the Group 2 Subordinate Certificates is not equal to or greater than 50% or (ii) cumulative Realized Losses with respect to the Group 2 Mortgage Loans as of the applicable Distribution Date do not exceed the percentages of the Original Subordinate Class Balance for the Group 2 Subordinate Certificates set forth below:

                                            Percentage of Original
                                        Subordinate Class Balance for
       Distribution Date Occurring     Group 2 Subordinate Certificates
   --------------------------------    --------------------------------
   March 2013 through February 2014                  30%
   March 2014 through February 2015                  35%
   March 2015 through February 2016                  40%
   March 2016 through February 2017                  45%
   March 2017 and thereafter                         50%

            Group 2 Subordinate Certificates: The Class 2-B-1, Class 2-B-2, Class 2-B-3, Class 2-B-4, Class 2-B-5 and Class 2-B-6 Certificates

            Holder: A Certificateholder.

            HUD: The US Department of Housing and Urban Development.

            Independent: When used with respect to any specified Person means such a Person who (i) is in fact independent of the Depositor, the Mortgage Loan Seller and the Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Depositor, the Mortgage Loan Seller or the Servicer or in an Affiliate of any of them, and (iii) is not connected with the Depositor, the Mortgage Loan Seller or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

            Index: As to any Group 1 Mortgage Loan and Rate Adjustment Date, a rate per annum that is defined to be the arithmetic mean of the London interbank offered rate quotations for one year U.S. Dollar-denominated deposits, as published in The Wall Street Journal and most recently available either (i) as of the first Business Day in the month preceding the month of the applicable Rate Adjustment Date or (ii) up to forty-five days before the applicable Rate Adjustment Date or, in the event that such index is no longer available, a substitute index selected by the Servicer in accordance with the terms of the related Mortgage Note.

            Initial Class Balance: As to each Class of Certificates (other than the Exchangeable Certificates and the Interest Only Certificates), the Class Balance set forth in the Preliminary Statement. The Interest Only Certificates have no Initial Class Balance.

            Initial Notional Amount: As to each Class of Interest Only Certificates, the respective Notional Amounts set forth in the Preliminary Statement.

            Insurance Policy: With respect to any Mortgage Loan included in the Trust Estate, any related insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

            Insurance Proceeds: Proceeds paid by an insurer pursuant to any Insurance Policy, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

            Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

            Interest Accrual Period: As to any Distribution Date and each interest-bearing Class of Certificates, the period from and including the first day of the calendar month preceding the calendar month of such Distribution Date to but not including the first day of the calendar month of such Distribution Date.

            Interest Distribution Amount: For any Distribution Date and each interest-bearing Class (other than the Exchangeable Certificates), the sum of
(i) the Accrued Certificate Interest, subject to reduction pursuant to Section 5.02(c) and (ii) any Class Unpaid Interest Shortfall for such Class.

            Interest Only Certificates: Any Class of Certificates entitled to distributions of interest, but no distributions of principal. The Class 1-A-3 and Class 2-IO Certificates are the only Classes of Interest Only Certificates.

            Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) that was liquidated in the calendar month preceding the month of such Distribution Date and as to which the Servicer has certified (in accordance with this Agreement) that it has received all proceeds it expects to receive in connection with the liquidation of such Mortgage Loan including the final disposition of an REO Property.

            Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Servicing Fees, unreimbursed Capitalized Advance Amounts and unreimbursed Advances.

            Loan Group: Either of Loan Group 1 or Loan Group 2.

            Loan Group 1: The Group 1 Mortgage Loans.

            Loan Group 2: The Group 2 Mortgage Loans.

            Loan-to-Value Ratio: With respect to any Mortgage Loan and any date of determination, the fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

            Lockout Shift Percentage: As to any Distribution Date, the percentage indicated below:

              Distribution Date Occurring In      Shift Percentage
              --------------------------------    ----------------
              March 2008 through February 2013           0%
              March 2013 through February 2014          30%
              March 2014 through February 2015          40%
              March 2015 through February 2016          60%
              March 2016 through February 2017          80%
              March 2017 and thereafter                100%

            Lower-Tier Distribution Amount: As defined in Section 5.02(a)(vi).

            Lower-Tier REMICs: Either of the 1-A Lower-Tier REMIC or the 2-A Lower-Tier REMIC.

            Maximum Class Balance: As of any Determination Date and Class of Exchangeable Certificates, the portion of the Maximum Initial Class Balance that would be outstanding assuming all the Certificates of each Related Exchangeable REMIC Class have been exchanged.

            Maximum Initial Class Balance: As to each Class of Exchangeable REMIC Certificates and Exchangeable Certificates, the amount for such Class set forth in the table in the Preliminary Statement under the heading "Initial Class Balance or Notional Amount."

            MERS: As defined in Section 2.01(b)(iii).

            Monthly Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to (i) any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan, and (ii) any Servicer Modification (other than for Capitalized Advance Amounts), without giving effect to any extension granted or agreed to by the Servicer pursuant to Section 3.21.

            Mortgage: The mortgage, deed of trust or other instrument creating a first lien on a Mortgaged Property securing a Mortgage Note or creating a first lien on a leasehold interest.

            Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan.

            Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate of interest at which interest accrues on the principal balance of such Mortgage Loan in accordance with the terms of the related Mortgage Note, which rate for each Group 1 Mortgage Loan is (a) prior to the first Rate Adjustment Date for each such Mortgage Loan, the initial Mortgage Interest Rate for such Mortgage Loan indicated on the Mortgage Loan Schedule and (b) from and after such Rate Adjustment Date, the sum of the Index, as of the Rate Adjustment Date applicable to such Due Date, and the Gross Margin, rounded as set forth in such Mortgage Note, subject to the Periodic Cap and the Rate Ceiling applicable to such Mortgage Loan at any time during the life of such Mortgage Loan.

            Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Servicer to reflect the addition of Substitute Mortgage Loans, the deletion of Defective Mortgage Loans pursuant to the provisions of this Agreement or upon a Servicer Modification in accordance with Section 3.21) transferred to the Trustee as part of the Trust Estate and from time to time subject to this Agreement, setting forth the following information with respect to each Mortgage Loan as of the Cut-off Date (or, with respect to Substitute Mortgage Loans or, upon a Servicer Modification, as of the close of business on the day of substitution or the day on which such modification becomes effective): (i) the Mortgage Loan identifying number; (ii) a code indicating whether the Mortgaged Property is owner-occupied; (iii) the property type for each Mortgaged Property; (iv) the original months to maturity or the remaining months to maturity from the Cut-off Date; (v) the Loan-to-Value Ratio at origination, or in the case of "construction-to-permanent loans," at the time of conversion from a construction loan to a permanent loan; (vi) the Mortgage Interest Rate as of the Cut-off Date; (vii) the date on which the first Monthly Payment was due on the Mortgage Loan, and, if such date is not the Due Date currently in effect, such Due Date; (viii) the stated maturity date; (ix) the amount of the Monthly Payment as of the Cut-off Date; (x) the paid-through date;
(xi) the original principal amount of the Mortgage Loan; (xii) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after application of payments of principal due on or before the Cut-off Date, whether or not collected, and after deduction of any payments collected of scheduled principal due after the Cut-off Date; (xiii) a code indicating the purpose of the Mortgage Loan; (xiv) a code indicating the documentation style;
(xv) the Appraised Value; (xvi) if applicable, the first Rate Adjustment Date;
(xvii) if applicable, the Rate Ceiling; (xviii) if applicable, the Periodic Cap;
(xix) if applicable, the Gross Margin; (xx) the closing date of such Mortgage Loan and (xxi) the Loan Group of such Mortgage Loan. With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date: (i) the number of Mortgage Loans;
(ii) the current aggregate outstanding principal balance of the Mortgage Loans;
(iii) the weighted average Mortgage Interest Rate of the Mortgage Loans; and
(iv) the weighted average months to maturity of the Mortgage Loans.

            Mortgage Loan Seller: National City Mortgage Co. or its successor in interest, in its capacity as mortgage loan seller under this Agreement.

            Mortgage Loan Seller's Knowledge: The actual knowledge of any Responsible Officer of the Mortgage Loan Seller, after the making of a reasonable inquiry. The Mortgage Loan Seller shall also be deemed to have actual knowledge of all matters contained in the credit file or in the system records.

            Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held as a part of the Trust Estate (including any Substitute Mortgage Loans and REO Property), the Mortgage Loans originally so held being identified in the Mortgage Loan Schedule.

            Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with all riders thereto and amendments thereof.

            Mortgaged Property: The underlying property securing a Mortgage Loan, which may include Co-op Shares or residential long-term leases.

            Mortgagor: The obligor on a Mortgage Note.

            Net Mortgage Interest Rate: As to any Mortgage Loan and Distribution Date, such Mortgage Loan's Mortgage Interest Rate thereon on the first day of the month preceding the month of the related Distribution Date reduced by the Servicing Fee Rate and any lender paid mortgage insurance fee rate.

            Net WAC: As to Loan Group 1 and any Distribution Date, the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans in such Loan Group (based on the Stated Principal Balances of the Mortgage Loans in such Loan Group on the Due Date in the month preceding the month of such Distribution
Date).

            Non-PO Percentage: As to any Discount Mortgage Loan, a fraction (expressed as a percentage), the numerator of which is the Net Mortgage Interest Rate as of the Cut-off Date of such Discount Mortgage Loan and the denominator of which is 6.000%. As to any Mortgage Loan that is not a Discount Mortgage Loan, 100%.

            Non-PO Principal Amount: As to any Distribution Date and Loan Group, the sum of (i) the sum of the applicable Non-PO Percentage of (a) the principal portion of each Monthly Payment due on each Mortgage Loan in such Loan Group on the related Due Date, (b) the Stated Principal Balance, as of the date of repurchase, of each Mortgage Loan in such Loan Group that was repurchased by the Mortgage Loan Seller pursuant to this Agreement during the calendar month preceding the month of such Distribution Date, (c) any Substitution Adjustment Amount in connection with a Defective Mortgage Loan in such Loan Group received during the calendar month preceding the month of such Distribution Date, (d) any Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans in such Loan Group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan in such Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of Liquidation Proceeds (excluding Excess Proceeds) allocable to principal received with respect to such Mortgage Loan during the calendar month preceding the month of such Distribution Date and (f) all Principal Prepayments on the Mortgage Loans in such Loan Group received during the calendar month preceding the month of such Distribution Date; and (ii) the Non-PO Recovery for such Loan Group for such Distribution Date.

            Non-PO Recovery: As to any Distribution Date and (i) Loan Group 1, the amount of all Recoveries received with respect to such Loan Group during the calendar month preceding the month of such Distribution Date and (ii) Loan Group 2, the amount of all Recoveries received with respect to such Loan Group during the calendar month preceding the month of such Distribution Date less the PO Recovery with respect to such Loan Group for such Distribution Date.

            Non-Supported Interest Shortfalls: As to any Distribution Date and Loan Group, the amount, if any, by which the aggregate of Prepayment Interest Shortfalls for such Loan Group exceeds the Compensating Interest for such Loan Group for such Distribution Date.

            Non-U.S. Person: A Person other than a U.S. Person.

            Nonrecoverable Advance: Any portion of an Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed and which, in the good faith judgment of the Servicer, will not or, in the case of a proposed Advance, would not be ultimately recoverable from the related Mortgagor, related Liquidation Proceeds, or other recoveries in respect of the related Mortgage Loan. Notwithstanding the foregoing, an Advance in respect of principal and/or interest (or other amounts) which is subsequently forgiven as a Servicer Modification shall be deemed a Nonrecoverable Advance.

            Notional Amount: With respect to: (i) the Class 1-A-3 Certificates and any date of determination, the Class 1-A-3 Notional Amount and (ii) the Class 2-IO Certificates and any date of determination, the Class 2-IO Notional Amount.

            OCC: The Office of the Comptroller of the Currency.

            Offered Certificates: The Senior Certificates and the Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 2-B-1, Class 2-B-2 and Class 2-B-3 Certificates.

            Officer's Certificate: A certificate signed by the Chairman of the Board, Vice Chairman of the Board, President or a Vice President and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries, or any other duly authorized officer of the Depositor or the Servicer, as the case may be, and delivered to the Trustee.

            Opinion of Counsel: A written opinion of counsel acceptable to the Trustee, who may be counsel for the Depositor, the Mortgage Loan Seller or the Servicer, except that any opinion of counsel relating to the qualification of the Trust Estate as three separate REMICs or compliance with the REMIC Provisions must be an opinion of Independent counsel.

            Original Fractional Interest: With respect to each of the following Classes of Subordinate Certificates, the corresponding percentage described below, as of the Closing Date:

            Class 1-B-1           3.00%
            Class 1-B-2           2.00%
            Class 1-B-3           1.40%
            Class 1-B-4           0.75%
            Class 1-B-5           0.50%
            Class 1-B-6           0.00%
            Class 2-B-1           1.75%
            Class 2-B-2           1.15%
            Class 2-B-3           0.90%
            Class 2-B-4           0.45%
            Class 2-B-5           0.30%
            Class 2-B-6           0.00%

            Original Subordinate Class Balance: $6,754,023.68 for the Group 1 Subordinate Certificates and $7,593,139.83 for the Group 2 Subordinate Certificates.

            OTS: The Office of Thrift Supervision.

            Outstanding Certificate: Any Outstanding Exchangeable Certificate or Outstanding Exchangeable REMIC Certificate.

            Outstanding Exchangeable Certificate: Any Exchangeable Certificate issued hereunder; provided, however, that upon the exchange of any Exchangeable Certificate pursuant to Section 6.04 hereof, the Exchangeable Certificate so exchanged shall be deemed no longer to be an Outstanding Exchangeable Certificate, and each Exchangeable REMIC Certificate issued in exchange therefor shall be deemed to be an Outstanding Exchangeable REMIC Certificate.

            Outstanding Exchangeable REMIC Certificate: Any Exchangeable REMIC Certificate issued hereunder; provided, however, that upon the exchange of any Exchangeable REMIC Certificate pursuant to Section 6.04 hereof, the Exchangeable REMIC Certificate so exchanged shall be deemed no longer to be an Outstanding Exchangeable REMIC Certificate, and the Exchangeable Certificate issued in exchange therefor shall be deemed to be an Outstanding Exchangeable Certificate.

            Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan which was not the subject of a Principal Prepayment in Full prior to such Due Date, which did not become a Liquidated Mortgage Loan prior to such Due Date which was not disposed of by the Trust prior to such Due Date.

            Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            Pass-Through Rate: As to each Class of interest-bearing Certificates, the per annum rate set forth or described in the Preliminary Statement.

            Paying Agent: As defined in Section 9.13.

            Percentage Interest: As to any Certificate, the percentage obtained by dividing the Denomination of such Certificate by the Initial Class Balance or Initial Notional Amount (or the Maximum Initial Class Balance in the case of a Class of Exchangeable REMIC Certificates or Exchangeable Certificates), as applicable, of the Class of which such Certificate is a part. Notwithstanding the foregoing, for purposes of making actual distributions of principal or interest, allocating losses or allocating Voting Rights among the Outstanding Exchangeable REMIC Certificates or Outstanding Exchangeable Certificates of a Class, the Percentage Interest refers to each Outstanding Certificate's proportionate share of such actual distributions, Realized Losses or Voting Interests based on the proportion that such Certificate's Percentage Interest, as defined in the first sentence of this definition bears to the aggregate Percentage Interest as defined in the first sentence of this definition of all the Outstanding Exchangeable REMIC Certificates or Outstanding Exchangeable Certificates of such Class.

            Periodic Advance: The payment required to be made by the Servicer with respect to any Distribution Date pursuant to Section 3.20, the amount of any such payment being equal to the aggregate of Monthly Payments (net of the Servicing Fee) on the Mortgage Loans (including any REO Property) that were due on the related Due Date and not received as of the close of business on the related Determination Date, less the aggregate amount of any such delinquent payments that the Servicer has determined would constitute a Nonrecoverable Advance if advanced.

            Periodic Cap: For each Group 1 Mortgage Loan, the applicable limit on adjustment of the Mortgage Interest Rate for each Rate Adjustment Date specified in the applicable Mortgage Note and designated as such in the Mortgage Loan Schedule.

            Permitted Investments: One or more of the following:

                  (i) obligations of or guaranteed as to principal and interest by the United States, Freddie Mac, Fannie Mae or any agency or instrumentality of the United States when such obligations are backed by the full faith and credit of the United States; provided that such obligations of Freddie Mac or Fannie Mae shall be limited to senior debt obligations and mortgage participation certificates other than investments in mortgage-backed or mortgage participation securities with yields evidencing extreme sensitivity to the rate of principal payments on the underlying mortgages, which shall not constitute Permitted Investments hereunder;

                  (ii) repurchase agreements on obligations specified in clause
            (i) maturing not more than one month from the date of acquisition thereof with a corporation incorporated under the laws of the United States or any state thereof rated not lower than "A-1" by S&P and "F-1" by Fitch; provided, however, the repurchase agreement transaction is not accounted for as a sale and purchase by the counterparties;

                  (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof, rated not lower than "A-1" by S&P and "F-1" by Fitch;

                  (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which is rated not lower than "A-1" by S&P and "F-1" by Fitch;

                  (v) investments in money market funds (including funds of the
            Trustee or its Affiliates, or funds for which an Affiliate of the Trustee acts as advisor, as well as funds for which the Trustee and its Affiliates may receive compensation) rated either "AAAm" or "AAAm G" by S&P and "AAA" by Fitch (if rated by Fitch) or otherwise approved in writing by each Rating Agency; and

                  (vi) other obligations or securities that are acceptable to each Rating Agency and, as evidenced by an Opinion of Counsel obtained by the Servicer, will not affect the qualification of the Trust Estate as three separate REMICs;

provided, however, these obligations or securities are consistent with the provisions of the Statement of Financial Accounting Standards No. 140 (SFAS 140) or any successor accounting standard thereto; and provided, further, that no instrument shall be a Permitted Investment if it represents either (a) the right to receive only interest payments with respect to the underlying debt instrument or (b) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

            Permitted Transferee: Any Person other than (i) the United States, or any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) (except certain farmers' cooperatives described in Code
Section 521), (iv) rural electric and telephone cooperatives described in Code
Section 1381(a)(2)(C), (v) a Person with respect to whom the income on the Residual Certificate is allocable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other Person, and (vi) any other Person so designated by the Servicer based on an Opinion of Counsel to the effect that any transfer to such Person may cause the Trust or any other Holder of the Residual Certificate to incur tax liability that would not be imposed other than on account of such transfer. The terms "United States," "State" and "international organization" shall have the meanings set forth in Code Section 7701 or successor provisions.

            Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            Physical Certificates: The Class 1-A-R, Class 1-B-4, Class 1-B-5, Class 1-B-6, Class 2-B-4, Class 2-B-5 and Class 2-B-6 Certificates.

            Plan: As defined in Section 6.02(e).

            PO Deferred Amount: As to any Distribution Date and the Class 2-PO Certificates, the sum of the amounts by which the Class Balance of the Class 2-PO Certificates will be reduced on such Distribution Date or has been reduced on prior Distribution Dates pursuant to Section 5.03(b) less the sum of (a) the PO Recoveries with respect to the Loan Group 2 for prior Distribution Dates and
(b) the amounts distributed to the Class 2-PO Certificates pursuant to Section 5.02(a)(iii) on prior Distribution Dates.

            PO Percentage: As to any Discount Mortgage Loan, 100% minus the Non-PO Percentage for such Mortgage Loan. As to any Mortgage Loan that is not a Discount Mortgage Loan, 0%.

            PO Principal Amount: As to any Distribution Date and Loan Group 1, zero. As to any Distribution Date and Loan Group 2, the sum of the applicable PO Percentage of (a) the principal portion of each Monthly Payment due on each Mortgage Loan in such Loan Group on the related Due Date, (b) the Stated Principal Balance, as of the date of repurchase, of each Mortgage Loan in such Loan Group that was repurchased by the Mortgage Loan Seller pursuant to this Agreement during the calendar month preceding the month of such Distribution Date, (c) any Substitution Adjustment Amount in connection with any Defective Mortgage Loan in such Loan Group received during the calendar month preceding the month of such Distribution Date, (d) any Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans in such Loan Group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan in such Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of Liquidation Proceeds (excluding Excess Proceeds) allocable to principal received with respect to such Mortgage Loan during the calendar month preceding the month of such Distribution Date and (f) all Principal Prepayments received on the Mortgage Loans in such Loan Group received during the calendar month preceding the month of such Distribution Date.

            PO Recovery: As to any Distribution Date and Loan Group 1, the PO Recovery is zero. As to any Distribution Date and Loan Group 2, the lesser of
(a) the PO Deferred Amount for the Class 2-PO Certificates for such Distribution Date and (b) an amount equal to the sum as to each Mortgage Loan in such Loan Group as to which there has been a Recovery received during the calendar month preceding the month of such Distribution Date, of the product of (x) the PO Percentage with respect to such Mortgage Loan and (y) the amount of the Recovery with respect to such Mortgage Loan.

            Pool Distribution Amount: As to any Distribution Date and Loan Group, the excess of (a) the sum of (i) the aggregate of (A) the interest portion of any Monthly Payment on a Mortgage Loan in such Loan Group (net of the Servicing Fee and any lender paid mortgage insurance fees) and the principal portion of any Monthly Payment on a Mortgage Loan in such Loan Group due on the Due Date in the month in which such Distribution Date occurs and which is received prior to the related Determination Date and (B) all Periodic Advances and payments of Compensating Interest made by the Servicer in respect of such Loan Group and Distribution Date deposited to the Collection Account pursuant to
Section 3.08(b)(vii); (ii) all Liquidation Proceeds received on the Mortgage Loans in such Loan Group during the preceding calendar month and deposited to the Collection Account pursuant to Section 3.08(b)(iii); (iii) all Principal Prepayments received on the Mortgage Loans in such Loan Group during the month preceding the month of such Distribution Date and deposited to the Collection Account pursuant to Section 3.08(b)(i) during such period; (iv) in connection with Defective Mortgage Loans in such Loan Group, as applicable, the aggregate of the Repurchase Prices and Substitution Adjustment Amounts deposited on the related Remittance Date pursuant to Section 3.08(b)(vi); (v) any other amounts in the Collection Account relating to such Loan Group deposited therein pursuant to Sections 3.08(b)(iv) and (v) in respect of such Distribution Date and such Loan Group; (vi) any Reimbursement Amount required to be included pursuant to
Section 5.02(a); and (vii) any Non-PO Recovery with respect to such Distribution Date over (b) any (i) amounts permitted to be withdrawn from the Collection Account pursuant to clauses (i) through (vii), inclusive, of Section 3.11(a) in respect of such Loan Group and (ii) amounts permitted to be withdrawn from the Certificate Account pursuant to clauses (i) and (ii) of Section 3.11(b) in respect of such Loan Group.

            Pool Stated Principal Balance: As to any Distribution Date and Loan Group, the aggregate Stated Principal Balance of all Mortgage Loans in such Loan Group as of the Due Date in the month preceding the month in which such Distribution Date occurs.

            Pool Stated Principal Balance (Non-PO Portion): As to any Distribution Date and Loan Group, the sum for each Mortgage Loan in such Loan Group of the product of (a) the Non-PO Percentage of such Mortgage Loan and (b) the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month preceding the month in which such Distribution Date occurs.

            Premium Mortgage Loan: A Group 2 Mortgage Loan with a Net Mortgage Interest Rate as of the Cut-off Date equal to or greater than 6.000% per annum.

            Prepayment Interest Shortfall: As to any Distribution Date and each Mortgage Loan subject to a Principal Prepayment received during the calendar month preceding such Distribution Date, the amount, if any, by which one month's interest at the related Mortgage Interest Rate (net of the Servicing Fee) on such Principal Prepayment exceeds the amount of interest paid in connection with such Principal Prepayment.

            Primary Insurance Policy: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan, in each case issued by an insurer acceptable to Fannie Mae or Freddie Mac.

            Prime Rate: The prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal.

            Principal Only Certificates: Any Class of Certificates entitled to distributions of principal, but to no distributions of interest. The Class 2-PO Certificates are the only Class of Principal Only Certificates.

            Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan (other than Liquidation Proceeds) which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            Principal Prepayment in Full: Any Principal Prepayment of the entire principal balance of a Mortgage Loan.

            Private Certificates: The Class 1-B-4, Class 1-B-5, Class 1-B-6, Class 2-B-4, Class 2-B-5 and Class 2-B-6 Certificates.

            Pro Rata Share: As to any Distribution Date and (A) any Class of Group 1 Subordinate Certificates, the portion of the Subordinate Principal Distribution Amounts allocable to such Class, equal to the sum of (x) the product of the amounts determined in accordance with clause (i) of the Subordinate Principal Distribution Amount and a fraction, the numerator of which is the related Class Balance thereof and the denominator of which is the aggregate Class Balance of the Group 1 Subordinate Certificates and (y) if such Class is not a Restricted Class, the product of the amounts determined in accordance with clause (ii) of the Subordinate Principal Distribution Amount for such Distribution Date and a fraction, the numerator of which is the related Class Balance thereof and the denominator of which is the aggregate Class Balance of the Group 1 Subordinate Certificates that are not Restricted Classes or (B) any Class of Group 2 Subordinate Certificates that is not a Restricted Class, the portion of the Subordinate Principal Distribution Amounts allocable to such Class, equal to the product of the Subordinate Principal Distribution Amounts for the Group 2 Subordinate Certificates for such Distribution Date and a fraction, the numerator of which is the related Class Balance thereof and the denominator of which is the aggregate Class Balance of the Group 2 Subordinate Certificates that are not Restricted Classes. The Pro Rata Share of a Class of Group 1 Subordinate Certificates that is a Restricted Class shall be 0% with respect to clause (A)(y) hereof and the Pro Rata Share of a Class of Group 2 Subordinate Certificates that is a Restricted Class shall be 0% with respect to clause (B) hereof.

            Prospectus Supplement: That certain Prospectus Supplement dated February 27, 2008 relating to the public offering of the Offered Certificates.

            Qualified Appraiser: An appraiser of a Mortgaged Property duly appointed by the originator of the related Mortgage Loan, who had no interest, direct or indirect, in such Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the related Mortgage Loan and who met the minimum qualifications of Fannie Mae or Freddie Mac.

            Rate Adjustment Date: As to each Group 1 Mortgage Loan, the Due Date on which date an adjustment to the Mortgage Interest Rate of such Mortgage Loan becomes effective under the related Mortgage Note, which Due Date is the date set forth in the Mortgage Loan Schedule as the first Rate Adjustment Date and each subsequent anniversary thereof.

            Rate Ceiling: With respect to each Group 1 Mortgage Loan, the maximum per annum Mortgage Interest Rate permitted under the related Mortgage Note.

            Rating Agency: Each of Fitch and S&P. If any such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

            Realized Loss: With respect to each Liquidated Mortgage Loan, an amount as of the date of such liquidation, equal to (i) the unpaid principal balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus
(ii) interest at the Net Mortgage Interest Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Interest Rate and to principal of the Liquidated Mortgage Loan. With respect to each Mortgage Loan that has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to any Distribution Date and each Mortgage Loan that (i) has become the subject of a Debt Service Reduction, the amount, if any, by which the principal portion of the related Monthly Payment has been reduced or (ii) has become the subject of a Servicer Modification, any permanent reduction in principal due or interest forgiven on a Mortgage Loan resulting from such Servicer Modification.

            Record Date: The last day of the month (or, if such day is not a Business Day, the preceding Business Day) preceding the month in which the related Distribution Date occurs.

            Recovery: As to any Distribution Date and Loan Group, the sum of all amounts received during the calendar month preceding the month of such Distribution Date on each Mortgage Loan in such Loan Group subsequent to such Mortgage Loan being determined to be a Liquidated Mortgage Loan.

            Regular Certificates: As defined in the Preliminary Statement hereto.

            Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Securities and Exchange Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506 (Jan. 7, 2005)) or by the staff of the Securities and Exchange Commission, or as may be provided by the Securities and Exchange Commission or its staff from time to time.

            Reimbursement Amount: As defined in Section 2.04.

            Related Exchangeable Class: As to any Exchangeable REMIC Class, each Exchangeable Class included in the same Combination Group.

            Related Exchangeable REMIC Class: As to any Exchangeable Class, each Exchangeable REMIC Class included in the same Combination Group.

            Related Group: For Loan Group 1, Group 1 and for Loan Group 2, Group 2.

            Related Loan Group: For Group 1, Loan Group 1 and for Group 2, Loan Group 2.

            Relevant Servicing Criteria: The Servicing Criteria applicable to the various parties, as set forth on Exhibit Q attached hereto. For clarification purposes, multiple parties can have responsibility for the same Relevant Servicing Criteria. With respect to a Servicing Function Participant engaged by the Trustee or the Servicer, the term "Relevant Servicing Criteria" may refer to a portion of the Relevant Servicing Criteria applicable to the Servicer or the Trustee.

            Relief Act: The Servicemembers Civil Relief Act, as it may be amended from time to time.

            Relief Act Reduction: With respect to any Distribution Date, for any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act or comparable state legislation, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued pursuant to the terms of the Mortgage Note on the same principal amount and for the same period as the interest collectible on such Mortgage Loan for the most recently ended calendar month.

            REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

            REMIC Certificate Maturity Date: The "latest possible maturity date" of the Regular Certificates as that term is defined in Section 2.09.

            REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time, as well as provisions of applicable state laws.

            Remittance Date: As to any Distribution Date, by 1:00 p.m. Eastern time on the 18th day of the month (or if such day is not a Business Day, the preceding Business Day) of such Distribution Date.

            REO Disposition Period: As defined in Section 3.12.

            REO Proceeds: Proceeds, net of any related expenses of the Servicer, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property) which are received prior to the final liquidation of such Mortgaged Property.

            REO Property: A Mortgaged Property acquired by the Servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

            Reportable Event: As defined in Section 3.22(d).

            Repurchase Price: As to any Defective Mortgage Loan repurchased on any date pursuant to Section 2.02 or 2.04, an amount equal to the sum of (i) the unpaid principal balance thereof and (ii) the unpaid accrued interest thereon at the applicable Mortgage Interest Rate from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Mortgage Loan became eligible to be repurchased.

            Request for Release: The Request for Release submitted by the Servicer to the Trustee or the Custodian on behalf of the Trustee, substantially in the form of Exhibit E.

            Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement in respect of such Mortgage Loan.

            Residual Certificate: The Class 1-A-R Certificate.

            Responsible Officer: When used with respect to the Trustee, any officer of the Corporate Trust Department of the Trustee, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having responsibility for the administration of this Agreement. When used with respect to the Mortgage Loan Seller, any Senior Vice President, any Vice President, any Assistant Vice President or any Assistant Secretary, or any other officer of the Mortgage Loan Seller customarily performing functions similar to those performed by any of the above designated officers and having responsibility for the administration of this Agreement.

            Restricted Classes: As defined in Section 5.02(d).

            S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

            Senior Certificates: The Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-R, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-PO and Class 2-IO Certificates.

            Senior Credit Support Depletion Date: As to each Group, the date on which the aggregate Class Balance of the Subordinate Certificates of such Group is reduced to zero.

            Senior Non-PO Certificates: With respect to Group 1, the Group 1 Senior Certificates and with respect to Group 2, the Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5 and Class 2-IO Certificates.

            Senior Percentage: With respect to any Distribution Date and Loan Group, the percentage, carried six places rounded up, obtained by dividing (i) the aggregate Class Balance of the Senior Non-PO Certificates of the Related Group immediately prior to such Distribution Date by (ii) the Pool Stated Principal Balance (Non-PO Portion) of such Loan Group.

            Senior Prepayment Percentage: Either the Group 1 Senior Prepayment Percentage or the Group 2 Senior Prepayment Percentage, as applicable.

            Senior Principal Distribution Amount: As to any Distribution Date and Loan Group, the sum of (i) the Senior Percentage for such Loan Group of the applicable Non-PO Percentage of the amounts described in clauses (i)(a) through
(d) of the definition of "Non-PO Principal Amount" for such Distribution Date and Loan Group and (ii) the Senior Prepayment Percentage for such Loan Group of
(1) the applicable Non-PO Percentage of the amounts described in clauses (i)(e) and (f) and (2) the amount described in clause (ii) of the definition of "Non-PO Principal Amount" for such Distribution Date and Loan Group.

            Servicer: National City Mortgage Co. or any successor servicer appointed as herein provided, in its capacity as servicer of the Mortgage Loans.

            Servicer Advance Date: As to any Distribution Date, 11:30 a.m., Eastern time, on the Business Day immediately preceding such Distribution Date.

            Servicer Modification: A modification to the terms of a Mortgage Loan, in accordance with the terms of Section 3.21, as to which the Mortgagor is in default or as to which, in the judgment of the Servicer, default is reasonably foreseeable.

            Servicer's Knowledge: The actual knowledge of any Responsible Officer of the Servicer, after the making of a reasonable inquiry. The Servicer shall also be deemed to have actual knowledge of all matters contained in the credit file or in the system records.

            Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to (i) the preservation, restoration and protection of a Mortgaged Property, (ii) expenses reimbursable to the Servicer pursuant to Section 3.12 and Section 3.14 and any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property, (iv) compliance with the obligations under
Section 3.03 and (v) any fees relating to credit counseling services (to the extent not paid by the borrower), including but not limited to counseling regarding consumer credit, money and fees in connection with any debt management and budgeting used to aid a borrower with respect to payments on a Mortgage Loan.

            Servicing Compensation: With respect to each Distribution Date, the sum of (i) the aggregate Servicing Fee for such Distribution Date subject to reduction as provided in Section 3.17, (ii) any Ancillary Income, (iii) Excess Proceeds for the preceding month and (iv) the Collection Account Reinvestment Income for such Distribution Date.

            Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time, which as of the Closing Date are listed on Exhibit Q hereto.

            Servicing Fee: With respect to each Mortgage Loan and Distribution Date, the amount of the fee payable to the Servicer, which shall, for such Distribution Date, be equal to one-twelfth of the product of the Servicing Fee Rate with respect to such Mortgage Loan and the Stated Principal Balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same Stated Principal Balance and period respecting which any related interest payment on a Mortgage Loan is computed. The Servicer's right to receive the Servicing Fee is limited to, and payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds and other proceeds, to the extent permitted by Section 3.11) of related Monthly Payments collected by the Servicer, or as otherwise provided under Section 3.11.

            Servicing Fee Rate: With respect to each Mortgage Loan, 0.250% per annum.

            Servicing File: The items pertaining to a particular Mortgage Loan referred to in Exhibit J hereto, and any additional documents required to be added to the Servicing File pursuant to the Agreement.

            Servicing Function Participant: Any Affiliate, third party vendor or Subservicer engaged by the Servicer or the Trustee that is participating in the servicing function with respect to the Mortgage Loans, within the meaning of
Item 1122 of Regulation AB.

            Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished to the Trustee by the Servicer, as such list may from time to time be amended.

            Servicing Transfer Costs: All reasonable costs and expenses incurred by the Trustee in connection with the transfer of servicing from a predecessor servicer, including, without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee to service the Mortgage Loans properly and effectively.

            Similar Law: As defined in Section 6.02(e).

            Sponsor: National City Mortgage Co. or its successor in interest.

            Stated Principal Balance: As to any Mortgage Loan and date, the unpaid principal balance of such Mortgage Loan as of the specified Due Date or, if not specified, as of the Due Date immediately preceding such date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period or any adjustment to such amortization schedule for any Capitalized Advance Amounts) after giving effect to (A) any previous partial Principal Prepayments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Mortgage Loan) and, (B) to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor, (C) any Deficient Valuation and (D) any principal portion of Realized Losses as a result of Servicer Modifications incurred prior to such Due Date.

            Subordinate Certificates: The Group 1 Subordinate Certificates and Group 2 Subordinate Certificates.

            Subordinate Percentage: As of any Distribution Date and Loan Group, 100% minus the Senior Percentage for such Loan Group for such Distribution Date.

            Subordinate Prepayment Percentage: As to any Distribution Date and Loan Group, 100% minus the Senior Prepayment Percentage for such Loan Group for such Distribution Date.

            Subordinate Principal Distribution Amount: With respect to any Distribution Date and Loan Group, an amount equal to the sum of (i) the Subordinate Percentage for such Loan Group of the applicable Non-PO Percentage of the amounts described in clauses (i) (a) through (d) of the definition of "Non-PO Principal Amount" for such Distribution Date and Loan Group and (ii) the Subordinate Prepayment Percentage of (1) the applicable Non-PO Percentage of the amounts described in clauses (i) (e) and (f) and (2) the amount described in clause (ii) of the definition of "Non-PO Principal Amount" for such Distribution Date and Loan Group.

            Subservicer: Any Person with which the Servicer has entered into a Subservicing Agreement and which satisfies the requirements set forth therein.

            Subservicing Account: As defined in Section 3.02(g).

            Subservicing Agreement: Any subservicing agreement (which, in the event the Subservicer is an Affiliate of the Servicer, need not be in writing) between the Servicer and any Subservicer relating to servicing and/or administration of certain Mortgage Loans as provided in Section 3.02.

            Substitute Mortgage Loan: A Mortgage Loan substituted for a Defective Mortgage Loan which must, on the date of such substitution (i) have a Stated Principal Balance, after deduction of the principal portion of the Monthly Payment due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the Defective Mortgage Loan;
(ii) have a Net Mortgage Interest Rate equal to that of the Defective Mortgage Loan; (iii) have a Loan-to-Value Ratio not higher than that of the Defective Mortgage Loan; (iv) if applicable, have a Gross Margin equal to that of the Defective Mortgage Loan; (v) if applicable, have a Periodic Cap and Rate Ceiling equal to that of the Defective Mortgage Loan; (vi) if applicable, have the same Index and frequency of mortgage interest rate adjustment as the Defective Mortgage Loan; (vii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan; and (viii) comply with each Mortgage Loan representation and warranty set forth in this Agreement relating to the Defective Mortgage Loan. More than one Substitute Mortgage Loan may be substituted for a Defective Mortgage Loan if such Substitute Mortgage Loans meet the foregoing attributes in the aggregate.

            Substitution Adjustment Amount: As defined in Section 2.02.

            Tax Matters Person: Any person designated as "tax matters person" in accordance with Section 5.06 and the manner provided under Treasury Regulations
Section 1.860F-4(d) and Treasury Regulations Section 301.6231(a)(7)-1.

            Treasury Regulations: The final and temporary regulations promulgated under the Code by the U.S. Department of the Treasury.

            Trust: The trust created by this Agreement.

            Trust Estate: The corpus of the Trust created to the extent described herein, consisting of the Mortgage Loans, such assets as shall from time to time be identified as deposited in the Collection Account, the Certificate Account in accordance with this Agreement, any REO Property, the Primary Insurance Policies, any other Required Insurance Policy, the right to receive amounts, if any, payable on behalf of any Mortgagor from the Buy-Down Account relating to any Buy-Down Mortgage Loan. The Buy-Down Account shall not be part of the Trust Estate.

            Trustee: Wells Fargo Bank, N.A., and any successors-in-interest and, if a successor trustee is appointed hereunder, such successor, as trustee.

            Uncertificated Lower-Tier Interest: A regular interest in either of the Lower-Tier REMICs which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 5.02(a) hereof. Any of the Class 1-A-L1 Interest, Class 1-A-LUR Interest and Class 1-B-L1 Interest (which are regular interests in the 1-A Lower-Tier REMIC) and the Class 2-A-L2 Interest, Class 2-LIO Interest, Class 2-LPO Interest and Class 2-B-L1 Interest (which are regular interests in the 2-A Lower-Tier REMIC).

            Underwriting Guidelines: The underwriting guidelines of National City Mortgage, a division of National City Bank, and National City Mortgage Co. as described in the Prospectus Supplement.

            Uninsured Cause: Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.03.

            Upper-Tier REMIC Certificate Sub-Account: One of the sub-accounts of the Certificate Account designated by the Trustee pursuant to Section 3.08(f).

            Upper-Tier REMIC: As defined in the Preliminary Statement, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be deemed to be held in the Upper-Tier REMIC Certificate Sub-Account.

            U.S. Person: A citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            Voting Rights: The portion of the voting rights of all of the Certificates (other than the Exchangeable Certificates) which is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to the Holders of the Class 1-A-3 Certificates, (b) 1% of all Voting Rights shall be allocated to the Holders of the Class 2-IO Certificates,
(c) 1% of all Voting Rights shall be allocated to the Holder of the Residual Certificate and (d) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Balances of their respective Certificates on such date.

            WHFIT: A "Widely Held Fixed Investment Trust" as that term is defined in Treasury Regulations Section 1.671-5(b)(22) or successor provisions.

            WHFIT Regulations: Treasury Regulations Section 1.671-5, as amended.

            WHMT: A "Widely Held Mortgage Trust" as that term is defined in Treasury Regulations Section 1.671-5(b)(23) or successor provisions.

            Section 1.02 Interest Calculations.All calculations of interest will be made on a 360-day year consisting of twelve 30-day months. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded down.

            Section 1.03 Fiscal Year. The fiscal year of the Trust will be the calendar year.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS
                        ORIGINAL ISSUANCE OF CERTIFICATES

            Section 2.01 Conveyance of Mortgage Loans. (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee on behalf of the Trust for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans (other than payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date). The foregoing sale, transfer, assignment and set over does not and is not intended to result in a creation of an assumption by the Trustee of any obligation of the Depositor or any other Person in connection with the Mortgage Loans or any agreement or instrument relating thereto, except as specifically set forth herein. It is agreed and understood by the parties hereto that it is not intended that any mortgage loan be included in the Trust that is a "High-Cost Home Loan" as defined in any of (i) the New Jersey Home Ownership Act effective November 27, 2003, (ii) the New Mexico Home Loan Protection Act effective January 1, 2004, (iii) the Massachusetts Predatory Home Loan Practices Act effective November 7, 2004 or (iv) the Indiana Home Loan Practices Act, effective January 1, 2005.

            (b) In connection with such transfer and assignment, the Depositor shall deliver or cause to be delivered to the Custodian on behalf of the Trustee, for the benefit of the Certificateholders, the following documents or instruments with respect to each Mortgage Loan so assigned:

            (i) the original Mortgage Note, endorsed either (A) in blank or (B) by manual or facsimile signature in the following form: "Pay to the order of Wells Fargo Bank, N.A., as trustee for the National City Mortgage Capital Trust 2008-1, without recourse," with all necessary intervening endorsements showing a complete chain of endorsement from the originator to the Trustee (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note);

            (ii) except as provided below, the original recorded Mortgage with evidence of a recording thereon, or if any such Mortgage has not been returned from the applicable recording office or has been lost, or if such public recording office retains the original recorded Mortgage, a copy of such Mortgage certified by the Depositor as being a true and correct copy of the Mortgage;

            (iii) subject to the provisos at the end of this paragraph, a duly executed Assignment of Mortgage assigned either (A) in blank or (B) in the following form: "Pay to the order of Wells Fargo Bank, N.A., as trustee for the National City Mortgage Capital Trust 2008-1," provided that, if the related Mortgage has not been returned from the applicable public recording office, such Assignment of Mortgage may exclude the information to be provided by the recording office; and provided, further, if the related Mortgage has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no Assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Servicer shall take all actions as are necessary to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS;

            (iv) the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon, if any;

            (v) any of (A) the original or duplicate original mortgagee title insurance policy and all riders thereto, (B) a title search showing no lien (other than standard exceptions of the type described in Section 2.04(iii)) on the Mortgaged Property senior to the lien of the Mortgage or
      (C) an opinion of counsel of the type customarily rendered in the applicable jurisdiction in lieu of a title insurance policy;

            (vi) the original of any guarantee executed in connection with the Mortgage Note;

            (vii) for each Mortgage Loan, if any, which is secured by a residential long-term lease, a copy of the lease with evidence of recording indicated thereon, or, if the lease is in the process of being recorded, a photocopy of the lease, certified by an officer of the respective prior owner of such Mortgage Loan or by the applicable title insurance company, closing/settlement/escrow agent or company or closing attorney to be a true and correct copy of the lease transmitted for recordation;

            (viii) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage;

            (ix) for each Mortgage Loan that was originated by a correspondent lender other than an Affiliate of the Mortgage Loan Seller, each original recorded intervening assignment of the Mortgage as may be necessary to show a complete chain of title from such correspondent lender to the Mortgage Loan Seller, with evidence of recordation noted thereon or attached thereto;

            (x) for each Mortgage Loan secured by Co-op Shares, the originals of the following documents or instruments:

                  (A) The stock certificate;

                  (B) The stock power executed in blank;

                  (C) The executed proprietary lease;

                  (D) The executed recognition agreement;

                  (E) The executed assignment of recognition agreement, if any;

                  (F) The executed UCC-1 financing statement with evidence of recording thereon; and

                  (G) Executed UCC-3 financing statements or other appropriate
            UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

provided, however, that on the Closing Date, with respect to item (iii), the Depositor has delivered to the Trustee, or the Custodian on behalf of the Trustee, a copy of such Assignment of Mortgage in blank and has caused the Servicer to retain the completed Assignment of Mortgage for recording as described below, unless such Mortgage has been recorded in the name of MERS or its designee. In addition, if the Depositor is unable to deliver or cause the delivery of any original Mortgage Note due to the loss of such original Mortgage Note, the Depositor may deliver a copy of such Mortgage Note, together with a lost note affidavit, and shall thereby be deemed to have satisfied the document delivery requirements of this Section 2.01(b).

            If in connection with any Mortgage Loans, the Depositor cannot deliver (A) the Mortgage, (B) all interim recorded assignments required (if any), (C) all assumption, modification, consolidation or extension agreements, if any, or (D) the lender's title policy, if any, (together with all riders thereto) satisfying the requirements of clause (ii), (iii), (iv) or (v) above, respectively, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause (ii), (iii) or (iv) above, or because the title policy, if any, has not been delivered to either the Servicer or the Depositor by the applicable title insurer in the case of clause (v) above, the Depositor shall promptly deliver or cause to be delivered to the Trustee or the Custodian on behalf of the Trustee, in the case of clause (ii), (iii) or (iv) above, such Mortgage, such interim assignment or such assumption, modification, consolidation or extension agreement, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, but in no event shall any such delivery of any such documents or instruments be made later than one year following the Closing Date, unless, in the case of clause (ii), (iii) or (iv) above, there has been a continuing delay at the applicable recording office or, in the case of clause (v), there has been a continuing delay at the applicable insurer and the Depositor has delivered the Officer's Certificate to such effect to the Trustee, or the Custodian on behalf of the Trustee. The Depositor shall forward or cause to be forwarded to the Trustee, or the Custodian on behalf of the Trustee, (1) from time to time additional original documents evidencing an assumption or modification of a Mortgage Loan and (2) any other documents required to be delivered by the Depositor or the Servicer to the Trustee or the Custodian on the Trustee's behalf. In the event that the original Mortgage is not delivered and in connection with the payment in full of the related Mortgage Loan the public recording office requires the presentation of a "lost instruments affidavit and indemnity" or any equivalent document, because only a copy of the Mortgage can be delivered with the instrument of satisfaction or reconveyance, the Servicer shall prepare, execute and deliver or cause to be prepared, executed and delivered, on behalf of the Trust, such a document to the public recording office.

            As promptly as practicable subsequent to such transfer and assignment, and in any event, within 30 days thereafter, the Servicer shall (except for any Mortgage which has been recorded in the name of MERS or its designee) (I) cause each Assignment of Mortgage to be in proper form for recording in the appropriate public office for real property records within 30 days of the Closing Date and (II) at the Depositor's expense, cause to be delivered for recording in the appropriate public office for real property records the Assignments of the Mortgages to the Trustee, except that, with respect to any Assignment of a Mortgage as to which the Servicer has not received the information required to prepare such assignment in recordable form, the Servicer's obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within 30 days after the receipt thereof and, no recording of an Assignment of Mortgage will be required in a state if either (i) the Depositor furnishes to the Trustee an unqualified Opinion of Counsel reasonably acceptable to the Trustee to the effect that recordation of such assignment is not necessary under applicable state law to preserve the Trustee's interest in the related Mortgage Loan against the claim of any subsequent transferee of such Mortgage Loan or any successor to, or creditor of, the Depositor or the originator of such Mortgage Loan or (ii) the recordation of an Assignment of Mortgage in such state is not required by any Rating Agency in order to obtain the initial ratings on the Certificates on the Closing Date. Set forth on Exhibit L attached hereto is a list of all states where recordation is required by any Rating Agency to obtain the initial ratings of the Certificates. The Trustee may rely and shall be protected in relying upon the information contained in such Exhibit L.

            In the case of Mortgage Loans that have been prepaid in full as of the Closing Date, the Depositor, in lieu of delivering the above documents to the Trustee, or the Custodian on the Trustee's behalf, will cause the Servicer to deposit in the Collection Account the portion of such payment that is required to be deposited in the Collection Account pursuant to Section 3.08.

            Section 2.02 Acceptance by the Trustee of the Mortgage Loans. Subject to the provisions of the following paragraph, the Trustee declares that it, or the Custodian as its agent, will hold the documents referred to in
Section 2.01 and the other documents delivered to it constituting the Mortgage Files, and that it will hold such other assets as are included in the Trust Estate, in trust for the exclusive use and benefit of all present and future Certificateholders. Upon execution and delivery of this document, the Trustee shall deliver or cause the Custodian to deliver to the Depositor, the Trustee and the Servicer a certification in the form of Exhibit M hereto (the "Initial Certification") to the effect that, except as may be specified in a list of exceptions attached thereto, it has received the original Mortgage Note relating to each of the Mortgage Loans listed on the Mortgage Loan Schedule.

            Within 90 days after the execution and delivery of this Agreement, the Trustee shall review, or cause the Custodian to review, the Mortgage Files in its possession, and shall deliver to the Depositor, the Trustee, the Mortgage Loan Seller and the Servicer a certification in the form of Exhibit N hereto (the "Final Certification") to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule, except as may be specified in a list of exceptions attached to such Final Certification, such Mortgage File contains all of the items required to be delivered pursuant to Section 2.01(b).

            If, in the course of such review, the Trustee or the Custodian finds any document constituting a part of a Mortgage File which does not meet the requirements of Section 2.01 or is omitted from such Mortgage File, the Trustee shall promptly so notify the Servicer, the Mortgage Loan Seller and the Depositor, or shall cause the Custodian to promptly so notify the Servicer, the Mortgage Loan Seller and the Depositor. In performing any such review, the Trustee or the Custodian may conclusively rely on the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's or the Custodian's review of the Mortgage Files is limited solely to confirming that the documents listed in Section 2.01 have been received and further confirming that any and all documents delivered pursuant to Section 2.01 appear on their face to have been executed and relate to the Mortgage Loans identified in the Mortgage Loan Schedule based solely upon the review of items
(i) and (xi) in the definition of Mortgage Loan Schedule. Neither the Trustee nor the Custodian shall have any responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form, whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction. The Mortgage Loan Seller hereby covenants and agrees that it will promptly correct or cure such defect or cause such defect to be promptly corrected or cured within 90 days from the date it was so notified of such defect and, if the Mortgage Loan Seller does not correct or cure such defect within such period, the Mortgage Loan Seller will either (a) substitute for the related Mortgage Loan a Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth below or (b) purchase such Mortgage Loan from the Trustee at the Repurchase Price for such Mortgage Loan; provided, however, that in no event shall such a substitution occur more than two years from the Closing Date; provided, further, that such substitution or repurchase shall occur within 90 days of when such defect was discovered if such defect will cause the Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.

            With respect to each Substitute Mortgage Loan, the Mortgage Loan Seller shall deliver, or cause to be delivered, to the Trustee or the Custodian on its behalf, for the benefit of the Certificateholders, the Mortgage Note, the Mortgage, the related Assignment of Mortgage (except for any Mortgage which has been recorded in the name of MERS or its designee), and such other documents and agreements as are otherwise required by Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01. No substitution is permitted to be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to any such Substitute Mortgage Loan in the month of substitution shall not be part of the Trust Estate and will be retained by the Mortgage Loan Seller. For the month of substitution, distributions to Certificateholders will include the Monthly Payment due for such month on any Defective Mortgage Loan for which the Mortgage Loan Seller has substituted a Substitute Mortgage Loan.

            The Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of each Mortgage Loan that has become a Defective Mortgage Loan and the substitution of the Substitute Mortgage Loan or Loans and the Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee and the Custodian. Upon such substitution, each Substitute Mortgage Loan shall be subject to the terms of this Agreement in all respects, and the Mortgage Loan Seller shall be deemed to have made to the Trustee with respect to such Substitute Mortgage Loan, as of the date of substitution, the representations and warranties made pursuant to Section 2.04. Upon any such substitution and the deposit to the Collection Account of any required Substitution Adjustment Amount (as described in the next paragraph) and receipt of a Request for Release, the Trustee shall release, or shall direct the Custodian to release, the Mortgage File relating to such Defective Mortgage Loan to the Mortgage Loan Seller and shall execute and deliver at the Mortgage Loan Seller's direction such instruments of transfer or assignment prepared by the Mortgage Loan Seller, in each case without recourse, as shall be necessary to vest title in the Mortgage Loan Seller, or its designee, to the Trustee's interest in any Defective Mortgage Loan substituted for pursuant to this Section 2.02.

            For any month in which the Mortgage Loan Seller substitutes one or more Substitute Mortgage Loans for one or more Defective Mortgage Loans, the amount (if any) by which the aggregate principal balance of all such Substitute Mortgage Loans in a Loan Group as of the date of substitution is less than the aggregate Stated Principal Balance of all such Defective Mortgage Loans in such Loan Group (after application of the principal portion of the Monthly Payments due in the month of substitution) (the "Substitution Adjustment Amount" for such Loan Group) plus an amount equal to the aggregate of any unreimbursed Advances and unreimbursed Capitalized Advance Amounts with respect to such Defective Mortgage Loans shall be deposited into the Collection Account by the Mortgage Loan Seller on or before the Remittance Date for the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan is required to be replaced hereunder.

            The Trustee shall retain or shall cause the Custodian to retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions set forth herein. The Servicer shall promptly deliver to the Trustee or the Custodian on its behalf, upon the execution or, in the case of documents requiring recording, receipt thereof, the originals of such other documents or instruments constituting the Mortgage File as come into the Servicer's possession from time to time.

            It is understood and agreed that the obligation of the Mortgage Loan Seller to substitute for or to purchase any Mortgage Loan which does not meet the requirements of Section 2.01 shall constitute the sole remedy respecting such defect available to the Trustee and any Certificateholder against the Mortgage Loan Seller.

            The Trustee or the Custodian, on behalf of the Trustee, shall be under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face or (ii) to determine whether any Mortgage File should include any of the documents specified in
Section 2.01(b)(iv), (vi), (vii), (viii) and (ix). In connection with making the certifications required hereunder, to the extent a title search or opinion of counsel has been provided in lieu of a title policy for any Mortgage Loan, the Trustee shall only be responsible for confirming that a title search or opinion of counsel has been provided for such Mortgage Loan and shall not be deemed to have certified that the content of such title search or opinion of counsel is sufficient to meet the requirements of Section 2.01(b)(v).

            Information about the Mortgage Loans acquired by the Custodian in the course of providing the services hereunder shall not be attributable to the Trustee (even if the Custodian and the Trustee are one and the same organization) unless communication of that information to the Trustee is an express duty of the Custodian under this Agreement.

            Section 2.03 Representations and Warranties of the Servicer. The Servicer hereby makes the following representations and warranties to the Depositor, the Mortgage Loan Seller and the Trustee, as of the Closing Date:

            (i) The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and is an operating subsidiary of National City Bank. As a national bank operating subsidiary, the Servicer is regulated by the OCC and is subject to applicable laws and regulations. The Servicer has all licenses necessary to carry on its business as now being conducted or is licensed and qualified to transact business and in good standing under the laws of each state where a Mortgaged Property is located; or is otherwise exempt under applicable law from such licensing or qualification; or is otherwise not required under applicable law to effect such licensing or qualification and in any event the Servicer is in compliance with the applicable laws of any such state to the extent necessary to ensure the enforceability of each Mortgage Loan;

            (ii) The Servicer has the full corporate power and authority to service each Mortgage Loan, and the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer;

            (iii) Neither the execution and delivery of this Agreement or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Servicer's certificate of incorporation or by-laws or any legal restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject, or impair the value of the Mortgage Loans;

            (iv) The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Servicer is solvent and will not be rendered insolvent by the consummation of the transactions contemplated hereby;

            (v) The Servicer is an approved seller/servicer for Fannie Mae or Freddie Mac in good standing and is a HUD approved mortgagee pursuant to
      Section 203 of the National Housing Act;

            (vi) Except as disclosed under "Legal Proceedings" in the Prospectus Supplement, there is no action, suit, proceeding or investigation pending or to the best of the Servicer's Knowledge threatened against the Servicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement; and

            (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement, or if required, such approval has been obtained prior to the Closing Date.

            The representations and warranties made pursuant to this Section
2.03 shall survive delivery of the respective Mortgage Files to the Custodian on behalf of the Trustee for the benefit of the Certificateholders. Upon discovery by any of the Depositor, the Servicer, the Mortgage Loan Seller or the Trustee of a breach of any of the representations or warranties set forth in this
Section 2.03, the party discovering such breach shall give prompt written notice to the other parties.

            Section 2.04 Representations and Warranties of the Mortgage Loan Seller as to the Mortgage Loans. The Mortgage Loan Seller hereby represents and warrants to the Trustee, the Servicer and the Depositor with respect to the Mortgage Loans or each Mortgage Loan, as the case may be, as of the date hereof or such other date set forth herein:

            (i) Mortgage Loans as Described. The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates with respect to which such information was furnished as specified in the Mortgage Loan Schedule.

            (ii) Ownership. Immediately prior to the transfer and assignment of the Mortgage Loans to the Depositor, the Mortgage Loan Seller was the sole owner and holder of the Mortgage Loan, and had the full right and authority to sell and assign the same free and clear of any and all liens, pledges, charges or security interests of any nature.

            (iii) Valid First Lien. The Mortgage is a valid, subsisting, enforceable and perfected first lien on the Mortgaged Property, including all buildings and improvements on the Mortgaged Property. The lien of the Mortgage is subject only to:

                  (a) the lien of current real property taxes and assessments not yet due and payable;

                  (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable for such Mortgage and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (i) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (ii) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal;

                  (c) other matters to which like properties are commonly
            subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and

                  (d) except as indicated on the Mortgage Loan Schedule, the
            Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage.

            Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and the Mortgage Loan Seller has full right to sell and assign the same to the Trustee. With respect to any Mortgage secured by Co-op Shares, the security agreement is a valid, subsisting and enforceable first priority security interest on the related Co-op Shares securing the Mortgage Note, subject only to (a) liens of the related residential cooperative corporation for unpaid assessments representing the Mortgagor's pro rata share of the related residential cooperative corporation's payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security interest intended to be provided by such security agreement.

            (iv) Modifications Documented. Neither the Mortgage Loan Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Depositor, the Trustee, the Custodian or the Servicer.

            (v) No Outstanding Charges. All taxes, governmental assessments, insurance premiums, ground rents, leasehold payments, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable.

            (vi) Mortgaged Property Undamaged. There is no proceeding pending or, to the Mortgage Loan Seller's Knowledge, threatened for the total or partial condemnation of the Mortgaged Property. To the Mortgage Loan Seller's Knowledge the Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises was intended.

            (vii) No Mechanics' Liens. To the Mortgage Loan Seller's Knowledge, there are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

            (viii) Location of Improvements; No Encroachments. To the Mortgage Loan Seller's Knowledge all improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property. To the Mortgage Loan Seller's Knowledge, no improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation.

            (ix) Location and Type of Mortgaged Property. The Mortgaged Property is a fee simple or leasehold property located in the state identified in the Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development or a townhouse or a cooperative unit; provided, however, that any condominium project or planned unit development shall conform with the Underwriting Guidelines regarding such dwellings, and no residence or dwelling securing the Mortgage Loan is a mobile home.

            (x) Occupancy of the Mortgaged Property. To the Mortgage Loan Seller's Knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities.

            (xi) Payments Current. All payments required to be made up to the Cut-off Date for each Mortgage Loan under the terms of the Mortgage Note have been made and credited. No payment required under the Mortgage Loan has been 30 or more days delinquent more than once in the 12 months preceding the Closing Date.

            (xii) Validity of Mortgage Documents. The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as enforceability may be limited by (A) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.

            (xiii) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law applicable to national banks and their operating subsidiaries including, without limitation, usury, truth-in-lending, predatory and abusive lending laws, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the origination and servicing of the Mortgage Loan have been complied with in all material respects.

            (xiv) Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage.

            (xv) Title Insurance. Each Mortgage Loan is covered by either (i) an attorney's opinion of title and abstract of title the form and substance of which is acceptable to mortgage lending institutions making mortgage loans in the area where the Mortgaged Property is located or (ii) an ALTA lender's title insurance policy or other generally acceptable form of policy of insurance acceptable to Fannie Mae, Freddie Mac, GNMA, FHA, VA as applicable, issued by a title insurer acceptable to Fannie Mae, Freddie Mac, GNMA, FHA, VA as applicable, and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the related originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (a), (b) and (c) of paragraph (iii) above. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures access, and against encroachments by or upon the Mortgaged Property or any interest therein. The Mortgage Loan Seller is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. To the Mortgage Loan Seller's Knowledge, no claims have been made under such lender's title insurance policy, and no prior holder of the Mortgage, including the Mortgage Loan Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy.

            (xvi) Hazard Insurance. With respect to each Mortgage Loan, all buildings or other improvements upon the Mortgaged Property are insured by an insurer acceptable to Fannie Mae and Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of Section 3.03. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Flood Insurance Administration is in effect which policy conforms to the requirements of
      Section 3.03. All individual insurance policies contain a standard mortgagee clause naming the originator of the Mortgage Loan and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefore from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering the common facilities of a planned unit development.

            (xvii) No Defaults. To the Mortgage Loan Seller's Knowledge there is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Mortgage Loan Seller nor, to the Mortgage Loan Seller's Knowledge, its predecessors have waived any default, breach, violation or event of acceleration, except pursuant to a writing, a copy of which will be delivered to the Depositor, the Servicer and the Trustee.

            (xviii) Customary Provisions. As of the Closing Date, the Mortgage and the related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (b) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage.

            (xix) No Defenses. The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

            (xx) Leaseholds. If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, or (b) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

            (xxi) Predatory Lending Regulations; High Cost Loans. None of the Mortgage Loans, at the time of their origination, were classified as "high cost," "threshold," or "predatory" loans under any applicable state, federal or local law. No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current S&P's LEVELS(R) Glossary which is now Version 6.1 Revised, Appendix E) and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act;

            (xxii) Conformance with Underwriting Guidelines. The Mortgage Loan was underwritten in accordance with the applicable Underwriting Guidelines in effect at the time of origination with exceptions thereto exercised in a reasonable manner.

            (xxiii) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and/or the security interest of any applicable security agreement or chattel mortgage referred to in (iii) or (iv) above.

            (xxiv) Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered for the Mortgage Loan under this Agreement as set forth in
      Section 2.01 have been delivered to the Trustee (or a Custodian on behalf of the Trustee), except for the documents which have been submitted for recording and not yet returned.

            (xxv) Condominiums/Planned Unit Developments. If the dwelling on the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimus planned unit development) such condominium or planned unit development project meets Fannie Mae and Freddie Mac eligibility requirements.

            (xxvi) Cooperative Loans. With respect to a Mortgage Loan that is secured by Co-op Shares, the Co-op-Shares that are pledged as security for the Mortgage Loan are held by a person as a tenant-stockholder (as defined in Section 216 of the Code) in a cooperative housing corporation (as defined in Section 216 of the Code).

            (xxvii) No Graduated Payments or Contingent Interests. No Mortgage Loan is a graduated payment mortgage loan and no Mortgage Loan has a shared appreciation or other contingent interest feature.

            (xxviii) Consolidation of Future Advances. Any future advances made prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

            (xxix) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a qualified appraiser who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof; and whose compensation was not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated, to the extent required in the Underwriting Guidelines with respect to mortgage loans of the same type as the Mortgage Loan.

            (xxx) Qualified Mortgage. The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.

            (xxxi) Origination. The Mortgage Loan was originated (within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended) by the Mortgage Loan Seller, a credit union, a savings and loan association, a savings bank, a commercial bank, a mortgage banking institution or a similar banking institution which is supervised and examined by a federal or state credit union or banking authority, or is a mortgagee approved by HUD.

            Notwithstanding the foregoing, no representations or warranties are made by the Mortgage Loan Seller as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, Person or entity otherwise affiliated with the Mortgage Loan Seller authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Mortgage Loan Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

            It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the respective Mortgage Files to the Trustee or the Custodian and shall inure to the benefit of the Trustee, notwithstanding any restrictive or qualified endorsement or assignment.

            Upon discovery by any of the Depositor, the Servicer, the Mortgage Loan Seller, the Trustee or the Custodian that any of the representations and warranties set forth in this Section 2.04 is not accurate (referred to herein as a "breach") and that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a custodial agreement); provided that any such breach that causes the Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code shall be deemed to materially and adversely affect the interests of the Certificateholders. Within 90 days of its discovery or its receipt of notice of any such breach, the Mortgage Loan Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trustee at a price equal to the Repurchase Price or (ii) if within two years of the Closing Date, substitute for such Mortgage Loan in the manner described in
Section 2.02; provided that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such repurchase or substitution must occur within 90 days from the date the breach was discovered. In addition to the foregoing, if a breach of the representation set forth in clause (xiii) or (xxi) of this Section 2.04 occurs as a result of a violation of an applicable predatory or abusive lending law, the Mortgage Loan Seller shall reimburse the Trust for all costs or damages incurred by the Trust as a result of the violation of such law (such amount, the "Reimbursement Amount"). The Repurchase Price of any repurchase described in this paragraph, the Substitution Adjustment Amount, if any, and any Reimbursement Amount shall be deposited in the Collection Account. It is understood and agreed that, except with respect to the second preceding sentence, the obligation of the Mortgage Loan Seller to repurchase or substitute for any Mortgage Loan or Mortgaged Property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders, or to the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust hereunder.

            Section 2.05 Representations and Warranties of the Mortgage Loan Seller. The Mortgage Loan Seller hereby makes the following representations and warranties to the Depositor, the Servicer and the Trustee, as of the Closing
Date:

            (a) The Mortgage Loan Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and is an operating subsidiary of National City Bank. As a national bank operating subsidiary, the Mortgage Loan Seller is regulated by the OCC and is subject to applicable laws and regulations. The Mortgage Loan Seller has all licenses necessary to carry on its business as now being conducted or is licensed and qualified to transact business and in good standing under the laws of each state where a Mortgaged Property is located; or is otherwise exempt under applicable law from such licensing or qualification; or is otherwise not required under applicable law to effect such licensing or qualification and in any event the Mortgage Loan Seller is in compliance with the applicable laws of any such state to the extent necessary to ensure the enforceability of each Mortgage Loan;

            (b) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Mortgage Loan Seller;

            (c) Neither the execution and delivery of this Agreement or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Mortgage Loan Seller's certificate of incorporation or by-laws or any legal restriction or any agreement or instrument to which the Mortgage Loan Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Mortgage Loan Seller or its property is subject, or impair the value of the Mortgage Loans;

            (d) The Mortgage Loan Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Mortgage Loan Seller is solvent and will not be rendered insolvent by the consummation of the transactions contemplated hereby;

            (e) Except as disclosed under "Legal Proceedings" in the Prospectus Supplement, there is no action, suit, proceeding or investigation pending or to the best of the Mortgage Loan Seller's Knowledge threatened against the Mortgage Loan Seller which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Mortgage Loan Seller, or in any material impairment of the right or ability of the Mortgage Loan Seller to carry on its business substantially as now conducted, or in any material liability on the part of the Mortgage Loan Seller, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Mortgage Loan Seller contemplated herein, or which would be likely to impair materially the ability of the Mortgage Loan Seller to perform under the terms of this Agreement; and

            (f) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Mortgage Loan Seller of or compliance by the Mortgage Loan Seller with this Agreement, or if required, such approval has been obtained prior to the Closing Date.

            Section 2.06 Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Trustee, the Servicer and the Mortgage Loan Seller that as of the date of this Agreement or as of such date specifically provided herein:

            (a) The Depositor has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has the requisite power to own its properties and to conduct its business as presently conducted by it;

            (b) The Depositor has the requisite power and authority to convey the Mortgage Loans and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement;

            (c) This Agreement has been duly and validly authorized, executed and delivered by the Depositor, all requisite corporate action having been taken, and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes or will constitute the legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

            (d) No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Depositor with this Agreement or the consummation by the Depositor of any of the transactions contemplated hereby, except as have been made on or prior to the Closing Date;

            (e) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of or compliance with the terms and conditions of this Agreement,
(i) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under (A) the limited liability company agreement or certificate of formation of the Depositor, or (B) of any term, condition or provision of any material indenture, deed of trust, contract or other agreement or instrument to which the Depositor or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound; (ii) results or will result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Depositor of any court or governmental authority having jurisdiction over the Depositor or its subsidiaries; or (iii) results in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans;

            (f) There are no actions, suits or proceedings before or against or investigations of, the Depositor pending, or to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal, and no notice of any such action, which, in the Depositor's reasonable judgment, might materially and adversely affect the performance by the Depositor of its obligations under this Agreement, or the validity or enforceability of this Agreement;

            (g) The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency that may materially and adversely affect its performance hereunder; and

            (h) Immediately prior to the transfer and assignment by the Depositor to the Trustee on the Closing Date, the Depositor had good title to, and was the sole owner of each Mortgage Loan, free of any interest of any other Person, and the Depositor has transferred all right, title and interest in each Mortgage Loan to the Trustee. The transfer of each Mortgage Note and each Mortgage as and in the manner contemplated by this Agreement is sufficient either (i) to fully transfer to the Trustee, for the benefit of the Certificateholders, all right, title, and interest of the Depositor thereto as note holder and mortgagee or (ii) to grant to the Trustee, for the benefit of the Certificateholders, the security interest referred to in Section 11.09.

            It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.06 shall survive delivery of the Mortgage Files to the Trustee or the Custodian and shall inure to the benefit of the Trustee, the Mortgage Loan Seller and the Servicer.

            Section 2.07 Designation of Interests in the REMICs. The Depositor hereby designates the Classes of Senior Certificates (other than the Exchangeable Certificates and the Class 1-A-R Certificate) and the Classes of Subordinate Certificates as "regular interests" and the Class R-U Interest as the single class of "residual interest" in the Upper-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Depositor hereby further designates (i) the Class 1-A-L1 Interest, Class 1-A-LUR Interest and Class 1-B-L1 Interest as the classes of "regular interests" and the Class 1-A-LR interest as the single class of "residual interest" in the 1-A Lower-Tier REMIC and (ii) the Class 2-A-L2 Interest, Class 2-A-LIO Interest, Class 2-A-LPO Interest and Class 2-B-L1 Interest as the classes of "regular interests" and the Class 2-A-LR interest as the single class of "residual interest" in the 2-A Lower-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively.

            Section 2.08 Designation of Start-up Day. The Closing Date is hereby designated as the "start-up day" of each of the Upper-Tier REMIC and Lower-Tier REMICs within the meaning of Section 860G(a)(9) of the Code.

            Section 2.09 REMIC Certificate Maturity Date. Solely for purposes of satisfying Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" of the regular interests in the Upper-Tier REMIC and Lower-Tier REMICs is March 25, 2038.

            Section 2.10 Execution and Delivery of Certificates. The Trustee (i) acknowledges the issuance of and hereby declares that it holds the Uncertificated Lower-Tier Interests on behalf of the Upper-Tier REMIC and the Certificateholders and (ii) has executed and delivered to or upon the order of the Depositor, in exchange for the Mortgage Loans and Uncertificated Lower-Tier Interests, together with all other assets included in the definition of "Trust Estate," receipt of which is hereby acknowledged, Certificates (other than the Exchangeable Certificates) in authorized denominations which, together with the Uncertificated Lower-Tier Interests, evidence ownership of the entire Trust Estate. In addition, the Trustee shall, from time to time as requested by beneficial owners of Exchangeable REMIC Certificates or Exchangeable Certificates pursuant to Section 6.04, exchange Exchangeable REMIC Certificates for Exchangeable Certificates and vice versa.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

            Section 3.01 Servicer to Service Mortgage Loans. The Servicer shall service and administer the Mortgage Loans on behalf of the Trust and in the best interests of and for the benefit of the Certificateholders (as determined by the Servicer in its reasonable judgment) in accordance with the terms of this Agreement and the respective Mortgage Loans and, to the extent consistent with such terms, in accordance with its Customary Servicing Procedures but without regard to:

            (i) any relationship that the Servicer or any Affiliate of the Servicer may have with the related Mortgagor;

            (ii) the ownership of any Certificate by the Servicer or any Affiliate of the Servicer;

            (iii) the Servicer's obligation to make Periodic Advances or Servicing Advances; or

            (iv) the Servicer's right to receive compensation for its services hereunder or with respect to any particular transaction.

            To the extent consistent with the foregoing, the Servicer shall also seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes. Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, the Servicer shall have full power and authority, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer in its own name is hereby authorized and empowered by the Trustee when the Servicer believes it appropriate in its reasonable judgment in accordance with the servicing standards set forth above, to execute and deliver, on behalf of the Trust, the Certificateholders and the Trustee or any of them, and upon written notice to the Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee, for the benefit of the Trust and the Certificateholders. The Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. The Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy. The Trustee shall execute, at the written request of the Servicer, and furnish to the Servicer any special or limited powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder and the Trustee shall not be liable for the actions of the Servicer under such powers of attorney.

            In accordance with the standards of the preceding paragraph, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which Servicing Advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11. Any cost incurred by the Servicer in effecting the payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating the Stated Principal Balance of a Mortgage Loan or distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

            The relationship of the Servicer (and of any successor to the Servicer as servicer under this Agreement) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            The Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of the Subservicer, when the Servicer or the Subservicer, as the case may be, believes it is appropriate in its reasonable judgment to register any Mortgage Loan on the MERS(R) System, or cause the removal from the registration of any Mortgage Loan on the MERS(R) System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. Any reasonable expenses incurred in connection with the actions described in the preceding sentence or as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS(R) System, shall be subject to withdrawal by the Servicer from the Collection Account.

            The Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release the Servicer from its responsibilities or liabilities arising under this Agreement.

            Section 3.02 Subservicing. (a) The Servicer may enter into Subservicing Agreements (provided that such agreements would not result in a withdrawal or a downgrading by the Rating Agency of the rating on any Class of Certificates) with Subservicers, for the servicing and administration of the Mortgage Loans.

            Each Subservicer shall be (i) authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the Subservicing Agreement, (ii) an institution approved as a mortgage loan originator by the Federal Housing Administration or an institution the deposit accounts of which are insured by the FDIC and (iii) a Freddie Mac or Fannie Mae approved mortgage servicer. Each Subservicing Agreement must impose on the Subservicer requirements conforming to the provisions set forth in Section 3.02(g) and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. The Servicer will examine each Subservicing Agreement and will be familiar with the terms thereof. The terms of any Subservicing Agreement will not be inconsistent with any of the provisions of this Agreement. The Servicer and the Subservicers may enter into and make amendments to the Subservicing Agreements or enter into different forms of Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Certificateholders, without the consent of the Holders of Certificates entitled to at least 66 2/3% of the Voting Rights. Any variation without the consent of the Holders of Certificates entitled to at least 66 2/3% of the Voting Rights from the provisions set forth in Section 3.02(g) relating to insurance or priority requirements of Subservicing Accounts, or credits and charges to the Subservicing Accounts or the timing and amount of remittances by the Subservicers to the Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The Servicer shall deliver to the Trustee copies of all Subservicing Agreements, and any amendments or modifications thereof, promptly upon the Servicer's execution and delivery of such instruments.

            As part of its servicing activities hereunder, the Servicer (except as otherwise provided in the last sentence of this paragraph), for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Subservicer under the related Subservicing Agreement, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Subservicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed.

            For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans that are received by a Subservicer regardless of whether such payments are remitted by the Subservicer to the Servicer.

            (b) Notwithstanding the provisions of any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer or a Subservicer or reference to actions taken through a Servicer or otherwise, the Servicer shall remain obligated and liable to the Depositor, the Trustee, the Mortgage Loan Seller and the Certificateholders for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. Every Subservicing Agreement entered into by the Servicer shall contain a provision giving the successor Servicer the option to terminate such agreement in the event a successor Servicer is appointed. All actions of each Subservicer performed pursuant to the related Subservicing Agreement shall be performed as an agent of the Servicer with the same force and effect as if performed directly by the Servicer.

            (c) Notwithstanding the foregoing, to the extent the Servicer engages any Affiliate or third party vendor, including any Subservicer, in connection with the performance of any of its duties under this Agreement, the Servicer shall immediately notify the Depositor in writing of such engagement. To the extent the Depositor notifies the Servicer and the Trustee that it has determined that any such Affiliate, third party vendor or Subservicer is a Servicing Function Participant, the Servicer shall cause such Servicing Function Participant to prepare a separate assessment and attestation report, as contemplated by Section 3.19 of this Agreement and deliver such report to the Depositor as set forth in Section 3.22 of this Agreement. In addition, to the extent the Depositor notifies the Servicer and the Trustee that it has determined that any such Servicing Function Participant would be a "servicer" within the meaning of Item 1101 of Regulation AB and meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB (an "Additional Servicer"), the Servicer shall cause such Additional Servicer to prepare a separate compliance statement as contemplated by Section 3.18 of this Agreement and deliver such statement to the Depositor as set forth in Section 3.22 of this Agreement. In addition, if the Depositor determines any such Servicing Function Participant would be a "servicer" within the meaning of Item 1101 of Regulation AB, the Servicer shall cause such Servicing Function Participant to provide the Depositor and the Trustee the information required by Section 1108(b) and 1108(c) of Regulation AB within two Business Days following such engagement. To the extent the Servicer terminates any such Servicing Function Participant that the Depositor has determined is a "servicer" within the meaning of Item 1101 of Regulation AB, the Servicer shall provide the Depositor the information required to enable the Depositor to accurately and timely report such event under Item
6.02 of Form 8-K (if the Trust's Exchange Act reporting requirements have not been suspended pursuant to Section 15(d) of the Exchange Act as set forth in 3.22(g)).

            (d) The Servicer shall be entitled to terminate any Subservicing Agreement and the rights and obligations of any Subservicer pursuant to any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement. In the event of termination of any Subservicer, all servicing obligations of such Subservicer shall be assumed simultaneously by the Servicer without any act or deed on the part of such Subservicer or the Servicer, and the Servicer either shall service directly the related Mortgage Loans or shall enter into a Subservicing Agreement with a successor Subservicer which qualifies under Section 3.02(a).

            Any Subservicing Agreement shall include the provision that such agreement may be immediately terminated by the Trustee (if the Trustee is acting as Servicer) without fee, in accordance with the terms of this Agreement, in the event that the Servicer (or the Trustee, if it is then acting as Servicer) shall, for any reason, no longer be the Servicer (including termination due to an Event of Default).

            (e) Any Subservicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such shall be deemed to be between the Subservicer and the Servicer alone and the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.02(f) below. The Servicer shall be solely liable for all fees owed by it to any Subservicer, irrespective of whether the Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

            (f) In the event the Servicer shall for any reason no longer be the servicer hereunder (including by reason of the occurrence of an Event of Default), the Trustee or its designee shall thereupon assume all of the rights and obligations of the Servicer under each Subservicing Agreement that the Servicer may have entered into, unless the Trustee elects to terminate any Subservicing Agreement in accordance with its terms as provided in Section 3.02(d). Upon such assumption, the Trustee, its designee or the successor servicer for the Trustee appointed pursuant to Section 8.05 shall be deemed, subject to Section 3.02(d), to have assumed all of the Servicer's interest therein without act or deed on the part of the Trustee and shall be deemed to have replaced the Servicer as a party to each Subservicing Agreement to the same extent as if each Subservicing Agreement had been assigned to the assuming party, except that (i) the Servicer shall not thereby be relieved of any liability or obligations under any Subservicing Agreement and (ii) none of the Trustee, its designee or any successor Servicer shall be deemed to have assumed any liability or obligation of the Servicer that arose before it ceased to be the Servicer.

            The Servicer at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

            (g) In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Subservicer will be required to establish and maintain one or more accounts (collectively, the "Subservicing Account"). The Subservicing Account shall be an Eligible Account and shall comply with all requirements of this Agreement relating to the Collection Account. The Subservicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than two Business Days after the Subservicer's receipt thereof, all proceeds of Mortgage Loans received by the Subservicer less its servicing compensation to the extent permitted by the Subservicing Agreement, and shall thereafter deposit such amounts in the Subservicing Account, in no event more than one Business Day after the deposit of such funds into the clearing account. The Subservicer shall thereafter deposit such proceeds in the Collection Account or remit such proceeds to the Servicer for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the Subservicing Account. For purposes of this Agreement, the Servicer shall be deemed to have received payments on the Mortgage Loans when the Subservicer receives such payments.

            Section 3.03 Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage. The terms of each Mortgage Note require the related Mortgagor to maintain fire and hazard insurance policies. To the extent such policies are not maintained, the Servicer shall cause to be maintained for each Mortgaged Property fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the least of: (i) the current principal balance of such Mortgage Loan, (ii) the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis and (iii) the maximum insurable value of the improvements which are a part of such Mortgaged Property, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Servicer shall also cause to be maintained fire and hazard insurance on each REO Property with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property. The Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.08, if received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.12, if received in respect of an REO Property. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

            In the event that the Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of B:VI or better in Best's Key Rating Guide (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.03, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this
Section 3.03, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself, the Trustee, the Trust and the Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

            The Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of its respective obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless the Servicer, has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Servicer shall each also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless the Servicer, has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Servicer shall be deemed to have complied with this provision if an Affiliate of the Servicer, has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Trustee. The Servicer shall also cause each Subservicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

            Section 3.04 Access to Certain Documentation. The Servicer shall provide to the OCC, the FDIC and to comparable regulatory authorities supervising Holders of Certificates and the examiners and supervisory agents of the OCC, the FDIC and such other authorities, access to the documentation required by applicable regulations of the OCC, the FDIC and such other authorities with respect to the Mortgage Loans. Such access shall be afforded upon reasonable and prior written request and during normal business hours at the offices designated by the Servicer; provided that the Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Servicer in providing such reports and access. Nothing in this
Section 3.04 shall limit the obligation of the Servicer to observe any applicable law and the failure of the Servicer to provide access as provided in this Section 3.04 as a result of such obligation shall not constitute a breach of this Section 3.04.

            Section 3.05 [RESERVED.]

            Section 3.06 Rights of the Depositor and the Trustee in Respect of the Servicer. The Depositor may, but is not obligated to, enforce the obligations of the Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer hereunder and in connection with any such defaulted obligation to exercise the related rights of the Servicer hereunder; provided that the Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. Neither the Trustee nor the Depositor shall have any responsibility or liability for any action or failure to act by the Servicer nor shall the Trustee or the Depositor be obligated to supervise the performance of the Servicer hereunder or otherwise.

            Section 3.07 Trustee to Act as Servicer. If the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of an Event of Default), the Trustee shall within 90 days of such time, assume, if it so elects, or shall appoint a successor Servicer to assume, all of the rights and obligations of the Servicer hereunder arising thereafter (except that the Trustee shall not be (a) liable for losses of the Servicer pursuant to Section
3.03 or any acts or omissions of the predecessor Servicer hereunder, (b) obligated to make Advances if it is prohibited from doing so by applicable law or (c) deemed to have made any representations and warranties of the Servicer hereunder). Any such assumption shall be subject to Sections 7.02 and 8.05. If the Servicer shall for any reason no longer be the Servicer (including by reason of any Event of Default), the Trustee or the successor Servicer may elect to succeed to any rights and obligations of the Servicer under each Subservicing Agreement or may terminate each Subservicing Agreement. If it has elected to assume the Subservicing Agreement, the Trustee or the successor Servicer shall be deemed to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to any Subservicing Agreement entered into by the Servicer as contemplated by Section 3.02 to the same extent as if the Subservicing Agreement had been assigned to the assuming party except that the Servicer shall not be relieved of any liability or obligations under any such Subservicing Agreement.

            The Servicer that is no longer the Servicer hereunder shall, upon request of the Trustee, but at the expense of such predecessor Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement or substitute servicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of such substitute Subservicing Agreement to the assuming party. The Trustee shall be entitled to be reimbursed from the predecessor Servicer (or the Trust if the predecessor Servicer is unable to fulfill its obligations hereunder) for all Servicing Transfer Costs.

            Section 3.08 Collection of Mortgage Loan Payments; Collection Account; and Certificate Account. (a) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge or, if applicable, penalty interest or (ii) extend the due dates for the Monthly Payments due on a Mortgage Note for a period of not greater than 180 days; provided that any extension pursuant to this clause shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder. In the event of any such arrangement pursuant to clause (ii) above, the Servicer shall make timely advances on such Mortgage Loans during such extension pursuant to Section 3.20 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

            (b) The Servicer shall establish and maintain the Collection Account. The Servicer shall deposit or cause to be deposited into the Collection Account, all on a daily basis within two Business Days of receipt, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by the Servicer in respect of the Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest due on the Mortgage Loans on or before the Cut-off Date) and the following amounts required to be deposited hereunder with respect to the Mortgage Loans it services:

            (i) all payments on account of principal of the Mortgage Loans, including Principal Prepayments;

            (ii) all payments on account of interest on the Mortgage Loans, net of the Servicing Fee;

            (iii) (A) all Insurance Proceeds and Liquidation Proceeds, other than Insurance Proceeds to be (1) applied to the restoration or repair of the Mortgaged Property, (2) released to the Mortgagor in accordance with Customary Servicing Procedures or (3) required to be deposited to an Escrow Account pursuant to Section 3.09(a), and other than any Excess Proceeds and (B) any Insurance Proceeds released from an Escrow Account pursuant to Section 3.09(a)(iv);

            (iv) any amount required to be deposited by the Servicer pursuant to
      Section 3.08(d) in connection with any losses on Permitted Investments with respect to the Collection Account;

            (v) any amounts required to be deposited by the Servicer pursuant to
      Section 3.14;

            (vi) all Repurchase Prices, all Substitution Adjustment Amounts and all Reimbursement Amounts, to the extent received by the Servicer;

            (vii) Periodic Advances made by the Servicer pursuant to Section
      3.20 and any Compensating Interest;

            (viii) any Recoveries;

            (ix) any Buy-Down Funds required to be deposited pursuant to Section 3.23; and

            (x) any other amounts required to be deposited hereunder.

            The foregoing requirements for deposits to the Collection Account by the Servicer shall be exclusive it being understood and agreed that, without limiting the generality of the foregoing, Ancillary Income need not be deposited by the Servicer. If the Servicer shall deposit in the Collection Account any amount not required to be deposited, it may at any time withdraw or direct the institution maintaining the Collection Account to withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding. The Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section 3.08. All funds required to be deposited in the Collection Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.11.

            (c) The Trustee shall establish and maintain, on behalf of the Certificateholders, the Certificate Account, which shall be deemed to consist of four sub-accounts. The Trustee shall, promptly upon receipt, deposit in the Certificate Account and retain therein the following:

            (i) the aggregate amount remitted by the Servicer to the Trustee pursuant to Section 3.11(a)(viii);

            (ii) any amount paid by the Trustee or the Servicer pursuant to
      Section 3.08(d) in connection with any losses on Permitted Investments with respect to the Certificate Account; and

            (iii) any other amounts deposited hereunder which are required to be deposited in the Certificate Account.

            If the Servicer shall remit any amount not required to be remitted, it may at any time direct the Trustee to withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering an Officer's Certificate to the Trustee which describes the amounts deposited in error in the Certificate Account. All funds required to be deposited in the Certificate Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.11. In no event shall the Trustee incur liability for withdrawals from the Certificate Account at the direction of the Servicer.

            (d) Each institution at which the Collection Account or the Certificate Account is maintained shall invest the funds therein as directed in writing by the Servicer, in the case of the Collection Account, or the Trustee or the Servicer, as the case may be, in the case of the Certificate Account, in Permitted Investments, which shall mature not later than (i) in the case of the Collection Account, the Business Day next preceding the related Remittance Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than such Remittance Date) and (ii) in the case of the Certificate Account, the Business Day next preceding the Distribution Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than such Distribution Date) and, in each case, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All Collection Account Reinvestment Income shall be for the benefit of the Servicer as part of its Servicing Compensation and shall be retained by it monthly as provided herein. All income or gain (net of any losses) realized from any funds on deposit in the Certificate Account shall be at the direction and for the benefit of the Servicer until 4 Business Days prior to the Distribution Date. Thereafter, all earnings from funds on deposit in the Certificate Account shall be at the direction and for the benefit of the Trustee. In each case, such income or gain shall be additional compensation and shall be retained by the respective party monthly as provided herein. In the absence of written direction, the Trustee shall invest such funds for the Servicer in the Wells Fargo Advantage Prime Investment Money Market Fund as long as it meets the definition of a Permitted Investment, provided, however, that if such money market fund is not a Permitted Investment, such funds shall remain uninvested. Notwithstanding the foregoing, funds received after 1:00 PM on the related Remittance Date shall be invested on the next Business Day. In the case of any loss of principal incurred in respect to any such Permitted Investment made with funds deposited in the Certificate Account for the benefit of the Trustee or the Servicer, immediately upon realization of such loss, the Trustee or the Servicer, as applicable, shall promptly deposit in the Certificate Account the amount of any such loss. The amount of any losses realized in the Collection Account incurred in the account in respect of any such investments shall promptly be deposited by the Servicer in the Collection Account.

            (e) The Servicer shall give notice to the Trustee of any proposed change of the location of the Collection Account maintained by the Servicer not later than 30 days and not more than 45 days prior to any change thereof. The Trustee shall give notice to the Servicer, each Rating Agency and the Depositor of any proposed change of the location of the Certificate Account not later than 30 days after and not more than 45 days prior to any change thereof. The creation of the Collection Account shall be evidenced by a certification substantially in the form of Exhibit F hereto. A copy of such certification shall be furnished to the Trustee.

            (f) The Trustee shall designate each of the Upper-Tier REMIC Certificate Sub-Account, 1-A Lower-Tier REMIC Certificate Sub-Account, 2-A Lower-Tier REMIC Certificate Sub Account and Exchangeable Certificate Grantor Trust Account as a sub-account of the Certificate Account. On each Distribution Date (other than the last Distribution Date, if the last Distribution Date is in connection with a purchase of the assets of a Loan Group by the Servicer), the Trustee shall, from funds available on deposit in the Certificate Account, be deemed to deposit into the Upper-Tier REMIC Certificate Sub-Account, the Lower-Tier Distribution Amount.

            (g) With respect to any remittance received by the Trustee after the day on which such payment was due, the Servicer shall pay to the Trustee interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Certificate Account by the Servicer on the date such late payment is made and shall cover the period commencing with the day such payment was due and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default. Any payment pursuant to this paragraph made by the Servicer to the Trustee shall be from the Servicer's own funds, without reimbursement therefor.

            Section 3.09 Collection of Taxes, Assessments and Similar Items; Escrow Accounts. (a) To the extent the terms of a Mortgage provide for Escrow Payments, the Servicer shall establish and maintain one or more accounts (the "Escrow Accounts"), into which all collections from the Mortgagors (or related advances from Subservicers) for the payment of ground rents, taxes, assessments, primary mortgage insurance premiums, fire, flood, and hazard insurance premiums, water charges, sewer rents and comparable items for the account of the Mortgagors ("Escrow Payments") shall be deposited and retained. Escrow Accounts shall be Eligible Accounts. The Servicer shall deposit in the Escrow Accounts on a daily basis and in no event later than the second Business Day after receipt, and retain therein, all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting the timely payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from an Escrow Account may be made only to (i) effect timely payment of taxes, assessments, fire, flood, and hazard insurance premiums, and comparable items;
(ii) reimburse the Servicer out of related collections for any Servicing Advance made by the Servicer pursuant to Section 3.09(c) (with respect to taxes and assessments) and Section 3.03 (with respect to fire, flood and hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Escrow Account; or (v) clear and terminate the Escrow Account at the termination of the Servicer's obligations and responsibilities in respect of the Mortgage Loans under this Agreement in accordance with Section 10.01. As part of its servicing duties, the Servicer shall pay to the Mortgagors interest on funds in Escrow Accounts, to the extent required by applicable law and, to the extent that interest earned on funds in the Escrow Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor. Notwithstanding the foregoing, the Servicer shall not be obligated to collect Escrow Payments if the related Mortgage Loan does not require such payments but the Servicer shall nevertheless be obligated to make Servicing Advances. In the event the Servicer shall deposit in the Escrow Accounts any amount not required to be deposited therein, it may at any time withdraw such amount from the Escrow Accounts, any provision to the contrary notwithstanding.

            (b) To the extent that a Mortgage does not provide for Escrow Payments, the Servicer (i) shall determine whether any such payments are made by the Mortgagor in a manner and at a time that is necessary to avoid the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien and (ii) shall ensure that all insurance required to be maintained on the Mortgaged Property pursuant to this Agreement is maintained. If any such payment has not been made and the Servicer receives notice of a tax lien with respect to the Mortgage Loan being imposed, the Servicer will, promptly and to the extent required to avoid loss of the Mortgaged Property, advance or cause to be advanced funds necessary to discharge such lien on the Mortgaged Property. The Servicer assumes full responsibility for the payment of all such bills and shall effect payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make Servicing Advances from its own funds to effect such payments.

            Section 3.10 Access of Trustee to Certain Documentation and Information Regarding the Mortgage Loans. The Servicer shall afford the Trustee reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the Servicer.

            Section 3.11 Permitted Withdrawals from the Collection Account and Certificate Account. (a) The Servicer may from time to time make withdrawals from the Collection Account, for the following purposes:

            (i) to pay to the Servicer (to the extent not previously retained), the Servicing Compensation to which it is entitled pursuant to Section 3.17;

            (ii) to reimburse the Servicer for unreimbursed Advances (including Capitalized Advance Amounts) made by it, such right of reimbursement pursuant to this clause (ii) being limited to amounts received on the Mortgage Loan(s) relating to which the Advances were made or the Capitalized Advance Amounts were created;

            (iii) to reimburse the Servicer for any Nonrecoverable Advance previously made, such right of reimbursement pursuant to this clause (iii) being limited to amounts received on the Mortgage Loans in the same Loan Group as the Mortgage Loan(s) in respect of which such Nonrecoverable Advance was made;

            (iv) to reimburse the Servicer for Insured Expenses from the related Insurance Proceeds;

            (v) to pay to the purchaser, with respect to each Mortgage Loan or REO Property that has been purchased pursuant to Section 2.02 or 2.04, all amounts received thereon after the date of such purchase;

            (vi) to reimburse the Servicer, the Mortgage Loan Seller or the Depositor for expenses incurred by any of them and reimbursable pursuant to Section 7.03;

            (vii) to withdraw any amount deposited in the Collection Account and not required to be deposited therein;

            (viii) on or prior to the Remittance Date, to withdraw an amount equal to the related Pool Distribution Amount for such Distribution Date, to the extent on deposit, and remit such amount in immediately available funds to the Trustee for deposit in the Certificate Account; and

            (ix) to clear and terminate the Collection Account upon termination of this Agreement pursuant to Section 10.01.

            The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to clauses (i), (ii), (iv) and
(v). The Servicer shall keep and maintain such separate accounting for each Loan Group. Prior to making any withdrawal from the Collection Account pursuant to clause (iii), the Servicer shall deliver to the Trustee an Officer's Certificate of a Servicing Officer indicating the amount of any previous Advance determined by the Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loan(s) and their respective portions of such Nonrecoverable Advance. The Servicer shall notify the Depositor and the Trustee of the amount, purpose and party paid pursuant to clause (vi) above.

            (b) The Trustee shall be deemed to withdraw funds from the applicable Certificate Account sub-accounts for distributions to Certificateholders in the manner specified in this Agreement. In addition, the Trustee may from time to time make withdrawals from the Certificate Account for the following purposes:

            (i) to pay to itself as additional compensation earnings on or investment income with respect to funds in the Certificate Account and any other amounts due to it under this Agreement (including without limitation any amounts pursuant to Section 5.09(g) and Section 9.11) for the related Distribution Date;

            (ii) to withdraw and return to the Servicer any amount deposited in the Certificate Account and not required to be deposited therein; and

            (iii) to clear and terminate the Certificate Account upon termination of this Agreement pursuant to Section 10.01.

            The Trustee shall notify the Depositor and the Servicer of the amount and purpose of any payments made pursuant to clause (i) above (other than any earnings or investment income with respect to funds in the Certificate Account).

            (c) On each Distribution Date, funds on deposit in the Certificate Account and deemed to be on deposit in the Upper-Tier REMIC Certificate Sub-Account shall be used to make payments on the Regular Certificates and the Class 1-A-R Certificate (in respect of the Class R-U Interest) as provided in Sections 5.01 and 5.02. The Certificate Account shall be cleared and terminated upon termination of this Agreement pursuant to Section 10.01.

            Section 3.12 Title, Management and Disposition of REO Property. With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders, or its nominee, on behalf of the Certificateholders. The Trustee's name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee's capacity hereunder. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer manage, conserve, protect and operate such REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account and in the same manner that similar property in the same locality as the REO Property is managed. Incident to its conservation and protection of the interests of the Certificateholders, the Servicer may rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Certificateholders for the period prior to the sale of such REO Property. The Servicer shall prepare for and deliver to the Trustee a statement with respect to each REO Property that has been rented, if any, showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Trustee to comply with the reporting requirements of the REMIC Provisions; provided, however, that the Servicer shall have no duty to rent any REO Property on behalf of the Trust. The net monthly rental income, if any, from such REO Property shall be deposited in the Collection Account no later than the close of business on each Determination Date. The Servicer shall perform, with respect to the Mortgage Loans, the tax reporting and withholding required by Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and, if required by Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing such tax and information returns as may be required, in the form required.

            If the Trust acquires any Mortgaged Property as described above or otherwise in connection with a default or a default which is reasonably foreseeable on a Mortgage Loan, the Servicer shall dispose of such Mortgaged Property prior to the end of the third calendar year following the year of its acquisition by the Trust (such period, the "REO Disposition Period") unless (A) the Trustee shall have been supplied by the Servicer with an Opinion of Counsel to the effect that the holding by the Trust of such Mortgaged Property subsequent to the REO Disposition Period will not result in the imposition of taxes on "prohibited transactions" (as defined in Section 860F of the Code) on any REMIC created hereunder or cause any such REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, or (B) the Trustee (at the Servicer's expense) or the Servicer shall have applied for, prior to the expiration of the REO Disposition Period, an extension of the REO Disposition Period in the manner contemplated by Section 856(e)(3) of the Code. If such an Opinion of Counsel is provided or such an exemption is obtained, the Trust may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel) for the applicable period. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or (ii) subject any REMIC created hereunder to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the Servicer has agreed to indemnify and hold harmless the Trust with respect to the imposition of any such taxes. The Servicer shall identify to the Trustee any Mortgaged Property relating to a Mortgage Loan held by the Trust for 30 months for which no plans to dispose of such Mortgaged Property by the Servicer have been made. After delivery of such identification, the Servicer shall proceed to dispose of any such Mortgaged Property by holding a commercially reasonable auction for such property.

            The income earned from the management of any REO Properties, net of reimbursement to the Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, unreimbursed Periodic Advances, unreimbursed Capitalized Advance Amounts and unreimbursed Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Mortgage Loans (solely for the purposes of allocating principal and interest, interest shall be treated as accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Collection Account. To the extent the net income received during any calendar month is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Interest Rate on the related Mortgage Loan for such calendar month, such excess shall be considered to be a partial prepayment of principal of the related Mortgage Loan.

            Section 3.13 Enforcement of Due-On-Sale Clauses; Assumption Agreements. (a) The Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause, if any, applicable thereto; provided, however, that the Servicer shall not exercise any such rights if prohibited by law from doing so. If the Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided that no such substitution shall be effective unless such person satisfies the then current underwriting criteria of the Servicer for mortgage loans similar to the Mortgage Loans. In connection with any assumption or substitution, the Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy. Any fee collected by the Servicer in respect of an assumption or substitution of liability agreement will be retained by the Servicer as additional Servicing Compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Interest Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the executed original of such substitution or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

            (b) Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Servicer may be restricted by law from preventing, for any reason whatever. For purposes of this Section 3.13, the term "assumption" is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

            Section 3.14 Realization Upon Defaulted Mortgage Loans. The Servicer shall use its best efforts, consistent with Customary Servicing Procedures, to foreclose upon or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. The Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will be recoverable as Servicing Advances by the Servicer as contemplated in Sections 3.11 and 3.20. The foregoing is subject to the provision that, in any case in which a Mortgaged Property shall have suffered damage from an Uninsured Cause, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion that such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses.

            (a) Notwithstanding the foregoing provisions of this Section 3.14 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall not, on behalf of the Trust, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trust, the Trustee or the Certificateholders would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has also previously determined, based on its reasonable judgment and a prudent report prepared by an Independent Person who regularly conducts environmental audits using customary industry standards, that:

                        (1) such Mortgaged Property is in compliance with
                  applicable environmental laws or, if not, that it would be in the best economic interest of the Trust to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

                        (2) there are no circumstances present at such Mortgaged
                  Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Trust to take such actions with respect to the affected Mortgaged Property.

            The cost of the environmental audit report contemplated by this
Section 3.14 shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account, such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

            If the Servicer determines, as described above, that it is in the best economic interest of the Trust to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in the best economic interest of the Trust. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account, such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

            (b) The proceeds from any liquidation of a Mortgage Loan, as well as any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Servicer for any related unreimbursed Servicing Advances and Servicing Fees; second, to reimburse the Servicer for any unreimbursed Periodic Advances and unreimbursed Capitalized Advance Amounts and to reimburse the Collection Account for any Nonrecoverable Advances (or portions thereof) that were previously withdrawn by the Servicer pursuant to Section 3.11(a)(iii) that related to such Mortgage Loan; third, to accrued and unpaid interest (to the extent no Periodic Advance has been made for such amount or any such Periodic Advance has been reimbursed) on the Mortgage Loan or related REO Property, at the Mortgage Interest Rate to the Due Date occurring in the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the Mortgage Loan. Excess Proceeds, if any, from the liquidation of a Liquidated Mortgage Loan will be retained by the Servicer as additional Servicing Compensation pursuant to Section 3.17.

            Section 3.15 Trustee to Cooperate; Release of Mortgage Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Trustee (or, at the direction of the Trustee, the Custodian) by delivering, or causing to be delivered, two copies (one of which will be returned to the Servicer with the Mortgage File) of a Request for Release (which may be delivered in an electronic format acceptable to the Trustee and the Servicer). Upon receipt of such request, the Trustee or the Custodian, as applicable, shall within seven Business Days release the related Mortgage File to the Servicer. The Trustee shall deliver to the Servicer the Mortgage Note with written evidence of cancellation thereon. If the Mortgage has been recorded in the name of MERS or its designee, the Servicer shall take all necessary action to reflect the release of the Mortgage on the records of MERS. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor. From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee or the Custodian, as applicable, shall, upon delivery to the Trustee (or, at the direction of the Trustee, the Custodian) of a Request for Release signed by a Servicing Officer, release the Mortgage File within seven Business Days to the Servicer. Subject to the further limitations set forth below, the Servicer shall cause the Mortgage File so released to be returned to the Trustee or the Custodian, as applicable, when the need therefor by the Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Collection Account, in which case the Servicer shall deliver to the Trustee or the Custodian, as applicable, a Request for Release, signed by a Servicing Officer.

            Upon prepayment in full of any Mortgage Loan or the receipt of notice that funds for such purpose have been placed in escrow, the Servicer shall give an instrument of satisfaction (or Assignment of Mortgage without recourse) regarding the Mortgaged Property relating to such Mortgage Loan, which instrument of satisfaction or Assignment of Mortgage, as the case may be, shall be delivered to the Person entitled thereto against receipt of the prepayment in full. If the Mortgage is registered in the name of MERS or its designee, the Servicer shall take all necessary action to reflect the release on the records of MERS. In lieu of executing such satisfaction or Assignment of Mortgage, or if another document is required to be executed by the Trustee, the Servicer may deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

            Section 3.16 Documents, Records and Funds in Possession of the Servicer to Be Held for the Trustee. The Servicer shall transmit to the Trustee or, at the direction of the Trustee, the Custodian as required by this Agreement all documents and instruments in respect of a Mortgage Loan coming into the possession of the Servicer from time to time and shall account fully to the Trustee for any funds received by the Servicer or which otherwise are collected by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. The documents constituting the Servicing File shall be held by the Servicer as custodian and bailee for the Trustee. All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Collection Account, shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Servicer also agrees that it shall not knowingly create, incur or subject any Mortgage File or any funds that are deposited in the Collection Account, Certificate Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance created by the Servicer, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

            Section 3.17 Servicing Compensation. The Servicer shall be entitled out of each payment of interest on a Mortgage Loan (or portion thereof) and included in the Trust Estate to retain or withdraw from the Collection Account an amount equal to the Servicing Fee for such Distribution Date; provided, however, that the aggregate Servicing Fee for the Servicer relating to the Mortgage Loans in a Loan Group shall be reduced (but not below zero) by an amount equal to the Compensating Interest for such Loan Group.

            Any additional Servicing Compensation shall be retained by the Servicer to the extent not required to be deposited in the Collection Account pursuant to Section 3.08(b). The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement.

            Section 3.18 Annual Statement as to Compliance. The Trustee and the Servicer shall deliver, and the Servicer shall cause each Additional Servicer engaged by it to deliver, in electronic form to the Depositor and each Rating Agency on or before March 5 of each year or if such day is not a Business Day, the next Business Day (with a 10 calendar day cure period, but in no event later than March 15), followed by a hard copy within 10 calendar days, commencing in March 2009, a certificate in the form required by Item 1123 of Regulation AB, to the effect that (i) an authorized officer of the Trustee, the Servicer or the Additional Servicer, as the case may be, has reviewed (or a review has been made under his or her supervision of) such party's activities under this Agreement or such other applicable agreement in the case of an Additional Servicer, during the prior calendar year or portion thereof and (ii) to the best of such officer's knowledge, based on such review, such party has fulfilled all of its obligations under this Agreement, or such other applicable agreement in the case of an Additional Servicer, in all material respects throughout the prior calendar year or portion thereof or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. Promptly after receipt of each such certificate, the Depositor shall review such certificate and, if applicable, consult with the Servicer and the Trustee as to the nature of any failure to fulfill any obligation under the Agreement, or such other applicable agreement in the case of an Additional Servicer, in any material respect.

            Section 3.19 Assessments of Servicing Compliance; Registered Public Accounting Firm Attestation Reports. (a) Each of the Servicer and the Trustee, at its own expense, shall furnish, and shall cause any Servicing Function Participant engaged by it to furnish, at such party's expense, to the Depositor in electronic form, not later than March 5 of each year or if such day is not a Business Day, the next Business Day (with a 10 calendar day cure period, but in no event later than March 15), followed by a hard copy within 10 calendar days, commencing in March 2009, a report on an assessment of compliance with the Servicing Criteria applicable to it that contains (A) a statement by such party of its responsibility for assessing compliance with the Servicing Criteria applicable to it, (B) a statement that such party used the Servicing Criteria to assess compliance with the Servicing Criteria applicable to it, (C) such party's assessment of compliance with the Servicing Criteria applicable to it as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to
Section 3.22, including, if there has been any material instance of noncompliance with the Servicing Criteria applicable to it, an identification of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such party's assessment of compliance with the Servicing Criteria applicable to such party as of and for such period; provided, however that no such assessment shall be required with respect to any Servicing Function Participant who would not be considered a separate "party participating in the servicing function" for purposes of Item 1122 of Regulation AB, as then interpreted by the Securities and Exchange Commission. In the event of any disagreement among any of the parties hereto regarding the application of the Securities and Exchange Commission's interpretation to a particular Servicing Function Participant, the determination of the Servicer shall be binding.

            Each such assessment of compliance report shall be addressed to the Depositor and signed by an authorized officer of the applicable party, and shall address each of the Relevant Servicing Criteria set forth on Exhibit Q hereto, or as set forth in the notification furnished to the Depositor pursuant to
Section 3.19(c). The Servicer and the Trustee hereby acknowledge and agree that their respective assessments of compliance will cover the items identified on Exhibit Q hereto as being covered by such party. The parties to this Agreement acknowledge that where a particular Servicing Criterion has multiple components, each party's assessment of compliance (and related attestation of compliance) will relate only to those components that are applicable to such party. Promptly after receipt of each such report on assessment of compliance, the Depositor shall review each such report and, if applicable, consult with the Servicer or the Trustee as to the nature of any material instance of noncompliance with the Servicing Criteria applicable to it (or any Servicing Function Participant engaged or utilized by the Servicer or the Trustee, as applicable).

            (b) Each of the Servicer and the Trustee, at its own expense, shall cause, and shall cause any Servicing Function Participant engaged by it from which an assessment of servicing compliance is required pursuant to Section 3.19(a), at such party's expense, to cause, not later than March 5 of each year or if such day is not a Business Day, the next Business Day (with a 10 calendar day cure period, but in no event later than March 15), commencing in March 2009, a registered public accounting firm (which may also render other services to the Servicer, the Trustee, or such other Servicing Function Participants, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish electronically a report to the Depositor (with a hard copy to follow within 10 calendar days), to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Servicing Criteria applicable to it, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, it is expressing an opinion as to whether such party's assessment of compliance with the Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party's assessment of compliance with the Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language. If requested by the Depositor, such report shall contain or be accompanied by a consent of such accounting firm to inclusion or incorporation of such report in the Depositor's registration statement on Form S-3 relating to the Offered Certificates and the Form 10-K for the Trust.

            Promptly after receipt of each such accountants' attestation report, the Depositor shall review the report and, if applicable, consult with the Servicer or the Trustee if such report (i) states that a party's assessment of compliance was not fairly stated in any material respect or (ii) is unable to state an overall opinion.

            (c) No later than 30 days following the end of each fiscal year for the Trust for which a Form 10-K is required to be filed, (i) the Servicer shall forward to the Depositor the name of each Servicing Function Participant engaged by it and what Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant and (ii) the Trustee shall forward to the Depositor the name of each Servicing Function Participant engaged by it and what Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant, in each case to the extent of any change from the prior year's notice, if any.

            (d) Beginning with fiscal year 2009 and thereafter, none of the Servicer, the Trustee or any Servicing Function Participant engaged by such parties shall be required to deliver or cause the delivery of any such assessments or attestation reports until April 15 of the following year unless such party has received written notice from the Depositor that a Form 10-K is required to be filed in respect of the Trust for the preceding fiscal year.

            Section 3.20 Advances. The Servicer shall determine on or before each Servicer Advance Date whether it is required to make a Periodic Advance pursuant to the definition thereof. If the Servicer determines it is required to make a Periodic Advance, it shall, on or before the Servicer Advance Date, either (a) deposit into the Collection Account an amount equal to the Advance and/or (b) make an appropriate entry in its records relating to the Collection Account that any portion of the Amount Held for Future Distribution with respect to a Loan Group in the Collection Account has been used by the Servicer in discharge of its obligation to make any such Periodic Advance on a Mortgage Loan in such Loan Group. Any funds so applied shall be replaced by the Servicer by deposit in the Collection Account no later than the close of business on the Business Day preceding the next Servicer Advance Date. The Servicer shall be entitled to be reimbursed from the Collection Account for all Advances (including Capitalized Advance Amounts) of its own funds made pursuant to this
Section 3.20 as provided in Section 3.11(a). The obligation to make Periodic Advances with respect to any Mortgage Loan shall continue until the ultimate disposition of the REO Property or Mortgaged Property relating to such Mortgage Loan. The Servicer shall inform the Trustee of the amount of the Periodic Advance to be made by the Servicer with respect to each Loan Group on each Servicer Advance Date no later than the related Remittance Date.

            The Servicer shall deliver to the Trustee on the related Servicer Advance Date an Officer's Certificate of a Servicing Officer indicating the amount of any proposed Periodic Advance determined by the Servicer to be a Nonrecoverable Advance. Notwithstanding anything to the contrary, the Servicer shall not be required to make any Periodic Advance or Servicing Advance that would be a Nonrecoverable Advance.

            Section 3.21 Modifications, Waivers, Amendments and Consents. (a) Subject to this Section 3.21, the Servicer may agree to any modification, waiver, forbearance, or amendment of any term of any Mortgage Loan without the consent of the Trustee or any Certificateholder. All modifications, waivers, forbearances or amendments of any Mortgage Loan shall be in writing and shall be consistent with Customary Servicing Procedures.

            (b) The Servicer shall not agree to enter into, and shall not enter into, any modification, waiver (other than a waiver referred to in Section 3.13, which waiver, if any, shall be governed by Section 3.13), forbearance or amendment of any term of any Mortgage Loan if such modification, waiver, forbearance, or amendment would:

            (i) forgive principal owing under such Mortgage Loan or permanently reduce the interest rate on such Mortgage Loan;

            (ii) affect the amount or timing of any related payment of principal, interest or other amount payable thereunder;

            (iii) in the Servicer's judgment, materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon; or

            (iv) otherwise constitute a "significant modification" within the meaning of Treasury Regulations Section 1.860G-2(b);

unless (A) the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable, and (B) the Servicer has reasonably determined that such modification, waiver, forbearance or amendment is in the best interests of the Certificateholders in the aggregate. Notwithstanding the foregoing, the Servicer shall not permit any modification with respect to any Mortgage Loan that would (x) effect an exchange or reissuance of such Mortgage Loan under Section 1.860G-2(b) of the Treasury Regulations, (y) cause any REMIC created hereunder to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions or, (z) extend the final maturity date with respect to any Mortgage Loan in a Loan Group beyond the Final Scheduled Maturity Date for the Certificates in the Related Group. For the avoidance of doubt, a modification, waiver, forbearance, or amendment shall be deemed to be in the best interests of the Certificateholders if the Servicer determines that such modification, waiver, forbearance or amendment is reasonably likely to increase the proceeds of the related Mortgage Loan over the amount expected to be collected pursuant to foreclosure. Subject to Customary Servicing Procedures, the Servicer may permit a forbearance for a Mortgage Loan which in the Servicer's judgment is subject to imminent default.

            (c) The Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, waiver, forbearance or amendment, the granting of which is within the Servicer's discretion pursuant to the Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to the Servicer, as additional Servicing Compensation, a reasonable or customary fee for the additional services performed in connection with such request, together with any related costs and expenses incurred by the Servicer, which amount shall be retained by the Servicer as additional Servicing Compensation.

            (d) The Servicer shall notify the Depositor and the Trustee, in writing, of any modification, waiver, forbearance or amendment of any term of any Mortgage Loan and the date thereof, and shall deliver to the Trustee (or, at the direction of the Trustee, the Custodian) for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver, forbearance or amendment, promptly (and in any event within ten Business
Days) following the execution thereof; provided, however, that if any such modification, waiver, forbearance or amendment is required by applicable law to be recorded, the Servicer (i) shall deliver to the Trustee a copy thereof and
(ii) shall deliver to the Trustee such document, with evidence of notification upon receipt thereof from the public recording office.

            Section 3.22 Reports to the Securities and Exchange Commission. (a) The Trustee, the Mortgage Loan Seller and the Servicer shall reasonably cooperate with the Depositor to enable the Depositor to satisfy its reporting requirements under the Exchange Act and the parties hereto shall reasonably cooperate to enable the Securities and Exchange Commission requirements with respect to the Depositor to be met in the event that the Securities and Exchange Commission issues additional interpretive guidelines or promulgates rules or regulations, or in the event of any other change of law that would require reporting arrangements or the allocation of responsibilities with respect thereto, as described in this Section 3.22, to be conducted or allocated in a different manner. Without limiting the generality of the foregoing, the Depositor shall prepare any Current Reports on Form 8-K (each, a "Form 8-K"), Distribution Reports on Form 10-D (each, a "Form 10-D") and Annual Reports on Form 10-K (each, a "Form 10-K") as required by the Exchange Act and the rules and regulations of the Securities and Exchange Commission thereunder, the Servicer or the Depositor shall sign such forms (other than Form 8-Ks) or the Depositor shall sign such Form 8-Ks, and the Depositor shall file (via the Securities and Exchange Commission's Electronic Data Gathering and Retrieval System) such forms.

            (b) Each Form 10-D shall be filed by the Depositor within 15 days after each Distribution Date and will include a copy of the monthly statement to Certificateholders delivered pursuant to Section 5.04(b) (each, a "Distribution Date Statement") for such Distribution Date as an exhibit thereto (which such Distribution Date Statement shall be made available by the Trustee to the Depositor in accordance with Section 5.04(b)). In addition, the Depositor shall include under Item 1 of each Form 10-D any information required by Item 1121 of Regulation AB to the extent relevant that is not included on the Distribution Date Statement. Any information in addition to the Distribution Date Statement and any other information required by Item 1121 of Regulation AB ("Additional Form 10-D Information") shall be determined by the party preparing such information as set forth on Exhibit R-1 hereto and the Depositor shall compile such information pursuant to the following paragraph.

            As set forth on Exhibit R-1 hereto, within 5 calendar days after the related Distribution Date, certain parties hereto shall be required to provide to the Depositor, to the extent known by such parties, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Depositor and such party, (i) any Additional Form 10-D Information, if applicable and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Information.

            After preparing the Form 10-D, the Depositor shall forward electronically a draft copy of the Form 10-D to the Servicer for review. No later than 2 Business Days prior to the 15th calendar day after the related Distribution Date, the Servicer shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to immediately follow) to the Depositor. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Depositor will follow the procedures set forth in Section 3.22(e).

            (c) On or before 90 days after the end of each fiscal year of the Trust (or such earlier date as may be required by the Exchange Act and the rules and regulations of the Securities and Exchange Commission) (the "10-K Filing Deadline") commencing in 2009, the Depositor shall file a Form 10-K, in form and substance as required by applicable law or applicable Securities and Exchange Commission staff interpretations. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Depositor within the applicable time frames set forth in this Agreement: (i) an annual compliance statement for the Trustee, the Servicer and each Additional Servicer, as described under Section 3.18, (ii)(A) the annual reports on assessment of compliance with Servicing Criteria for the Servicer, the Trustee and each Servicing Function Participant, as described under Section 3.19, and
(B) if the Servicer's, the Trustee's or each Servicing Function Participant's report on assessment of compliance with Servicing Criteria described under
Section 3.19 identifies any material instance of noncompliance or is not included, disclosure identifying such instance of noncompliance or disclosure that such report is not included and an explanation thereof, as the case may be,
(iii)(A) the registered public accounting firm attestation report for the Servicer, the Trustee and each Servicing Function Participant, as described under Section 3.19, and (B) if any registered public accounting firm attestation report described under Section 3.19 identifies any material instance of noncompliance or is not included, disclosure identifying such instance of noncompliance or disclosure that such report is not included and an explanation thereof, as the case may be, and (iv) a Certification as described in this
Section 3.22(c). Any information in addition to (i) through (iv) above that is required to be included on Form 10-K ("Additional Form 10-K Information") shall be prepared by the party responsible for preparing such information as set forth on Exhibit R-2 hereto and the Depositor shall compile such information pursuant to the following paragraph.

            As set forth on Exhibit R-2 hereto, no later than March 1st of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2009, certain parties to this Agreement shall be required to provide to the Depositor, to the extent known by such applicable parties, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Depositor and such party, (i) any Additional Form 10-K Information, if applicable and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Information.

            After preparing the Form 10-K, the Depositor shall forward electronically a draft copy of the Form 10-K to the Servicer for review. No later than the close of business on the fourth Business Day prior to the 10-K Filing Deadline, a senior officer of the Servicer in charge of the servicing function shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K, together with a signed copy of the certification (the "Certification") attached hereto as Exhibit O and required to be included with each Form 10-K pursuant to the Sarbanes-Oxley Act of 2002, as amended (with an original executed hard copy of each to follow by overnight mail) to the Depositor. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Depositor will follow the procedures set forth in
Section 3.22(e). The parties to this Agreement acknowledge that the performance by the Depositor of its duties under this Section 3.22(c) relating to the timely preparation and filing of Form 10-K is contingent upon such parties (and any Additional Servicer or Servicing Function Participant) strictly observing all applicable deadlines in the performance of their duties under this Section 3.22,
Section 3.18 and Section 3.19.

            For so long as the Trust is subject to the reporting requirements of the Exchange Act, the Trustee shall provide to the Servicer, on or before March 5 of each year or if such day is not a Business Day, the next Business Day (with a 10 calendar day cure period), followed by a hard copy within 10 days, commencing in March 2009, and otherwise within a reasonable period of time upon request, a certification in the form attached hereto as Exhibit P. In the event the Trustee is terminated or resigns pursuant to the terms of this Agreement, such Trustee shall provide a certification in the form attached hereto as Exhibit P with respect to the period of time it was subject to this Agreement. In addition, the Trustee shall indemnify and hold harmless the Depositor, the Servicer, the Mortgage Loan Seller and the Sponsor and their officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any inaccuracy in (i) the assessment of compliance with the Servicing Criteria pursuant to Section
3.19 provided by Trustee or any Servicing Function Participant appointed by the Trustee and (ii) the certification provided by the Trustee pursuant to this
Section 3.22(c), any breach of the obligations under Sections 3.19 and 3.22(c) of the Trustee or any Servicing Function Participant appointed by the Trustee or the Trustee's or such Servicing Function Participant's negligence, bad faith or willful misconduct in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, the Servicer, the Mortgage Loan Seller and the Sponsor and their officers, directors and Affiliates, then the Trustee agrees that it shall contribute to the amount paid or payable by the Depositor, the Servicer, and the Sponsor, any of their officers, directors or Affiliates as a result of the losses, claims, damages or liabilities of the Depositor, the Servicer, the Mortgage Loan Seller or the Sponsor, any of their officers, directors or Affiliates in such proportion as is appropriate to reflect the relative fault of the Depositor, the Servicer, the Mortgage Loan Seller and the Sponsor and each of their officers, directors and Affiliates on the one hand and the Trustee on the other in connection with a breach of the Trustee's obligations under this Section 3.22(c) or the Trustee's negligence, bad faith or willful misconduct in connection therewith.

            (d) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a "Reportable Event"), the Depositor shall prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act. Any information related to a Reportable Event or that is otherwise required to be included on Form 8-K (such information, "Form 8-K Information") shall be reported to the Depositor by the parties set forth on Exhibit R-3 hereto and compiled by the Depositor pursuant to the following paragraph.

            As set forth on Exhibit R-3 hereto, for so long as the Trust is subject to the Exchange Act reporting requirements, no later than 12:00 noon on the second Business Day after the occurrence of a Reportable Event certain parties to this Agreement shall be required to provide to the Depositor, to the extent known by such applicable parties, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Depositor and such party, (i) any Form 8-K Information, if applicable and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 8-K Information.

            An officer of the Depositor shall sign each Form 8-K. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Depositor will follow the procedures set forth in Section 3.22(e).

            (e) In the event that the Depositor is unable to timely file with the Securities and Exchange Commission all or any required portion of any Form 8-K, Form 10-D or Form 10-K required to be filed by this Agreement because required information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Depositor will immediately notify the Trustee and the Servicer. In the case of Form 10-D and Form 10-K, the Depositor, Servicer and Trustee will cooperate to prepare and file a Form 12b-25 pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Depositor will, upon receipt of all information required to be included on Form 8-K, include such disclosure in the filing of such Form 8-K or include such disclosure on the next Form 10-D. Within 5 calendar days following the original due date of the Form 10-D, the Depositor shall prepare and file the related Form 10-D. Within 15 calendar days following the original due date of the Form 10-K, the Depositor shall prepare and file the related Form 10-K. In the event that any previously filed Form 8-K, Form 10-D or Form 10-K needs to be amended, the party to this Agreement deciding that an amendment to such Form 8-K, Form 10-D or Form 10-K is required will notify the Depositor, the Trustee and the Servicer and such parties will cooperate to prepare any necessary Form 8-K/A, Form 10-D/A or Form 10-K/A. Any Form 12b-25 or any amendment to Form 10-D or Form 10-K shall be signed by a senior officer of the Servicer in charge of the servicing function. Any amendment to Form 8-K or any Form 15 (as described in Section 3.22(g)) shall be signed by an officer of the Depositor.

            (f) [Reserved]

            (g) The obligations set forth in paragraphs (a) through (f) of this Section shall only apply with respect to periods for which the Depositor is obligated to file reports on Form 8-K, 10-D or 10-K. On or prior to January 30th of the first year in which the Depositor is permitted to do so under Section 15(d) of the Exchange Act and other applicable law and regulations, the Depositor shall prepare and file with the Securities and Exchange Commission a Form 15 Suspension Notification with respect to the Trust. At any time after the filing of a Form 15 Suspension Notification, if the number of Certificateholders of record exceeds the number set forth in Section 15(d) of the Exchange Act or the regulations promulgated pursuant thereto which would cause the Trust to again become subject to the reporting requirements of the Exchange Act, the Depositor shall recommence preparing and filing reports on Form 10-D and 10-K as required pursuant to this Section and the parties hereto will again have the obligations set forth in paragraphs (a) through (f) of this Section.

            (h) The Trustee, the Servicer and the Mortgage Loan Seller shall notify the Depositor of any proceedings of the type described in Item 1117 of Regulation AB, together with a description thereof, within five Business Days of any such party's knowledge thereof. In addition, the Trustee, the Servicer and the Mortgage Loan Seller shall notify the Depositor of any affiliations or relationships that develop following the Closing Date between the Depositor, the Trustee, the Servicer or the Mortgage Loan Seller and any of parties listed in
Item 1119 of Regulation AB, together with a description thereof, within five Business Days of any such party's knowledge thereof.

            Section 3.23 Buy-Down Account; Application of Buy-Down Funds. In addition to the Collection Account, if any of the Mortgage Loans are Buy-Down Mortgage Loans, the Servicer shall establish and maintain a Buy-Down Account, which is not part of the Trust Estate, and shall deposit therein all Buy-Down Funds not later than the Business Day following the day of receipt and posting by the Servicer. The Servicer shall account for the deposits to and withdrawals from the Buy-Down Account. Notwithstanding the foregoing, the Servicer is permitted to commingle the Buy-Down Funds in one Buy-Down Account. The Servicer shall invest the funds in the Buy-Down Account in investments which are Permitted Investments. All income and gain realized from any such investment, to the extent not required by the applicable Buy-Down Agreements to be applied to pay interest on the related Buy-Down Mortgage Loans, shall be for the benefit of the Servicer. The amount of any losses incurred in respect of such investments shall be deposited in the Buy-Down Account by the Servicer out of its own funds immediately as realized.

            With respect to each Buy-Down Mortgage Loan, on the Business Day next following receipt of the Mortgagor's required monthly payment under the related Buy-Down Agreement, the Servicer shall withdraw from the Buy-Down Account and deposit in immediately available funds in the Collection Account an amount which, when added to such Mortgagor's payment, will equal the full monthly payment due under the related Mortgage Note.

            Upon termination of a Buy-Down Agreement, no further Buy-Down Funds relating thereto shall be deposited into the Collection Account, and the Servicer may withdraw the related Buy-Down Funds which remain in the Buy-Down Account and distribute such funds as provided by such Buy-Down Agreement.

                                   ARTICLE IV

                              REMITTANCE STATEMENT

            Section 4.01 Statement. Each month, not later than 4:00 noon Eastern time on the Business Day following each Determination Date, the Servicer shall deliver to the Trustee, a statement (in substance and format mutually acceptable to the Servicer and the Trustee) setting forth the information necessary in order for the Trustee to perform its obligations under this Agreement. The Trustee may conclusively rely upon the information contained in such statement for all purposes hereunder and shall have no duty to verify or re-compute any of the information contained therein.

                                   ARTICLE V

                 PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS;
                              REMIC ADMINISTRATION

            Section 5.01 Distributions. On each Distribution Date, based solely on the information provided by the Servicer to the Trustee, the Trustee shall distribute or be deemed to distribute, as applicable, out of the Certificate Account or the Upper-Tier REMIC Certificate Sub-Account, as applicable (to the extent funds are available therein), to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution) (a) by check mailed to such Certificateholder entitled to receive a distribution on such Distribution Date at the address appearing in the Certificate Register, or (b) upon written request by the Holder of a Certificate (other than the Residual Certificate), by wire transfer or by such other means of payment as such Certificateholder and the Trustee shall agree upon, such Certificateholder's Percentage Interest in the amount to which the related Class of Certificates is entitled in accordance with the priorities set forth below in
Section 5.02.

            None of the Holders of any Class of Certificates, the Depositor, the Servicer or the Trustee shall in any way be responsible or liable to Holders of any Class of Certificates in respect of amounts properly previously distributed on any such Class.

            With respect to each Distribution Date, in the event that the Servicer remits funds to the Trustee after the Business Day immediately preceding such Distribution Date, such funds may not be available for distribution to Certificateholders on such Distribution Date and, in such case, such funds will instead be made available to Certificateholders as soon as practicable thereafter.

            Amounts distributed with respect to any Class of Certificates shall be applied first to the distribution of interest thereon and then to principal thereon.

            Section 5.02 Priorities of Distributions. (a) Amounts allocated to a Class of Exchangeable REMIC Certificates will be made assuming no exchanges have ever occurred. Exchangeable Certificates will receive distributions in accordance with Section 5.02(e) and will not be allocated amounts under this
Section 5.02(a). On each Distribution Date, based solely on the information provided by the Servicer to the Trustee pursuant to Section 4.01, the Trustee shall withdraw from the Certificate Account (to the extent funds are available therein) (1) the amount payable to the Trustee pursuant to Section 3.11(b)(ii) and shall pay such funds to itself, and (2) the Pool Distribution Amount for each Loan Group, in an amount as specified in written notice received by the Trustee from the Servicer no later than the Business Day following the related Determination Date, and shall apply such funds (or be deemed to apply such funds, as applicable), first to the payment to itself of the amount payable with respect to such Loan Group pursuant to Section 3.11(b)(i) and then to distributions on the Certificates (other than the Exchangeable Certificates) in the following order of priority and to the extent of such funds, paying Group 1 solely from the Pool Distribution Amount for Loan Group 1 and paying Group 2 solely from the Pool Distribution Amount for Loan Group 2, in the following order of priority and to the extent of such funds:

            (i) concurrently, to each Class of Senior Certificates of such Group, pro rata, an amount allocable to interest equal to the Interest Distribution Amount for such Class and any shortfall being allocated among such Classes in proportion to the amount of the Interest Distribution Amount that would have been distributed in the absence of such shortfall;

            (ii) (a) in the case of Group 1, to the Group 1 Senior Certificates in an aggregate amount up to the Senior Principal Distribution Amount for Loan Group 1, such distribution to be allocated among such Classes in accordance with Section 5.02(b); and (b) in the case of Group 2, to the Senior Non-PO Certificates of such Group and to the Class 2-PO Certificates, pro rata, based on their respective Senior Principal Distribution Amount and PO Principal Amount, (A) to the Senior Non-PO Certificates of such Group, in an aggregate amount up to the Senior Principal Distribution Amount for Loan Group 2, such distribution to be allocated among such Classes in accordance with Section 5.02(b) and (B) to the Class 2-PO Certificates, in an aggregate amount up to the PO Principal Amount;

            (iii) to the Class 2-PO Certificates, any PO Deferred Amount (after giving effect to the distribution to the Class 2-PO Certificates of the PO Recovery), up to the Subordinate Principal Distribution Amount for Loan Group 2 for such Distribution Date from amounts otherwise distributable first to the Class 2-B-6 Certificates pursuant to clause (iv)(L) below, second to the Class 2-B-5 Certificates pursuant to clause (iv)(J) below, third to the Class 2-B-4 Certificates pursuant to clause (iv)(H) below, fourth to the Class 2-B-3 Certificates pursuant to clause (iv)(F) below, fifth to the Class 2-B-2 Certificates pursuant to clause (iv)(D) below, and finally to the Class 2-B-1 Certificates pursuant to clause (iv)(B) below;

            (iv) to each Class of Subordinate Certificates, subject to paragraph
      (d) below, in the following order of priority:

                  (A) to the Class 1-B-1 Certificates or Class 2-B-1
            Certificates, as the case may be, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (B) to the Class 1-B-1 Certificates or Class 2-B-1
            Certificates, as the case may be, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date less, in the case of the Class 2-B-1 Certificates, any amount used to pay the PO Deferred Amounts of the Class 2-PO Certificates pursuant to clause
            (iii) above, until the Class Balance thereof has been reduced to zero;

                  (C) to the Class 1-B-2 Certificates or Class 2-B-2
            Certificates, as the case may be, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (D) to the Class 1-B-2 Certificates or Class 2-B-2
            Certificates, as the case may be, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date less, in the case of the Class 2-B-2 Certificates, any amount used to pay the PO Deferred Amounts of the Class 2-PO Certificates pursuant to clause
            (iii) above, until the Class Balance thereof has been reduced to zero;

                  (E) to the Class 1-B-3 Certificates or Class 2-B-3
            Certificates, as the case may be, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (F) to the Class 1-B-3 Certificates or Class 2-B-3
            Certificates, as the case may be, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date less, in the case of the Class 2-B-3 Certificates, any amount used to pay the PO Deferred Amounts of the Class 2-PO Certificates pursuant to clause
            (iii) above, until the Class Balance thereof has been reduced to zero;

                  (G) to the Class 1-B-4 Certificates or Class 2-B-4
            Certificates, as the case may be, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (H) to the Class 1-B-4 Certificates or Class 2-B-4
            Certificates, as the case may be, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date less, in the case of the Class 2-B-4 Certificates, any amount used to pay the PO Deferred Amounts of the Class 2-PO Certificates pursuant to clause
            (iii) above, until the Class Balance thereof has been reduced to zero;

                  (I) to the Class 1-B-5 Certificates or Class 2-B-5
            Certificates, as the case may be, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (J) to the Class 1-B-5 Certificates or Class 2-B-5
            Certificates, as the case may be, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date less, in the case of the Class 2-B-5 Certificates, any amount used to pay the PO Deferred Amounts of the Class 2-PO Certificates pursuant to clause
            (iii) above, until the Class Balance thereof has been reduced to zero;

                  (K) to the Class 1-B-6 Certificates or Class 2-B-6
            Certificates, as the case may be, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date; and

                  (L) to the Class 1-B-6 Certificates or Class 2-B-6
            Certificates, as the case may be, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date less, in the case of the Class 2-B-6 Certificates, any amount used to pay the PO Deferred Amounts of the Class 2-PO Certificates pursuant to clause
            (iii) above, until the Class Balance thereof has been reduced to zero; and

            (v) to the Holder of the Class 1-A-R Certificate in respect of the Class R-U Interest, any amounts remaining in the Upper-Tier REMIC Certificate Sub-Account and any remaining Pool Distribution Amounts.

            No Class of Certificates will be entitled to any distributions with respect to the amount payable pursuant to clause (ii) of the definition of "Interest Distribution Amount" after its Class Balance or Notional Amount has been reduced to zero.

            On any Distribution Date, amounts distributed in respect of the PO Deferred Amounts (including the distribution of the PO Recoveries) will not reduce the Class Balance of the Class 2-PO Certificates.

            All distributions in respect of the Interest Distribution Amount for a Class will be applied first with respect to the amount payable pursuant to clause (i) of the definition of "Interest Distribution Amount," and second with respect to the amount payable pursuant to clause (ii) of such definition.

            On each Distribution Date, the Trustee shall distribute any Reimbursement Amount sequentially to the Classes of Certificates (other than Exchangeable Certificates) then outstanding which bore the loss to which such Reimbursement Amount relates beginning with the most senior of such Classes of Certificates, up to, with respect to each Class, the amount of loss borne by such Class. Any Reimbursement Amount remaining after the application described in the preceding sentence shall be included in the Pool Distribution Amount for the applicable Loan Group.

            On each Distribution Date, the Trustee shall distribute any PO Recovery for the Related Group to the Holders of the Class 2-PO Certificates.

            (vi) Distributions on the Uncertificated Lower-Tier Interests. On each Distribution Date, each Uncertificated Lower-Tier Interest (other than the Class 2-LIO Interest) shall receive distributions in respect of principal in an amount equal to the amount of principal distributed to its respective Corresponding Upper-Tier Class or Classes as provided herein. On each Distribution Date, each Uncertificated Lower-Tier Interest (other than the Class 2-LPO Interest) shall receive distributions in respect of interest in an amount equal to the Interest Accrual Amounts and Unpaid Interest Shortfalls, as the case may be, in respect of its Corresponding Upper-Tier Class or Classes, in each case to the extent actually distributed thereon. Such amounts distributed to the Uncertificated Lower-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Distribution Amount." Any distributions of principal made to the Uncertificated Lower-Tier Interests pursuant to this paragraph shall be made from the Group 1 Mortgage Loans to the Uncertificated Lower-Tier Interests beginning with the numeral "1" and from the Group 2 Mortgage Loans to the Uncertificated Lower-Tier Interests beginning with the numeral "2." In addition, after the distributions set forth above, the Holder of the Class 1-A-R Certificate shall receive in respect of the Class R-L-1-A Interest and Class R-L-2-A Interest, any amounts remaining in the 1-A Lower-Tier REMIC Certificate Sub-Account and the 2-A Lower-Tier REMIC Certificate Sub-Account, respectively.

            As of any date, the principal balance of each Uncertificated Lower-Tier Interest (other than the Class 2-LIO Interest) equals the aggregate of the Class Balances or Notional Amounts of the respective Corresponding Upper-Tier Class or Classes. The initial principal balance of each Uncertificated Lower-Tier Interest (other than the Class 2-LIO Interest) equals the aggregate of the Initial Class Balances or Initial Notional Amounts of the respective Corresponding Upper-Tier Class or Classes. As of any date, the notional amount of the Class 2-LIO Interest equals the Class 2-IO Notional Amount. The initial notional amount of the Class 2-LIO Interest equals the Initial Notional Amount of the Class 2-IO Certificates.

            The pass-through rate with respect to the Class 1-A-L1 Interest, Class 1-A-LUR Interest and Class 1-B-L1 Interest shall be the Net WAC of the Group 1 Mortgage Loans. The pass-through rate with respect to the Class 2-A-L2 Interest, Class 2-LIO Interest and Class 2-B-L1 Interest shall be 6.000% per annum. The Class 2-LPO Interest is a principal-only interest and is not entitled to distributions of interest.

            Any Non-Supported Interest Shortfalls and Relief Act Reductions will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest. Amounts distributed to the Uncertificated Lower-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Distribution Amount."

            (b) (i) On each Distribution Date prior to the Senior Credit Support Depletion Date for Group 1, the amount distributable to the Group 1 Senior Certificates pursuant to Section 5.02(a)(ii) for such Distribution Date, will be distributed, sequentially, as follows:

            first, to the Class 1-A-R Certificate, until its Class Balance has been reduced to zero; and

            second, concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, until their Class Balances have been reduced to zero.

            (ii) On each Distribution Date prior to the Senior Credit Support Depletion Date for Group 2, the amount distributable to the Group 2 Senior Certificates pursuant to Section 5.02(a)(ii) for such Distribution Date, will be distributed, concurrently, as follows:

           (A) 94.7331261241% as follows:

            (i) to the Class 2-A-5 Certificates, up to the Class 2-A-5 Priority Amount, until their Class Balance has been reduced to zero;

            (ii) to the Class 2-A-3 and Class 2-A-4 Certificates, sequentially, in that order, until their Class Balances have been reduced to zero; and

            (iii) to the Class 2-A-5 Certificates, until their Class Balance has been reduced to zero; and

           (B) 5.2668738759% to the Class 2-A-2 Certificates until their Class Balance has been reduced to zero.

            On each Distribution Date on or after the applicable Senior Credit Support Depletion Date, notwithstanding the allocation and priority set forth above, the portion of the Pool Distribution Amount with respect to a Loan Group available to be distributed as principal of the Senior Non-PO Certificates of the Related Group shall be distributed concurrently, as principal, on such Classes, pro rata, on the basis of their respective Class Balances until the Class Balances are reduced to zero.

            The Class 1-A-3 and Class 2-IO Certificates are Interest Only Certificates and are not entitled to distributions in respect of principal.

            (c) On each Distribution Date, Accrued Certificate Interest for each Class of Senior Certificates and each Class of Subordinate Certificates of a Group for such Distribution Date shall be reduced by such Class' pro rata share, based on such Class' Interest Distribution Amount for such Distribution Date, without taking into account the allocation made by this Section 5.02(c), of (A) Non-Supported Interest Shortfalls for the Related Loan Group, (B) on and after the applicable Senior Credit Support Depletion Date for such Group, any other Realized Loss on the Mortgage Loans in the Related Loan Group allocable to interest and (C) Relief Act Reductions incurred on the Mortgage Loans in the Related Loan Group during the calendar month preceding the month of such Distribution Date.

            (d) Notwithstanding the priority and allocation contained in Section 5.02(a)(iv), (x) if the Fractional Interest of any Class of Group 1 Subordinate Certificates on any Distribution Date is less than the Original Fractional Interest for such Class, no distribution of principal in respect of clause (ii) of the Subordinate Principal Distribution Amount for Loan Group 1 will be made to any Classes of Group 1 Subordinate Certificates junior to such Class (for Group 1, the "Restricted Classes") and (y) if the Fractional Interest of any Class of Group 2 Subordinate Certificates on any Distribution Date is less than the Original Fractional Interest for such Class, no distribution of principal will be made to any Classes of Group 2 Subordinate Certificates junior to such Class (for Group 2, the "Restricted Classes") and in either case, the Class Balances of the Restricted Classes of Subordinate Certificates of a Group will not be used in determining the Pro Rata Share for the Subordinate Certificates of such Group that are not Restricted Classes. If the aggregate Class Balance of the Subordinate Certificates of a Group that are not Restricted Classes is reduced to zero, notwithstanding the previous sentence, any funds remaining will be distributed sequentially to the Subordinate Certificates of such Group that are Restricted Classes in order of payment priority (beginning with the Class of Restricted Certificates of such Group then outstanding highest in order of payment priority).

            (e) (i) Outstanding Exchangeable Certificates will receive their proportionate share of distributions in respect of interest allocated to the Related Exchangeable REMIC Certificates pursuant to Section 5.02(a), 5.02(b)(iv) and Section 10.01.

            (ii) Outstanding Exchangeable Certificates will receive their proportionate share of distributions in respect of principal allocated to the Related Exchangeable REMIC Certificates pursuant to Sections 5.02(b)(i) and
(ii), Section 5.03(d) and Section 10.01.

            (iii) Outstanding Exchangeable Certificates will receive their proportionate share of any Reimbursement Amount allocated to the Related Exchangeable REMIC Certificates.

            Section 5.03 Allocation of Losses. (a) On or prior to each Determination Date, the Servicer shall inform the Trustee in writing with respect to each Mortgage Loan: (1) whether any Realized Loss is a Deficient Valuation or a Debt Service Reduction, (2) of the amount of such loss or Deficient Valuation, or of the terms of such Debt Service Reduction and (3) of the total amount of Realized Losses on the Mortgage Loans in each Loan Group. Based on such information, the Trustee shall determine the total amount of Realized Losses on the Mortgage Loans in each Loan Group with respect to the related Distribution Date. Realized Losses shall be allocated to the Certificates (other than Exchangeable Certificates) by a reduction in the Class Balances of the designated Classes pursuant to Section 5.03(b) below and to the Exchangeable Certificates as described in Section 5.03(b) below.

            (b) The Class Balance of the Class 2-PO Certificates shall be reduced on each Distribution Date by the amount, if any, by which the Class Balance of such Class (after giving effect to the amount to be distributed as a distribution of principal on such Distribution Date) exceeds the Adjusted Pool Amount (PO Portion) for Loan Group 2 for such Distribution Date.

            The Class Balance of the Group 1 Subordinate Certificates then outstanding most subordinate in order of payment priority shall be reduced or increased on each Distribution Date by the amount, if any, necessary such that the aggregate of the Class Balances of all outstanding Classes of Group 1 Senior Certificates and Group 1 Subordinate Certificates equals the Adjusted Pool Amount for Loan Group 1 for such Distribution Date.

            The Class Balance of the Group 2 Subordinate Certificates then outstanding most subordinate in order of payment priority shall be reduced or increased on each Distribution Date by the amount, if any, necessary such that the aggregate of the Class Balances of all outstanding Classes of Senior Non-PO Certificates of Group 2 and Group 2 Subordinate Certificates (after giving effect to the amount to be distributed as a distribution of principal and the allocation of the PO Deferred Amounts on such Distribution Date) equals the Adjusted Pool Amount (Non-PO Portion) for Loan Group 2 for such Distribution Date.

            After the Senior Credit Support Depletion Date for Group 1, the Class Balances of the Group 1 Senior Certificates in the aggregate shall be reduced or increased on each Distribution Date by the amount, if any, necessary such that the aggregate of the Class Balances of all outstanding Classes of Group 1 Senior Certificates (after giving effect to the amount to be distributed as a distribution of principal on such Distribution Date) equals the Adjusted Pool Amount for Loan Group 1 for such Distribution Date. After the Senior Credit Support Depletion Date for Group 2, the Class Balances of the Senior Non-PO Certificates of such Group in the aggregate shall be reduced or increased on each Distribution Date by the amount, if any, necessary such that the aggregate of the Class Balances of all outstanding Classes of Senior Non-PO Certificates of such Group (after giving effect to the amount to be distributed as a distribution of principal on such Distribution Date) equals the Adjusted Pool Amount (Non-PO Portion) for the Loan Group 2 for such Distribution Date.

            Any such reduction or increase shall be allocated among the Senior Non-PO Certificates of such Group, based on the Class Balance, immediately prior to such Distribution Date until the Class Balances thereof have been reduced to zero.

            Outstanding Exchangeable Certificates will be allocated their proportionate share of any increase or decrease in the Class Balance of a Related Exchangeable REMIC Certificate pursuant to this Section 5.03(b).

            (c) Any reduction or increase in the Class Balance of a Class of Certificates pursuant to Section 5.03(b) above shall be allocated among the Certificates of such Class in proportion to their respective Percentage Interests.

            (d) The calculation of the amount to be distributed as principal to any Class of Subordinate Certificates with respect to a Distribution Date (the "Calculated Principal Distribution") shall be made prior to the allocation of any Realized Losses for such Distribution Date; provided, however, the actual payment of principal to the Classes of Subordinate Certificates shall be made subsequent to the allocation of Realized Losses for such Distribution Date. In the event that after the allocation of Realized Losses for a Distribution Date, the Calculated Principal Distribution for a Class of Subordinate Certificates of a Group is greater than the Class Balance of such Class, the excess shall be distributed first, sequentially, to the Classes of Subordinate Certificates then outstanding of such Group (beginning with the Class of Subordinate Certificates of such Group then outstanding highest in order of payment priority) until the respective Class Balance of each such Class is reduced to zero and then to the Senior Non-PO Certificates of such Group, pro rata, on the basis of their respective Class Balances.

            (e) After the Senior Credit Support Depletion Date for Group 1, on any Distribution Date on which the Class 1-A-2 Loss Allocation Amount is greater than zero, the Class Balance of the Class 1-A-2 Certificates will be reduced by the Class 1-A-2 Loss Allocation Amount and, notwithstanding Section 5.03(b), the Class Balance of the Class 1-A-1 Certificates will not be reduced by the Class 1-A-2 Loss Allocation Amount. Notwithstanding the foregoing, on any Distribution Date in which the Class 1-A-1 Loss Amount exceeds the Class Balance of the Class 1-A-2 Certificates prior to any reduction for the Class 1-A-2 Loss Allocation Amount, such excess will be distributed in reduction of the Class Balance of the Class 1-A-1 Certificates. After the Senior Credit Support Depletion Date for Group 2, on any Distribution Date on which the Class 2-A-2 Loss Allocation Amount is greater than zero, the Class Balance of the Class 2-A-2 Certificates will be reduced by the Class 2-A-2 Loss Allocation Amount and, notwithstanding
Section 5.03(b), the Class Balances of the Class 2-A-3, Class 2-A-4 and Class 2-A-5 Certificates will not be reduced by the Class 2-A-2 Loss Allocation Amount. Notwithstanding the foregoing, on any Distribution Date in which the sum of the Class 2-A-3 Loss Amount, Class 2-A-4 Loss Amount and Class 2-A-5 Loss Amount exceeds the Class Balance of the Class 2-A-2 Certificates prior to any reduction for the Class 2-A-2 Loss Allocation Amount, such excess will be distributed pro rata, in reduction of the Class Balance of the Class 2-A-3, Class 2-A-4 and Class 2-A-5 Certificates.

            Any increase in Class Balance allocated to the Class 1-A-1 Certificates pursuant to Section 5.03(b) will instead increase the Class Balance of the Class 1-A-2 Certificates; and any increase in Class Balance allocated to the Class 2-A-3, Class 2-A-4 or Class 2-A-5 Certificates pursuant to Section 5.03(b) will instead increase the Class Balance of the Class 2-A-2 Certificates.

            Outstanding Exchangeable Certificates will be allocated their proportionate share of any increase or decrease in the Class Balance of a Related Exchangeable REMIC Certificate pursuant to this Section 5.03(e).

            (f) Notwithstanding any other provision of this Section 5.03, no Class Balance or Maximum Class Balance of a Class will be increased on any Distribution Date such that the Class Balance or Maximum Class Balance of such Class exceeds its Initial Class Balance or Maximum Initial Class Balance less all distributions of principal previously distributed in respect of such Class on prior Distribution Dates (excluding, in the case of any Class of Group 2 Subordinate Certificates, any principal otherwise payable to such Class but used to pay any PO Deferred Amount).

            (g) With respect to any Distribution Date, Realized Losses allocated pursuant to this Section 5.03 will be allocated to each Uncertificated Lower-Tier Interest as described in Section 5.02(a) in an amount equal to the Realized Losses allocated to such Uncertificated Lower-Tier Interest's Corresponding Upper-Tier Class or Classes.

            Section 5.04 Statements to Certificateholders. (a) Prior to the Distribution Date in each month, based upon (x) the information provided to the Trustee by the Servicer pursuant to Section 4.01 and (y) with respect to subsections (xxi) and (xxii) below, after consultation with the Depositor, the Trustee shall determine the following information with respect to such Distribution Date:

            (i) the date of such Distribution Date and the Determination Date for such Distribution Date;

            (ii) for each Class, the applicable Record Date and Interest Accrual Period;

            (iii) for each Class, the amount allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein, assuming in the case of a Class of Exchangeable REMIC Certificates no exchanges have occurred and in the case of a Class of Exchangeable Certificates that all exchanges have occurred;

            (iv) for each Class, the amount allocable to interest, any Class Unpaid Interest Shortfall included in such distribution and any remaining Class Unpaid Interest Shortfall after giving effect to such distribution, assuming in the case of a Class of Exchangeable REMIC Certificates no exchanges have occurred and in the case of a Class of Exchangeable Certificates that all exchanges have occurred;

            (v) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

            (vi) the Class Balance of each Class of Certificates (other than the Exchangeable Certificates) prior to and after giving effect to the distribution of principal on such Distribution Date and the Maximum Class Balance of each Class of Exchangeable Certificates;

            (vii) for each Loan Group, the Pool Stated Principal Balance for such Distribution Date;

            (viii) for each Loan Group, the Senior Percentage and the Subordinate Percentage for such Distribution Date;

            (ix) the amount of any lender paid primary mortgage insurance paid with respect to each Loan Group and such Distribution Date and the amount of the Servicing Fee paid to or retained by the Servicer with respect to each Loan Group and such Distribution Date;

            (x) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

            (xi) the amount of Periodic Advances included in the distribution on such Distribution Date, the aggregate amount of Periodic Advances outstanding as of the close of business on such Distribution Date and the amount of Periodic Advances reimbursed since the previous Distribution Date;

            (xii) for each Loan Group, the number and aggregate Stated Principal Balance of the Mortgage Loans, the Net WAC for Loan Group 1, the ranges of Mortgage Interest Rates for the Mortgage Loans, separated by 0.25%, the weighted average remaining term to maturity of the Mortgage Loans and the cumulative amount of Principal Prepayments, each as of the close of business on the last day of the calendar month preceding such Distribution Date;

            (xiii) for each Loan Group, the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure or in bankruptcy) in 30-day increments until foreclosure or other disposition, (B) in foreclosure, as of the close of business on the last day of the calendar month preceding such Distribution Date and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding such Distribution Date;

            (xiv) for each Loan Group, with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

            (xv) for each Loan Group, the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

            (xvi) for each Loan Group, the Senior Prepayment Percentage and the Subordinate Prepayment Percentage for such Distribution Date;

            (xvii) for each Loan Group, the aggregate amount of Realized Losses incurred during the preceding calendar month and for Group 2, any PO Deferred Amounts for such Distribution Date;

            (xviii) Class 1-A-3 Notional Amount and Class 2-IO Notional Amount;

            (xix) any expenses or indemnification amounts paid by the Trust, the specific purpose of each payment and the parties to whom such payments were made;

            (xx) for each Loan Group the amount of total Recoveries, the Non-PO Recovery and, in the case of Loan Group 2, the PO Recovery;

            (xxi) any material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments since the previous Distribution Date;

            (xxii) unless such information is set forth in the Form 10-D relating to such Distribution Date and provided the Trustee is reasonably able to include such information on the statement, any material breaches of representations and warranties relating to the Mortgage Loans and any material breach of covenants hereunder;

            (xxiii) the number and aggregate principal balance of any Mortgage Loans repurchased by the Mortgage Loan Seller from the Trust since the previous Distribution Date;

            (xxiv) a statement as to whether any exchanges of Exchangeable REMIC Certificates or Exchangeable Certificates have taken place since the preceding Distribution Date, and, if applicable, the names, Class Balances, Notional Amounts, Maximum Class Balances, Pass Through Rates, and any interest and principal paid, including any shortfalls allocated, of any Classes of Exchangeable REMIC Certificates or Exchangeable Certificates that were received by the Certificateholder as a result of such exchange;

            (xxv) for each Loan Group, the number and percentage (by aggregate Stated Principal Balance) of Mortgage Loans that were the subject of a Servicer Modification since the previous Distribution Date;

            (xxvi) for each Loan Group, the number and percentage (by aggregate Cut-off Date Principal Balance) of Mortgage Loans that were the subject of a Servicer Modification since the Closing Date;

            (xxvii) for each Loan Group, the aggregate amount of principal forgiveness as a result of a Servicer Modification since the previous Distribution Date;

            (xxviii) for each Loan Group, the aggregate amount of principal forgiven in connection with any Servicer Modifications since the Closing Date;

            (xxix) for each Loan Group, the percentage (by aggregate Stated Principal Balance) of Mortgage Loans that were the subject of a Servicer Modification within twelve months prior to the previous Distribution Date and are delinquent 60 days or more (averaged over the preceding six-month period);

            (xxx) for each Loan Group, a statement as to the delinquency status of Mortgage Loans that were the subject of a Servicer Modification since the Closing Date;

            (xxxi) for each Loan Group, the date of the most recent Servicer Modification; and

            (xxxii) for each Loan Group, with respect to Mortgage Loans that were the subject of a Servicer Modification, the Mortgage Interest Rate prior to such Servicer Modification and the Mortgage Interest Rate subsequent to such Servicer Modification.

            (b) No later than each Distribution Date, the Trustee, based upon information supplied to it pursuant to Section 4.01 hereof, shall make available to each Holder of a Certificate, each Rating Agency, the Depositor and the Servicer a statement setting forth the information set forth in Section 5.04(a).

            In the case of information furnished pursuant to clauses (iii) and
(iv) of Section 5.04(a), the amounts shall be expressed as a dollar amount per Certificate with a $1,000 Denomination.

            On each Distribution Date, the Trustee shall prepare and furnish to each Financial Market Service, in electronic or such other format and media mutually agreed upon by the Trustee, the Financial Market Service and the Depositor, the information contained in the statement described in Section 5.04(a) for such Distribution Date.

            The Trustee will make the monthly statement to Certificateholders (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, and other parties to this Agreement via the Trustee's Internet website, initially located at "www.ctslink.com". Assistance in using this website can be obtained by calling the Trustee's customer service desk at (866) 846-4526. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way the monthly statements to Certificateholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

            Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was the Holder of a Certificate, if requested in writing by such Person, a statement containing the information set forth in clauses (iii), (iv) and (ix) of Section 5.04(a), in each case aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in force.

            The Trustee shall deliver to the Holders of Certificates any reports or information the Trustee is required by this Agreement or the Code, Treasury Regulations or REMIC Provisions to deliver to the Holders of Certificates, and the Trustee shall prepare and provide to the Certificateholders (by mail, telephone, or publication as may be permitted by applicable Treasury Regulations) such other reasonable information as the Trustee deems necessary or appropriate or is required by the Code, Treasury Regulations, and the REMIC Provisions including, but not limited to, (i) information to be reported to the Holder of the Residual Certificate for quarterly notices on Schedule Q (Form
1066) (which information shall be forwarded to the Holder of the Residual Certificate by the Trustee), (ii) information to be provided to the Holders of Certificates with respect to amounts which should be included as interest and original issue discount in such Holders' gross income and (iii) information to be provided to all Holders of Certificates setting forth the percentage of each REMIC's assets, determined in accordance with Treasury Regulations using a convention, not inconsistent with Treasury Regulations, selected by the Trustee in its absolute discretion, that constitute real estate assets under Section 856 of the Code, and assets described in Section 7701(a)(19)(C) of the Code; provided, however, that in setting forth the percentage of such assets of each REMIC, nothing contained in this Agreement, including without limitation Section
7.03 hereof, shall be interpreted to require the Trustee periodically to appraise the fair market values of the assets of the Trust Estate or to indemnify the Trust Estate or any Certificateholders from any adverse federal, state or local tax consequences associated with a change subsequently required to be made in the Depositor's initial good faith determinations of such fair market values (if subsequent determinations are required pursuant to the REMIC Provisions) made from time to time.

            For all purposes of this Agreement, with respect to any Mortgage Loan, delinquencies shall be determined and reported based on the so-called "MBA" methodology for determining delinquencies on mortgage loans similar to the Mortgage Loans. By way of example, a Mortgage Loan would be delinquent with respect to a Monthly Payment due on a Due Date if such Monthly Payment is not made by the close of business on the Mortgage Loan's next succeeding Due Date, and a Mortgage Loan would be more than 30-days delinquent with respect to such Monthly Payment if such Monthly Payment were not made by the close of business on the Mortgage Loan's second succeeding Due Date.

            Section 5.05 Tax Returns and Reports to Certificateholders. (a) For federal income tax purposes, each REMIC shall have a calendar year taxable year and shall maintain its books on the accrual method of accounting.

            (b) The Trustee shall prepare or cause to be prepared, shall execute and shall file or cause to be filed with the Internal Revenue Service and applicable state or local tax authorities income tax information returns for each taxable year with respect to each REMIC containing such information at the times and in the manner as may be required by the Code, the Treasury Regulations or state or local tax laws, regulations, or rules, and shall furnish or cause to be furnished to each REMIC and the Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby. Within 30 days of the Closing Date, the Trustee shall furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise required by the Code or the Treasury Regulations, the name, title, address and telephone number of the person that Holders of the Certificates may contact for tax information relating thereto, together with such additional information at the time or times and in the manner required by the Code or the Treasury Regulations. Such federal, state, or local income tax or information returns shall be signed by the Trustee, or such other Person as may be required to sign such returns by the Code, the Treasury Regulations or state or local tax laws, regulations, or rules.

            (c) In the first federal income tax return of each REMIC for its short taxable year ending December 31, 2008, REMIC status shall be elected for such taxable year and all succeeding taxable years.

            (d) The Trustee will maintain or cause to be maintained such records relating to each REMIC, including but not limited to records relating to the income, expenses, assets and liabilities of the Trust Estate, and the initial fair market value and adjusted basis of the Trust Estate property and assets determined at such intervals as may be required by the Code or the Treasury Regulations, as may be necessary to prepare the foregoing returns, schedules, statements or information.

            Section 5.06 Tax Matters Person. The Tax Matters Person shall have the same duties with respect to each REMIC as those of a "tax matters partner" under Subchapter C of Chapter 63 of Subtitle F of the Code. The Holder of the Class 1-A-R Certificate is hereby designated as the Tax Matters Person for each of the Upper-Tier REMIC and the Lower-Tier REMICs. By its acceptance of the Class 1-A-R Certificate, each such Holder irrevocably appoints the Trustee as its agent to perform all of the duties of the Tax Matters Person for the Upper-Tier REMIC and the Lower-Tier REMICs.

            Section 5.07 Rights of the Tax Matters Person in Respect of the Trustee. The Trustee shall afford the Tax Matters Person, upon reasonable notice during normal business hours, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. Upon request, the Trustee shall furnish the Tax Matters Person with its most recent report of condition published pursuant to law or to the requirements of its supervisory or examining authority publicly available. The Trustee shall make available to the Tax Matters Person such books, documents or records relating to the Trustee's services hereunder as the Tax Matters Person shall reasonably request. The Tax Matters Person shall not have any responsibility or liability for any action or failure to act by the Trustee and is not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

            Section 5.08 REMIC Related Covenants. For as long as the Trust shall exist, the Trustee, the Depositor and the Servicer shall act in accordance herewith to assure continuing treatment of the Upper-Tier REMIC and the Lower-Tier REMICs as REMICs and avoid the imposition of tax on any REMIC created hereunder. In particular:

            (a) The Trustee shall not create, or permit the creation of, any "interests" in any REMIC created hereunder within the meaning of Code Section 860D(a)(2) other than the interests represented by the Regular Certificates, the Residual Certificate and the Uncertificated Lower-Tier Interests.

            (b) Except as otherwise provided in the Code, (i) the Depositor and the Servicer shall not contribute to the Trust Estate and the Trustee shall not accept property unless substantially all of the property held in each REMIC constitutes either "qualified mortgages" or "permitted investments" as defined in Code Sections 860G(a)(3) and (5), respectively, and (ii) no property shall be contributed to any REMIC created hereunder after the start-up day unless such contribution would not subject the Trust Estate to the 100% tax on contributions to a REMIC after the start-up day of a REMIC imposed by Code Section 860G(d).

            (c) The Trustee shall not accept on behalf of any REMIC created hereunder any fee or other compensation for services and neither the Trustee nor the Servicer shall knowingly accept, on behalf of the Trust Estate any income from assets other than those permitted to be held by a REMIC.

            (d) The Trustee shall not sell or permit the sale of all or any portion of the Mortgage Loans (other than in accordance with Section 2.02 or 2.04), unless such sale is pursuant to a "qualified liquidation" of the applicable REMIC as defined in Code Section 860F(a)(4)(A) and in accordance with
Article X.

            (e) The Trustee shall maintain books with respect to the Trust and each REMIC on a calendar year taxable year and on an accrual basis.

            Neither the Servicer nor the Trustee shall engage in a "prohibited transaction" (as defined in Code Section 860F(a)(2)), except that, with the prior written consent of the Servicer and the Depositor, the Trustee may engage in the activities otherwise prohibited by the foregoing paragraphs (b), (c) and
(d); provided that the Servicer shall have delivered to the Trustee an Opinion of Counsel to the effect that such transaction will not result in the imposition of a tax on any REMIC created hereunder and will not disqualify any such REMIC created hereunder from treatment as a REMIC; and, provided, further, that the Servicer shall have demonstrated to the satisfaction of the Trustee that such action will not adversely affect the rights of the Holders of the Certificates and the Trustee and that such action will not adversely impact the rating of the Certificates.

            Section 5.09 Grantor Trust Administration.(a) (a) The Trustee shall treat the portions of the Trust Estate consisting of any interests in the Exchangeable REMIC Certificates beneficially owned in the form of Exchangeable Certificates and rights with respect thereto as a "grantor trust" under the Code, and the provisions hereof shall be interpreted consistently with this treatment. The Trustee shall furnish or cause to be furnished to the Holders of the Exchangeable Certificates and shall file or cause to be filed with the Internal Revenue Service together with any other information or form as may be applicable, their allocable shares of income and expenses with respect to the property held by the Grantor Trust, at the time or times and in the manner required by the Code. Under no circumstances shall the Trustee have the power to vary the investments of the Certificateholders in their related assets of the Grantor Trust in order to take advantage of variations in this market to improve their rate of return.

            (b) (i) Each beneficial owner of Exchangeable REMIC Certificates that elects to hold its interest in the Exchangeable REMIC Certificates in the form of Exchangeable Certificates pursuant to Sections 6.03 and 6.04 of this Agreement shall be deemed to have instructed the Trustee to deposit the applicable Exchangeable REMIC Certificates into the Grantor Trust and all distributions in respect of such Exchangeable REMIC Certificates shall be deposited into the Exchangeable Certificate Grantor Trust Account. The Trustee hereby designates the Exchangeable Certificate Grantor Trust Account as a sub-account of the Certificate Account.

            (ii) On each Distribution Date, the Trustee shall deposit all distributions in respect of the Exchangeable REMIC Certificates deemed received by it from the Upper-Tier REMIC Certificate Sub-Account pursuant to paragraph
(b)(i) of this Section 5.09 in the Exchangeable Certificate Grantor Trust Account, and shall immediately distribute such amounts in respect of the related Exchangeable Certificates.

            (iii) Any beneficial owner of Exchangeable Certificates that exchanges such Exchangeable Certificates for the related Exchangeable REMIC Certificates shall be deemed to have instructed the Trustee to remove such Exchangeable REMIC Certificates from the Grantor Trust, so that distributions on such Exchangeable REMIC Certificates are made directly from the Upper-Tier REMIC Certificate Sub-Account to such beneficial owner.

            (c) The Grantor Trust is a WHFIT that is a WHMT. The Trustee shall report as required under the WHFIT Regulations, provided that the Trustee receives on a timely basis any and all information reasonably necessary for it to do so. The Trustee is hereby directed to assume that DTC is the only "middleman" (as such term is defined in the WHFIT Regulations) unless the Depositor provides the Trustee with the identities of other "middlemen" that are Certificateholders. The Trustee shall be entitled to rely on the first sentence of this subparagraph (c) and shall be entitled to indemnification in accordance with the terms of this Agreement in the event that the Internal Revenue Service makes a determination that the first sentence of this subparagraph (c) is incorrect.

            (d) The Trustee shall report required WHFIT information using the accrual method, except to the extent the WHFIT Regulations specifically require a different method. The Trustee is under no obligation to determine whether any Certificateholder or other beneficial owner of a Certificate, to the extent the Trustee knows of any other beneficial owner of a Certificate, uses the cash or accrual method. The Trustee shall make available information as required by the WHFIT Regulations to Certificateholders annually. In addition, the Trustee is not responsible or liable for providing subsequently amended, revised or updated information to any Certificateholder, unless requested by the Certificateholder.

            (e) The Trustee shall not be liable for failure to meet the reporting requirements of the WHFIT Regulations nor for any penalties thereunder if such failure is due to: (i) the lack of reasonably necessary information being provided to the Trustee or (ii) incomplete, inaccurate or untimely information being provided to the Trustee. Absent receipt of information regarding any sale of securities, including the price, amount of proceeds and date of sale from the beneficial owner thereof or the Depositor, the Trustee will assume there is no secondary market trading of WHFIT interests.

            (f) To the extent required by the WHFIT Regulations, the Trustee will use reasonable efforts to publish on an appropriate website the CUSIP Numbers for the Certificates that represent ownership of a WHFIT. The CUSIP Numbers so published shall represent the Rule 144A CUSIP Numbers. The Trustee shall make reasonable good faith efforts to keep the website accurate and updated to the extent CUSIP Numbers have been received. The Trustee will not be liable for investor reporting delays that result from the receipt of inaccurate or untimely CUSIP Number information.

            (g) The Trustee shall be entitled to additional reasonable compensation for changes in reporting required in respect of the WHFIT Regulations (such amount, the "Additional WHFIT Compensation") that arise as a result of a change in the WHFIT Regulations or a change in interpretation of the WHFIT Regulations by the Internal Revenue Service, if such change requires, as mutually agreed to between the Depositor and the Trustee, a material increase in the Trustee's reporting obligations in respect of the related Grantor Trust. The amount of Additional WHFIT Compensation shall be mutually agreed to by the Depositor and the Trustee.

            Section 5.10 Distributions. On each Distribution Date, the Trustee shall withdraw from the Exchangeable Certificate Grantor Trust Account the distribution amount for each related Class and shall make the appropriate distributions to the Certificateholders of each such Class. All distributions that are made with respect to a particular Class of Exchangeable Certificates shall be made pro rata among all Certificates of such Class in proportion to their respective Percentage Interests, with no preference or priority of any kind.

                                   ARTICLE VI

                                THE CERTIFICATES

            Section 6.01 The Certificates. The Classes of Senior Certificates and the Subordinate Certificates shall be substantially in the forms set forth in Exhibits A-1, A-2, B and C (reverse of all Certificates) and shall, on original issue, be executed by the Trustee and shall be authenticated and delivered by the Trustee to or upon the order of the Depositor upon receipt by the Trustee of the documents specified in Section 2.01. The Classes of Certificates shall be available to investors in the minimum Denominations of initial Certificate Balance or initial notional amount and the integral multiples in excess thereof as set forth in the Preliminary Statement. The Senior Certificates (other than the Class 1-A-R Certificate) and the Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 2-B-1, Class 2-B-2 and Class 2-B-3 Certificates shall initially be issued in book-entry form through the Depository and delivered to the Depository or, pursuant to the Depository's instructions on behalf of the Depository to, and deposited with, the Certificate Custodian, and all other Classes of Certificates shall initially be issued in definitive, fully-registered form.

            The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer or signatory. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the execution and delivery of such Certificates or did not hold such offices or positions at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Trustee substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            Section 6.02 Registration of Transfer and Exchange of Certificates.
(a) The Trustee shall cause to be kept at an office or agency in the city in which the Corporate Trust Office of the Trustee is located a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

            (b) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like Class, tenor and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Trustee shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or its attorney duly authorized in writing.

            (c) (i) Except as provided in paragraph (c)(iii) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (A) registration of the Certificates may not be transferred by the Trustee except to another Depository; (B) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (C) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (D) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (E) the Trustee shall deal with the Depository as the representative of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of the Depository shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (F) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

            (ii) All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            (iii) If the Depository advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and the Trustee or the Depositor is unable to locate a qualified successor, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of such event and of the availability of definitive, fully-registered Certificates (the "Definitive Certificates") to such Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository (or by the Certificate Custodian, if it holds such Class on behalf of the Depository), accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. None of the Servicer, the Depositor or the Trustee shall be liable for any delay in delivery of such instruction and may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates, the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

            (d) No transfer of a Private Certificate shall be made unless such transfer is exempt from the registration requirements of the 1933 Act and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless such transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached hereto either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Mortgage Loan Seller, their Affiliates or both. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferees designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such certificate without registration thereof under the 1933 Act pursuant to the registration exemption provided by Rule 144A. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (e) No transfer of an ERISA Restricted Certificate shall be made unless the transferee delivers to the Trustee either (i) a representation letter in the form of Exhibit H from the transferee of such Certificate, which representation letter shall not be an expense of the Depositor, the Trustee, the Mortgage Loan Seller or the Servicer, or (ii) in the case of any ERISA Restricted Certificate presented for registration in the name of an employee benefit plan or arrangement, including an individual retirement account, subject to ERISA, the Code, or any federal, state or local law ("Similar Law") which is similar to ERISA or the Code (collectively, a "Plan"), or a trustee or custodian of any of the foregoing, an Opinion of Counsel in form and substance satisfactory to the Trustee and the Servicer to the effect that the purchase or holding of such ERISA Restricted Certificate by or on behalf of such Plan will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA, Section 4975 of the Code or Similar Law and will not subject the Trustee, the Depositor, the Mortgage Loan Seller or the Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Servicer. Any transferee of an ERISA Restricted Certificate that does not comply with either clause (i) or (ii) of the preceding sentence will be deemed to have made one of the representations set forth in Exhibit H. For purposes of clause (i) of the second preceding sentence, such representation shall be deemed to have been made to the Certificate Registrar by the acceptance by a Certificate Owner of a Book-Entry Certificate of the beneficial interest in any such Class of ERISA Restricted Certificates, unless the Certificate Registrar shall have received from the transferee an alternative representation acceptable in form and substance to the Depositor. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of a Plan without the delivery to the Trustee and the Servicer of an Opinion of Counsel satisfactory to the Trustee and the Servicer as described above shall be void and of no effect.

            Neither the Trustee nor the Certificate Registrar shall have any liability for transfers of Book-Entry Certificates made through the book-entry facilities of the Depository or between or among any Depository Participants or Certificate Owners, made in violation of applicable restrictions. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

            To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 6.02 or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

            (f) Each Person who has or who acquires any Ownership Interest in the Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in the Residual Certificate are expressly subject to the following provisions:

            (i) Each Person holding or acquiring any Ownership Interest in the Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

            (ii) No Person shall acquire an Ownership Interest in the Residual Certificate unless such Ownership Interest is a pro rata undivided interest.

            (iii) In connection with any proposed transfer of any Ownership Interest in the Residual Certificate, the Trustee shall require delivery to it, in form and substance satisfactory to it, of an affidavit in the form of Exhibit I hereto from the proposed transferee.

            (iv) Notwithstanding the delivery of an affidavit by a proposed transferee under clause (iii) above, if a Responsible Officer of the Trustee has actual knowledge that the proposed transferee is not a Permitted Transferee, no transfer of any Ownership Interest in the Residual Certificate to such proposed transferee shall be effected.

            (v) No Ownership Interest in the Residual Certificate may be purchased by or transferred to any Person that is not a U.S. Person, unless (A) such Person holds the Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI (or successor thereto) or (B) the transferee delivers to both the transferor and the Trustee an Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Residual Certificate will not be disregarded for federal income tax purposes.

            (vi) Any attempted or purported transfer of any Ownership Interest in the Residual Certificate in violation of the provisions of this Section
      6.02 shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section 6.02, become a Holder of the Residual Certificate, then the prior Holder of the Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of the Residual Certificate was not in fact permitted by this
      Section 6.02, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of the Residual Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of the Residual Certificate that is in fact not permitted by this
      Section 6.02 or for making any distributions due on the Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of the Agreement so long as the transfer was registered in accordance with this Section 6.02. The Trustee shall be entitled to recover from any Holder of the Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on the Residual Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of the Residual Certificate that is a Permitted Transferee.

            (vii) If any Person other than a Permitted Transferee acquires any Ownership Interest in the Residual Certificate in violation of the restrictions in this Section 6.02, then the Trustee, based on information provided to the Trustee by the Servicer, will provide to the Internal Revenue Service, and to the Persons specified in Section 860E(e)(3) and
      (6) of the Code, information needed to compute the tax imposed under
      Section 860E(e) of the Code on transfers of residual interests to disqualified organizations. The expenses of the Trustee under this clause
      (vii) shall be reimbursable by the Trust.

            (viii) No Ownership Interest in the Residual Certificate shall be acquired by a Plan or any Person acting on behalf of a Plan.

            (g) No service charge shall be imposed for any transfer or exchange of Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            (h) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

            Section 6.03 Transfer of Exchangeable REMIC Certificates and Exchangeable Certificates. (a) Upon the presentation and surrender by any Certificateholder of its Exchangeable REMIC Certificates or Exchangeable Certificates in the appropriate combination as set forth in Exhibit S hereto, such Certificateholder shall hereunder transfer, assign, set over and otherwise convey to the Trustee, all of such Certificateholder's right, title and interest in and to such Exchangeable REMIC Certificates or Exchangeable Certificates, including all payments of interest thereon received after the date of such presentation and surrender and until such Certificateholder informs the Trustee that it wishes to again hold its interest in the form of Exchangeable REMIC Certificates or Exchangeable Certificates, as applicable.

            (b) The Trustee acknowledges any transfer and assignment of Exchangeable REMIC Certificates or Exchangeable Certificates pursuant to the foregoing paragraph, and hereby declares that it will hold the same in trust for the Certificateholders on the terms in this Agreement, and shall treat such Exchangeable REMIC Certificates and Exchangeable Certificates in accordance with
Section 5.09 of this Agreement.

            Section 6.04 Exchanges of Exchangeable REMIC Certificates and Exchangeable Certificates. (a) Exchangeable REMIC Certificates shall be exchangeable on the books of DTC for Exchangeable Certificates, and Exchangeable Certificates shall be exchangeable on the books of DTC for Exchangeable REMIC Certificates, after the Closing Date, by notice to the Trustee substantially in the form of Exhibit__T hereto or, under the terms and conditions hereinafter set forth and otherwise in accordance with the procedures specified in this Agreement.

            (b) In the case of a Combination Group, Certificates of the Classes of Exchangeable REMIC Certificates in such Combination Group shall be exchangeable for Certificates of the Class of Exchangeable Certificates in such Combination Group in respective Denominations, determined based on the proportion that the Maximum Initial Class Balances of such Classes of Exchangeable REMIC Certificates, bear to the Maximum Initial Class Balance of the related Class of Exchangeable Certificates, as set forth in Exhibit S hereto. Except as provided in Section 5.09 of this Agreement, upon any such exchange, the portions of the Exchangeable REMIC Certificates designated for exchange shall be deemed cancelled and replaced by the Exchangeable Certificates issued in exchange therefor. Correspondingly, the Exchangeable Certificates in a Combination Group may be further designated for exchange for Certificates of the Exchangeable REMIC Classes in such Combination Group in respective Denominations determined based on the proportion that the Maximum Initial Class Balances of such Classes of Exchangeable REMIC Certificates bear to the Maximum Initial Class Balance of the Class of Exchangeable Certificates, as set forth in Exhibit S hereto. There shall be no limitation on the number of exchanges authorized pursuant to this Section 6.04, and, except as provided below, no fee or other charge shall be payable to the Trustee or DTC in connection therewith.

            (c) In order to effect an exchange of Exchangeable REMIC Certificates or Exchangeable Certificates, the Certificateholder shall notify the Trustee by e-mail at ctsspgexchanges@wellsfargo.com no later than two Business Days before the proposed exchange date. The exchange date can be any Business Day other than the first or last Business Day of the month, subject to the Trustee's approval. In addition, the Certificateholder must provide notice on the Certificateholder's letterhead, which notice must carry a medallion stamp guarantee and set forth the following information: the CUSIP number of each Exchangeable REMIC Certificate or Exchangeable Certificate to be exchanged and Exchangeable REMIC Certificate or Exchangeable Certificate to be received; the outstanding principal balance or notional amount and the portion of the Maximum Initial Class Balance of the Class or Classes of Exchangeable REMIC Certificates or Exchangeable Certificates to be exchanged; the Certificateholder's DTC participant number; and the proposed exchange date. After receiving the notice, the Trustee shall e-mail the Certificateholder with wire payment instructions relating to the exchange fee. The Certificateholder will utilize the "deposit and withdrawal system" at DTC to exchange the Certificates. If there is an error, the exchange will not occur until such error is corrected. A notice becomes irrevocable on the second Business Day before the proposed exchange date.

            Notwithstanding any other provision herein set forth, a fee of $5,000 shall be payable to the Trustee in connection with each exchange.

            The Trustee shall make the first distribution on an Exchangeable REMIC Certificate or Exchangeable Certificate received in an exchange transaction on the Distribution Date in the month following the month of the exchange to the Certificateholder of record as of the applicable Record Date for such Certificate.

            Section 6.05 Mutilated, Destroyed, Lost or Stolen Certificates.If
(a) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Trustee, the Depositor and the Certificate Registrar such security or indemnity reasonably satisfactory to each, to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 6.06 Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Servicer, the Mortgage Loan Seller, the Trustee, the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 and for all other purposes whatsoever, and none of the Depositor, the Servicer, the Mortgage Loan Seller, the Trustee, the Certificate Registrar or any agent of the Servicer, the Mortgage Loan Seller, the Trustee or the Certificate Registrar shall be affected by notice to the contrary.

                                  ARTICLE VII

            THE DEPOSITOR, THE SERVICER AND THE MORTGAGE LOAN SELLER

            Section 7.01 Respective Liabilities of the Depositor and the Servicer. The Depositor, the Servicer and the Mortgage Loan Seller shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Depositor, the Servicer and the Mortgage Loan Seller herein. By way of illustration and not limitation, the Depositor is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by Section 8.01 to assume any obligations of the Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

            Section 7.02 Merger or Consolidation of the Depositor, the Servicer or the Mortgage Loan Seller. The Depositor, the Servicer and the Mortgage Loan Seller will each keep in full effect its existence, rights and franchises as a separate entity under the laws governing its organization, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            Any Person into which the Depositor, the Servicer or the Mortgage Loan Seller may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Depositor, the Servicer or the Mortgage Loan Seller shall be a party, or any Person succeeding to the business of the Depositor, the Servicer or the Mortgage Loan Seller, shall be the successor of the Depositor, the Servicer or the Mortgage Loan Seller, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that (a) the successor or surviving Person to the Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and (b) the Servicer and such successor or surviving Person shall notify the Depositor and the Trustee of any such merger, conversion or consolidation at least two Business Days prior to the effective date thereof and shall provide the Depositor with all information required by the Depositor to comply with its reporting obligation under Item 6.02 of Form 8-K not later than the effective date of such merger, conversion or consolidation.

            Section 7.03 Limitation on Liability of the Depositor, the Servicer, the Mortgage Loan Seller and Others. None of the Depositor, the Servicer, the Mortgage Loan Seller or any of the directors, officers, employees or agents of the Depositor or of the Servicer or of the Mortgage Loan Seller shall be under any liability to the Trust Estate or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer, the Mortgage Loan Seller or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Servicer, the Mortgage Loan Seller and any director, officer, employee or agent of the Depositor, the Servicer or the Mortgage Loan Seller may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicer, the Mortgage Loan Seller and any director, officer, employee or agent of the Depositor, the Servicer or the Mortgage Loan Seller shall be indemnified by the Trust Estate and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. None of the Depositor, the Servicer or the Mortgage Loan Seller shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor, the Servicer or the Mortgage Loan Seller may in its discretion undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Depositor, the Servicer and the Mortgage Loan Seller shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Collection Account as provided by Section 3.11.

            Section 7.04 Depositor, Servicer and Mortgage Loan Seller Not to Resign. Subject to the provisions of Section 7.02, none of the Depositor, the Servicer or the Mortgage Loan Seller shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or, in the case of the Servicer, pursuant to Section 7.05. Any such determination permitting the resignation of the Depositor, the Mortgage Loan Seller or the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation by the Servicer shall become effective until the Trustee or a successor Servicer shall have assumed the Servicer's responsibilities and obligations in accordance with Section 8.05 hereof.

            Section 7.05 Assignment or Delegation of Duties by the Servicer. The Servicer shall have the right to assign its rights and delegate its duties and obligations hereunder; provided, however, that (i) the assignee accepting such assignment or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac, is satisfactory to the Trustee, in the exercise of its reasonable judgment, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such assignee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer hereunder from and after the date of such agreement; and (ii) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, will not be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not placed on credit review status by any such Rating Agency. In no case, however, shall any permitted assignment and delegation relieve the Servicer of any liability to the Trustee, the Mortgage Loan Seller or the Depositor under this Agreement, incurred by it prior to the time that the conditions contained in clauses (i) and (ii) above are met.

                                  ARTICLE VIII

                                     DEFAULT

            Section 8.01 Events of Default. If any one of the following events ("Events of Default") shall occur and be continuing:

            (a) any failure by the Servicer to deposit amounts in the Collection Account in the amount and manner provided herein so as to enable the Trustee to distribute to Holders of Certificates any payment required to be made under the terms of such Certificates and this Agreement (other than the payments required to be made under Section 3.20) which continues unremedied for a period of four Business Days after the earlier of notice or discovery of such failure; or

            (b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Certificates or in this Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Depositor, or to the Servicer, the Depositor and the Trustee by the Holders of Certificates evidencing Voting Rights aggregating not less than 51% of all Certificates affected thereby; or

            (c) the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings against the Servicer, or for the winding up or liquidation of the Servicer's affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

            (d) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (e) the failure of the Servicer to remit any Periodic Advance required to be remitted by the Servicer pursuant to Section 3.20 which failure continues unremedied at 3:00 p.m. on the related Distribution Date;

then, and in each and every such case (other than the Event of Default described in clause (e) hereof), so long as an Event of Default shall not have been remedied by the Servicer, the Trustee may, and at the direction of the Holders of Certificates evidencing Voting Rights aggregating not less than 51% of all Certificates affected thereby shall, by notice then given in writing to the Servicer (and to the Depositor), terminate all of the rights and obligations of the Servicer under this Agreement, subject to the last sentence below. If an Event of Default described in clause (e) hereof shall occur, the Trustee shall, by notice to the Servicer, terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and proceeds thereof (subject to the last sentence below) and the Trustee or a successor Servicer appointed pursuant to Section 8.05 shall make the Advance which the Servicer failed to make. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 8.01, unless and until such time as the Trustee shall appoint a successor Servicer pursuant to Section 8.05, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Mortgage Loans and related documents, or otherwise, including, without limitation, the recordation of the assignments of the Mortgage Loans to it. The Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Trustee for the administration by it of all cash amounts that have been deposited by the Servicer in the Collection Account or thereafter received by the Servicer with respect to the Mortgage Loans. Upon obtaining notice or knowledge of the occurrence of any Event of Default, the Person obtaining such notice or knowledge shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency. All costs and expenses (including attorneys' fees) incurred in connection with transferring the Mortgage Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this
Section 8.01 shall be paid by the predecessor Servicer. Notwithstanding the termination of the Servicer pursuant hereto, the Servicer shall remain liable for any causes of action arising out of any Event of Default occurring prior to such termination and all indemnities and reimbursement rights in its favor shall survive such termination. The Servicer shall be entitled to all fees accrued through the last date its servicing personnel are involved in the administration of the Mortgage Loans.

            Section 8.02 Remedies of Trustee. During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 8.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

            Section 8.03 Directions by Certificateholders and Duties of Trustee During Event of Default. During the continuance of any Event of Default, Holders of Certificates evidencing Voting Rights aggregating not less than 25% of each Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (a) the conducting or defending of any administrative action or litigation hereunder or in relation hereto, and (b) the terminating of the Servicer or any successor Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; and, provided, further, that, subject to the provisions of Section 9.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, based upon an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

            Section 8.04 Action upon Certain Failures of the Servicer and upon Event of Default. In the event that the Trustee shall have actual knowledge of any failure of the Servicer specified in Section 8.01(a) or (b) which would become an Event of Default upon the Servicer's failure to remedy the same after notice, the Trustee shall give notice thereof to the Servicer. If the Trustee shall have knowledge of an Event of Default, the Trustee shall give prompt written notice thereof to the Certificateholders.

            Section 8.05 Trustee to Act; Appointment of Successor. (a) Within 90 days after the time the Servicer receives a notice of termination pursuant to
Section 8.01, the Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof or shall appoint a successor pursuant to Section 3.07. Notwithstanding the foregoing (i) the parties hereto agree that the Trustee, in its capacity as successor Servicer, immediately will assume all of the obligations of the Servicer to make Advances, (ii) the Trustee in its capacity as successor Servicer, shall not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts and (iii) under no circumstances shall any provision of this Agreement be construed to require the Trustee, acting in its capacity as successor to the Servicer in its obligation to make Advances, to advance, expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder if it shall have reasonable grounds for believing that such funds are non-recoverable. Subject to Section 8.05(b), as compensation therefor, the Trustee shall be entitled to such compensation as the terminated Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution having a net worth of not less than $10,000,000 as the successor to the terminated Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided, however, that any such institution appointed as successor Servicer shall not, as evidenced in writing by each Rating Agency, adversely affect the then current rating of any Class of Certificates immediately prior to the termination of the terminated Servicer. The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer, nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by the Servicer of any of its representations or warranties contained herein or in any related document or agreement. Pending appointment of a successor to the terminated Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as provided above. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. All Servicing Transfer Costs shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs, and if such predecessor Servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor Servicer or the Trustee (in which case the successor Servicer or the Trustee shall be entitled to reimbursement therefor from the assets of the Trust).

            (b) In connection with the appointment of a successor Servicer or the assumption of the duties of the Servicer, as specified in Section 8.05(a), the Trustee may make such arrangements for the compensation of such successor out of the payments on the Mortgage Loans serviced by the predecessor Servicer as it and such successor shall agree, not to exceed the Servicing Fee Rate.

            (c) Any successor, including the Trustee, to the Servicer as servicer shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder and (ii) a fidelity bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.03.

            (d) The predecessor Servicer and successor Servicer shall notify the Depositor and Trustee of any such appointment at least two Business Days prior to the effective date thereof and shall provide the Depositor and the Trustee with all information required by the Depositor to comply with its reporting obligation under Item 6.02 of Form 8-K not later than the effective date of such appointment.

            Section 8.06 Notification to Certificateholders. Upon any termination or appointment of a successor to the Servicer pursuant to this
Article VIII, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency.

                                   ARTICLE IX

                                   THE TRUSTEE

            Section 9.01 Duties of Trustee. (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred of which a Responsible Officer of the Trustee shall have actual knowledge (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a reasonably prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

            The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

            (b) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misfeasance; provided, however, that:

            (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee by the Depositor or the Servicer and which on their face, do not contradict the requirements of this Agreement;

            (ii) The Trustee (in its individual capacity) shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

            (iii) The Trustee (in its individual capacity) shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders as provided in Section 8.03;

            (iv) The Trustee shall not be charged with knowledge of any default (other than a default in payment to the Trustee) specified in clauses (a) and (b) of Section 8.01 or an Event of Default under clauses (c), (d) and
      (e) of Section 8.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such failure or event or any officer of the Trustee receives written notice of such failure or event at its Corporate Trust Office from the Servicer, the Depositor or any Certificateholder; and

            (v) Except to the extent provided in Section 8.05, no provision in this Agreement shall require the Trustee to expend or risk its own funds (including, without limitation, the making of any Advance as successor Servicer) or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            Section 9.02 Certain Matters Affecting the Trustee. Except as otherwise provided in Section 9.01:

            (i) The Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

            (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

            (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (v) Prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 50%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability or payment of such estimated expenses as a condition to so proceeding; and

            (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

            Section 9.03 Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the execution of, and the authentication of the Certificates) shall be taken as the statements of the Depositor, the Servicer or the Mortgage Loan Seller, as applicable, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or any Mortgage Loans save that the Trustee represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject, as to enforcement of remedies, to applicable insolvency, receivership, moratorium and other laws affecting the rights of creditors generally, and to general principles of equity and the discretion of the court (regardless of whether enforcement of such remedies is considered in a proceeding in equity or at law). The Trustee shall not be accountable for the use or application by the Depositor of funds paid to the Depositor in consideration of the assignment of the Mortgage Loans hereunder by the Depositor, or for the use or application of any funds paid to Subservicers or the Servicer in respect of the Mortgage Loans or deposited into the Collection Account, or any other account hereunder (other than the Certificate Account) by the Servicer.

            The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the successor Servicer); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer); the compliance by the Depositor or the Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation; any investment of monies by or at the direction of the Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the Depositor, the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section
8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer), any Subservicer or any Mortgagor; any action of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section
8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer) or any Subservicer taken in the name of the Trustee; the failure of the Servicer or any Subservicer to act or perform any duties required of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee's review of the Mortgage Files pursuant to Section 2.02. The Trustee shall file any financing or continuation statement in any public office at any time required to maintain the perfection of any security interest or lien granted to it hereunder.

            Section 9.04 Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee and may otherwise deal with the Servicer, any Subservicer or any of their respective Affiliates with the same rights it would have if it were not the Trustee.

            Section 9.05 Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be (a) an institution the deposits of which are fully insured by the FDIC and (b) a corporation or banking association organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority and (c) with respect to every successor trustee hereunder either an institution (i) the long-term unsecured debt obligations of which are rated at least "A" by Fitch and S&P or
(ii) whose serving as Trustee hereunder would not result in the lowering of the ratings originally assigned to any Class of Certificates. The Trustee shall not be an Affiliate of the Depositor, the Mortgage Loan Seller or the Servicer. If such corporation or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.05, the combined capital and surplus of such corporation or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provision of this Section 9.05, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.06.

            Section 9.06 Resignation and Removal of Trustee. The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Servicer and mailing a copy of such notice to all Holders of record. The Trustee shall also mail a copy of such notice of resignation to each Rating Agency. Upon receiving such notice of resignation, the Servicer shall use its best efforts to promptly appoint a mutually acceptable successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.05 and shall fail to resign after written request therefor by the Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor.

            The Holders of Certificates evidencing not less than 51% of the Voting Rights may at any time remove the Trustee by written instrument or instruments delivered to the Servicer and the Trustee; the Servicer shall thereupon use its best efforts to appoint a mutually acceptable successor Trustee in accordance with this Section 9.06.

            Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 9.06 shall become effective upon acceptance of appointment by the successor Trustee as provided in Section 9.07.

            Section 9.07 Successor Trustee. Any successor Trustee appointed as provided in Section 9.06 shall execute, acknowledge and deliver to the Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall duly assign, transfer, deliver and pay over to the successor Trustee the whole of the Mortgage Files and related documents and statements held by it hereunder, together with all instruments of transfer and assignment or other documents properly executed as may be reasonably required to effect such transfer and such of the records or copies thereof maintained by the predecessor Trustee in the administration hereof as may be reasonably requested by the successor Trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement (other than pursuant to Section 3.19 hereunder). All costs associated with the appointment of a successor Trustee shall be paid to the Person that incurred them by the predecessor Trustee. Without limiting the predecessor Trustee's obligation, if the predecessor Trustee fails to pay such costs, such costs shall be reimbursed by the Trust; provided, however, that if the predecessor Trustee has been terminated pursuant to the third paragraph of
Section 9.06, all reasonable expenses incurred in complying with this Section
9.07 shall be reimbursed by the Trust to the Person that incurred them.

            No successor Trustee shall accept appointment as provided in this
Section 9.07 unless at the time of such appointment such successor Trustee shall be eligible under the provisions of Section 9.05.

            Upon acceptance of appointment by a successor Trustee as provided in this Section 9.07, the Servicer shall cooperate to mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency. If the Servicer fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

            The predecessor Trustee and successor Trustee shall notify the Depositor of any such appointment at least two Business Days prior to the effective date thereof and shall provide the Depositor with all information required by the Depositor to comply with its reporting obligation under Item
6.02 of Form 8-K not later than the effective date of such appointment.

            Section 9.08 Merger or Consolidation of Trustee. Any corporation or banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, if such corporation or banking association is eligible under the provisions of Section 9.05, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the Trustee and such surviving Person shall notify the Depositor of any such merger, conversion or consolidation and shall provide the Depositor with all information required by the Depositor to comply with its reporting obligation under Item
6.02 of Form 8-K not later than the effective date of such merger, conversion or consolidation.

            Section 9.09 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any of the provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any Mortgaged Property may at the time be located or for any other reason, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee as co-trustee or separate trustee of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity, such title to the Trust Estate, or any part thereof, and, subject to the other provision of this Section 9.09, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within ten days after the receipt by it of a request to do so, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 9.05 and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.07.

            In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.09, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee. No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; provided, however, that no appointment of a co-trustee or separate trustee hereunder shall relieve the Trustee of its obligations hereunder.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall become incapable of acting, resign or be removed, or shall be adjudged bankrupt or insolvent, or a receiver of its property shall be appointed, or any public officer shall take charge or control of such trustee or co-trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            Section 9.10 Authenticating Agents. The Trustee may appoint one or more authenticating agents ("Authenticating Agents") which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Initially, the Authenticating Agent shall be Wells Fargo Bank, N.A. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be acceptable to the Servicer and must be a corporation or banking association organized and doing business under the laws of the United States of America or of any state, having a place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            Any corporation or banking association into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation or banking association succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Servicer. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Servicer. Upon receiving a notice of resignation or upon such a termination, or in case, at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 9.10, the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Servicer and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent.

            Section 9.11 Trustee's Fees and Expenses. The Trustee, as compensation for its services hereunder, shall be entitled to earnings from amounts on deposit in the Certificate Account. The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney's fees) (a) incurred in connection with any claim or legal action relating to (i) this Agreement, (ii) the Certificates, or (iii) the performance of any of the Trustee's duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of any of the Trustee's duties hereunder, (b) resulting from any tax or information return which was prepared by, or should have been prepared by, the Servicer and (c) arising out of the transfer of any ERISA Restricted Certificate or Residual Certificate not in compliance with ERISA. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder. Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any such expense, disbursement or advance as may arise from the Trustee's gross negligence, bad faith or willful misconduct, the Trust shall reimburse the Trustee for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement to the extent permitted by Treasury Regulations Section 1.860G-1(b)(3)(ii) and (iii); provided, however, that the Depositor and the Trustee intend to enter into a separate agreement for custody-related services. Except as otherwise provided herein, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee, Certificate Registrar or Paying Agent hereunder or for any other expenses.

            Section 9.12 Appointment of Custodian. The Trustee may at any time on or after the Closing Date, with the consent of the Depositor, the Mortgage Loan Seller and the Servicer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a custodial agreement in a form acceptable to the Depositor and the Servicer. Subject to this Article IX, the Trustee agrees to comply with the terms of each custodial agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File.

            Notwithstanding the foregoing, to the extent the Trustee appoints one or more Custodians with respect to more than 5% of the aggregate Pool Stated Principal Balance, the Trustee shall cause such Custodian to prepare a separate assessment and attestation report, as contemplated by Section 3.19 of this Agreement and deliver such report to the Depositor as set forth in Section 3.22 of this Agreement.

            Section 9.13 Paying Agents. The Trustee may appoint one or more Paying Agents (each, a "Paying Agent") which shall be authorized to act on behalf of the Trustee in making withdrawals from the Certificate Account and distributions to Certificateholders as provided in Section 3.08 and Section
5.02. Wherever reference is made in this Agreement to the withdrawal from the Certificate Account by the Trustee, such reference shall be deemed to include such a withdrawal on behalf of the Trustee by a Paying Agent. Initially, the Paying Agent shall be Wells Fargo Bank, N.A. Whenever reference is made in this Agreement to a distribution by the Trustee or the furnishing of a statement to Certificateholders by the Trustee, such reference shall be deemed to include such a distribution or furnishing on behalf of the Trustee by a Paying Agent. Each Paying Agent shall provide to the Trustee such information concerning the Certificate Account as the Trustee shall request from time to time. Each Paying Agent must be reasonably acceptable to the Servicer and must be a corporation or banking association organized and doing business under the laws of the United States of America or of any state, having (except in the case of the Trustee) a principal office and place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            Any corporation into which any Paying Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Paying Agent shall be a party, or any corporation succeeding to the corporate agency business of any Paying Agent, shall continue to be the Paying Agent, provided that such corporation after the consummation of such merger, conversion, consolidation or succession meets the eligibility requirements of this Section 9.13.

            Any Paying Agent may at any time resign by giving written notice of resignation to the Trustee and to the Servicer; provided that the Paying Agent has returned to the Certificate Account or otherwise accounted, to the reasonable satisfaction of the Trustee, for all amounts it has withdrawn from the Certificate Account. The Trustee may, upon prior written approval of the Servicer, at any time terminate the agency of any Paying Agent by giving written notice of termination to such Paying Agent and to the Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Paying Agent shall cease to be eligible in accordance with the provisions of the first paragraph of this Section 9.13, the Trustee may appoint, upon prior written approval of the Servicer, a successor Paying Agent, shall give written notice of such appointment to the Servicer and shall mail notice of such appointment to all Certificateholders. Any successor Paying Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Paying Agent. The Trustee shall remain liable for any duties and obligations assumed by its appointed Paying Agent.

            Section 9.14 Limitation of Liability. The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

            Section 9.15 Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

            Section 9.16 Suits for Enforcement. In case an Event of Default or other default by the Servicer, the Mortgage Loan Seller or the Depositor hereunder shall occur and be continuing, the Trustee, in its discretion, may proceed to protect and enforce its rights and the rights of the Holders of Certificates under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

            Section 9.17 Waiver of Bond Requirement. The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

            Section 9.18 Waiver of Inventory, Accounting and Appraisal Requirement. The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.

                                    ARTICLE X

                                   TERMINATION

            Section 10.01 Termination upon Purchase by the Servicer or Liquidation of All Mortgage Loans. Subject to Section 10.02, the respective obligations and responsibilities of the Depositor, the Servicer and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the last Distribution Date and to send certain notices as hereinafter set forth and the obligations of the Trustee pursuant to Sections 5.04(b) and 5.05(b)) shall terminate upon the last action required to be taken by the Trustee on the last Distribution Date pursuant to this Article X following the earlier of (a) the later of (I) the purchase by the Servicer of all Group 1 Mortgage Loans and all REO Property relating to Loan Group 1 remaining in the Trust Estate at a price equal to the sum of (i) 100% of the unpaid principal balance of each Group 1 Mortgage Loan (other than any Group 1 Mortgage Loan as to which REO Property has been acquired and whose fair market value is included pursuant to clause (ii) below), (ii) the fair market value of such REO Property, plus any Class Unpaid Interest Shortfall for any Class of Certificates in Group 1 as well as one month's interest at the related Mortgage Interest Rate on the unpaid principal balance of each Group 1 Mortgage Loan (including any Group 1 Mortgage Loan as to which REO Property has been acquired) and (iii) any Reimbursement Amount owed to the Trust pursuant to Section 2.04 relating to a Group 1 Mortgage Loan and (II) the purchase by the Servicer of all Group 2 Mortgage Loans and all REO Property relating to Loan Group 2 remaining in the Trust Estate at a price equal to the sum of (i) 100% of the unpaid principal balance of each Group 2 Mortgage Loan (other than any Group 2 Mortgage Loan as to which REO Property has been acquired and whose fair market value is included pursuant to clause (ii) below), (ii) the fair market value of such REO Property, plus any Class Unpaid Interest Shortfall for any Class of Certificates in Group 2 as well as one month's interest at the related Mortgage Interest Rate on the unpaid principal balance of each Group 2 Mortgage Loan (including any Group 2 Mortgage Loan as to which REO Property has been acquired) and (iii) any Reimbursement Amount owed to the Trust pursuant to Section 2.04 relating to a Group 2 Mortgage Loan or (b) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate or the disposition of all REO Property.

            Regardless of the foregoing, in no event shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            The right of the Servicer to repurchase all of the Group 1 Mortgage Loans is conditioned upon (A) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the Final Distribution Date for Loan Group 1 being less than 5% of the aggregate Cut-off Date Pool Principal Balance for Loan Group 1 and (B) the purchase price calculated pursuant to clause (a)(I) of the first paragraph of this Section 10.01 being less than or equal to the aggregate fair market value of the Group 1 Mortgage Loans (other than any Group 1 Mortgage Loan as to which REO Property has been acquired) and the REO Properties relating to Loan Group 1; provided, however, that this clause (B) shall not apply to any purchase by the Servicer if, at the time of the purchase, the Servicer is not subject to regulation by the OCC, the FDIC, the Federal Reserve or the OTS. Fair market value for purposes of this paragraph and the second preceding paragraph will be determined by the Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the fourth paragraph of this
Article X. If such right is exercised, the Trustee or the Custodian on behalf of the Trustee, as applicable shall, promptly following payment of the purchase price, release to the Servicer or its designee the Mortgage Files pertaining to the Group 1 Mortgage Loans being purchased.

            The right of the Servicer to repurchase all of the Group 2 Mortgage Loans is conditioned upon (A) the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the Final Distribution Date for Loan Group 2 being less than 5% of the aggregate Cut-off Date Pool Principal Balance for Loan Group 2 and (B) the purchase price calculated pursuant to clause (a)(II) of the first paragraph of this Section 10.01 being less than or equal to the aggregate fair market value of the Group 2 Mortgage Loans (other than any Group 2 Mortgage Loan as to which REO Property has been acquired) and the REO Properties relating to Group 2; provided, however, that this clause (B) shall not apply to any purchase by the Servicer if, at the time of the purchase, the Servicer is not subject to regulation by the OCC, the FDIC, the Federal Reserve or the OTS. Fair market value for purposes of this paragraph and the second preceding paragraph will be determined by the Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the fourth paragraph of this Article X. If such right is exercised, the Trustee shall, promptly following payment of the purchase price, release to the Servicer or its designee the Mortgage Files pertaining to the Group 2 Mortgage Loans being purchased.

            Notice of any termination, specifying the Final Distribution Date for a Loan Group (which shall be a date that would otherwise be a Distribution
Date) upon which the related Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and for cancellation, shall be given promptly by the Servicer (if exercising its right to purchase the assets of such Loan Group) or by the Trustee (in any other case) by letter to the applicable Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (1) the Final Distribution Date for such Loan Group upon which final payment of the related Certificates will be made upon presentation and surrender of such Certificates at the office or agency of the Trustee therein designated, (2) the amount of any such final payment and (3) that the Record Date otherwise applicable to such Distribution Date and such Certificates is not applicable, payments being made only upon presentation and surrender of the related Certificates at the office or agency of the Trustee therein specified. If the Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trustee and the Certificate Registrar at the time such notice is given to such Certificateholders. In the event such notice is given by the Servicer, the Servicer shall deposit in the Certificate Account for such Loan Group on or before the related Final Distribution Date in immediately available funds an amount equal to the amount necessary to make the amount, if any, on deposit in the Certificate Account on the Final Distribution Date relating to such Loan Group equal to the purchase price for the related assets of the related Loan Group (or portion thereof) computed as above provided together with a statement as to the amount to be distributed on each Class of Certificates pursuant to the next succeeding paragraph. Not less than five (5) Business Days prior to the Final Distribution Date for a Loan Group, the Trustee shall notify the Servicer and the Mortgage Loan Seller of the amount of any unpaid Reimbursement Amount owed to the Trust relating to such Loan Group and the Mortgage Loan Seller shall deposit such amount in the Certificate Account not later than the Business Day preceding such Final Distribution Date.

            Upon presentation and surrender of the applicable Certificates, the Trustee shall cause to be distributed to Certificateholders of each Class, in the order set forth in Section 5.02 hereof, on the applicable Final Distribution Date or the applicable Distribution Date and in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount equal to (I) as to each Class of Certificates (other than Exchangeable Certificates), the Class Balance thereof plus (a) accrued interest thereon in the case of an interest bearing Certificate and (b) the PO Deferred Amount with respect to the Class 2-PO Certificates and (II) as to the Class 1-A-R Certificate, the amounts, if any, which remain on deposit (or are deemed to remain on deposit) in the Upper-Tier REMIC Certificate Sub-Account and the Certificate Account, respectively (other than the amounts retained to meet claims) after application pursuant to clause (I) above. Outstanding Exchangeable Certificates shall be entitled to receive their proportionate share of distributions allocated to their Related Exchangeable REMIC Certificates. An amount shall be distributed in respect of interest and principal to the related Uncertificated Lower-Tier Interests in the same manner as principal and interest are distributed to the Uncertificated Lower-Tier Interests as provided in
Section 5.02.

            If all of the applicable Certificateholders do not surrender their Certificates for final payment and cancellation on or before the last Distribution Date hereunder, the Trustee shall on such date cause all funds in the Certificate Account not distributed in final distribution to Certificateholders to continue to be held by the Trustee in an Eligible Account for the benefit of such Certificateholders and the Servicer (if it exercised its right to purchase the assets of a Loan Group) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such Eligible Account.

            Section 10.02 Additional Termination Requirements. (a) If the Servicer exercises its purchase option with respect to either Loan Group as provided in Section 10.01 such that no Mortgage Loans or REO Properties remain in the related Loan Group, the related REMIC shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section 10.02 will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust as defined in Section 860F of the Code, or (ii) cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding:

            (i) within 90 days prior to the applicable Final Distribution Date set forth in the notice given by the Servicer under Section 10.01, the Trustee shall sell all of the assets of the related Loan Group included in the Trust Estate to the Servicer for cash; and

            (ii) the notice given by the Servicer or the Trustee pursuant to
      Section 10.01 shall provide that such notice constitutes the adopting of a plan of complete liquidation of the Upper-Tier REMIC (in the case the purchase option is exercised with respect to the last outstanding Loan Group) and the related Lower-Tier REMIC(s) as of the date of such notice (or, if earlier, the date on which such notice was mailed to Certificateholders). The Trustee shall also specify such date in the final tax returns of the Upper-Tier REMIC (if applicable) and the related Lower-Tier REMIC(s).

            (b) By its acceptance of the Residual Certificate, the Holder thereof hereby agrees to take such other action in connection with such plan of complete liquidation as may be reasonably requested by the Servicer.

            (c) For the avoidance of doubt, (i) 1-A Lower-Tier REMIC may be terminated as of the Distribution Date on which the Trust Estate owns no Group 1 Mortgage Loans or REO Property relating to Loan Group 1 and (ii) 2-A Lower-Tier REMIC may be terminated as of the Distribution Date on which the Trust Estate owns no Group 2 Mortgage Loans or REO Property relating to Loan Group 2.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

            Section 11.01 Amendment. This Agreement may be amended from time to time by the Depositor, the Servicer, the Mortgage Loan Seller and the Trustee without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions of this Agreement, any amendment to this Agreement or the related Prospectus Supplement, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Upper-Tier REMIC and the Lower-Tier REMICs as REMICs at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any tax on any REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee has received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Certificate Account (and deemed deposits into the Upper-Tier REMIC Certificate Sub-Account), provided, that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Senior, Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 1-B-4, Class 1-B-5, Class 2-B-1, Class 2-B-2, Class 2-B-3, Class 2-B-4 or Class 2-B-5 Certificates, as evidenced by a letter from each Rating Agency rating such Certificates to such effect, (v) to reduce the percentage of the aggregate Cut-off Date Pool Principal Balance at which the Depositor will have the option to purchase all the remaining Mortgage Loans in accordance with Section 10.01, provided that such reduction is considered necessary by the Depositor, as evidenced by an Officer's Certificate delivered to the Trustee, to preserve the treatment of the transfer of the Mortgage Loans to the Depositor by the Mortgage Loan Seller or to the Trust by the Depositor as sale for accounting purposes, and (vi) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, provided that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders and no Opinion of Counsel to that effect shall be required if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; and provided further, that any such amendment to this Agreement (1) will not significantly change the permitted activities of the Trust as set forth in this Agreement or (2) will not cause the Mortgage Loans to be returned to the Depositor, Mortgage Loan Seller, Servicer, National City Bank or any of their Affiliates other than pursuant to the repurchase provisions set forth in this Agreement.

            This Agreement may also be amended from time to time by the Depositor, the Servicer, the Mortgage Loan Seller and the Trustee, with the consent of the Holders of Certificates of each Class of Certificates which is affected by such amendment, evidencing, as to each such Class of Certificates, Percentage Interests aggregating not less than 66-2/3%, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of such Certificates; provided, however, that no such amendment shall
(A) reduce in any manner the amount of, or delay the timing of, collections of payments on Mortgage Loans or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate or (B) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then Outstanding.

            Prior to the solicitation of consent of Certificateholders in connection with any such amendment, the party seeking such amendment shall furnish the Trustee with an Opinion of Counsel to the effect that such amendment would not subject any of the REMICs created hereunder to any tax or cause any such REMIC to fail to qualify as a REMIC. Notwithstanding any other provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received such Opinion of Counsel.

            Promptly after the execution of any such amendment or consent the Trustee shall furnish written notification of the substance of or a copy of such amendment to each Certificateholder and to each Rating Agency.

            It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

            Section 11.02 Recordation of Agreement. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer and at its expense on direction by the Trustee, who will act at the direction of Holders of Certificates evidencing not less than 50% of all Voting Rights, but only upon direction of the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 11.03 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as provided herein, and unless also the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of each Class of Certificates affected thereby shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 11.04 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT APPLICATION OF THE CONFLICTS OF LAWS PROVISIONS THEREOF, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Section 11.05 Notices. All demands, notices, instructions, directions, requests and communications required to be delivered hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, (provided, however, that notices to the Trustee may be delivered by facsimile and shall be deemed effective upon receipt) to (a) in the case of the Depositor, 3232 Newmark Drive, Miamisburg, OH 45342, Attention: Kelly Johnson (telecopy number 937.910.4372), or such other address or telecopy number as may hereafter be furnished to the Servicer, the Mortgage Loan Seller and the Trustee in writing by the Depositor, (b) in the case of the Servicer, 3232 Newmark Drive, Miamisburg, OH 45342, Attention: Kelly Johnson (telecopy number 937.910.4372), or such other address or telecopy number as may hereafter be furnished to the Trustee and the Depositor in writing by the Servicer, (c) in the case of the Mortgage Loan Seller 3232 Newmark Drive, Miamisburg, OH 45342, Attention: Kelly Johnson (telecopy number 937.910.4372), or such other address or telecopy number as may hereafter be furnished to the Trustee, the Servicer and the Depositor in writing by the Mortgage Loan Seller, (d) in the case of the Trustee, Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046, Attention: Client Manager NCMT Series 2008-1, and for overnight delivery purposes, Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Client Manager NCMT Series 2008-1, with a copy to Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota, 55479, Attention: Corporate Trust Services, NCMT Series 2008-1, (e) in the case of S&P, Standard & Poor's, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, Attn: Mortgage Surveillance Group and (f) in the case of Fitch, Fitch Ratings, One State Street Plaza, New York, New York 10004, Attention:
Residential Mortgage Surveillance Group; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

            Section 11.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 11.07 Certificates Nonassessable and Fully Paid. It is the intention of the Trustee that Certificateholders shall not be personally liable for obligations of the Trust Estate, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust Estate or for any reason whatsoever, and that Certificates upon execution, authentication and delivery thereof by the Trustee pursuant to
Section 6.01 are and shall be deemed fully paid.

            Section 11.08 Access to List of Certificateholders. The Certificate Registrar will furnish or cause to be furnished to the Trustee, within 15 days after the receipt of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date for payment of distributions to Certificateholders.

            If three or more Certificateholders apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such a list is as of a date more than 90 days prior to the date of receipt of such applicants' request, the Trustee shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such applicants access to such list promptly upon receipt.

            Every Certificateholder, by receiving and holding such list, agrees with the Certificate Registrar and the Trustee that neither the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

            Section 11.09 Recharacterization. The parties to this Agreement intend the conveyance by the Depositor to the Trustee on behalf of the Trust of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Depositor shall be deemed to have granted to the Trustee on behalf of the Trust a first priority security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans.

            Section 11.10 Insolvency. The Servicer, the Mortgage Loan Seller and Trustee shall each notify the Depositor of any of the events enumerated in Item
1.03 of Form 8-K with respect to any of the Servicer, Depositor or Trustee at least two Business Days prior to the effective date thereof and shall provide the Depositor with all information required by the Depositor to comply with its reporting obligation under Item 1.03 of Form 8-K not later than the effective date of any such event.

            Section 11.11 Regulation AB Compliance; Intent of Parties; Reasonableness. The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Securities and Exchange Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agree to comply with requests made by the Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with the Trust, the Servicer, the Mortgage Loan Seller and the Trustee shall cooperate fully with the Depositor to deliver to the Depositor (including its assignees or designees), any and all statements, reports, certifications, records and any other information available to such party and reasonably necessary in the good faith determination of the Depositor to permit the Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicer, the Mortgage Loan Seller and the Trustee, as applicable, reasonably believed by the Depositor to be necessary in order to effect such compliance.

            IN WITNESS WHEREOF, the Depositor, the Servicer, the Mortgage Loan Seller and the Trustee have caused this Agreement to be duly executed by their respective officers thereunto duly authorized to be hereunto affixed, all as of the day and year first above written.

                                       NATIONAL CITY MORTGAGE CAPITAL LLC,
                                         as Depositor



                                       By:   /s/ Kelly C. Johnson
                                          ------------------------------------
                                          Name:  Kelly C. Johnson
                                          Title: Vice President and Secretary


                                       NATIONAL CITY MORTGAGE CO., as Servicer



                                       By:   /s/ Keith Weiskittle
                                          ------------------------------------
                                          Name:  Keith Weiskittle
                                          Title: Senior Vice President


                                       NATIONAL CITY MORTGAGE CO., as
                                        Mortgage Loan Seller



                                       By:   /s/ Kelly C. Johnson
                                          ------------------------------------
                                          Name:  Kelly C. Johnson
                                          Title: Senior Vice President


                                       WELLS FARGO BANK, N.A.,
                                         as Trustee



                                       By:   /s/ Raymond Delli Colli
                                          ------------------------------------
                                          Name:  Raymond Delli Colli
                                          Title: Vice President

STATE OF_____________   )
                        )  ss.:
COUNTY OF___________    )



On the 28th day of February, 2008, before me, a notary public in and for the State of ______________, personally appeared ______________________, known to me who, being by me duly sworn, did depose and say that he is an _____________ of Wells Fargo Bank, N.A., a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of such association.



                                         _______________________________________
                                                      Notary Public

[Notarial Seal]

My commission expires ____________.

STATE OF_____________   )
                        )  ss.:
COUNTY OF___________    )

            On the day of ______ 20__, before me, a notary public in and for said State, personally appeared ________________, known to me to be an _______________________ of National City Mortgage Capital LLC, one of the companies that executed the within instrument, and also known to me to be the person who executed it on behalf of said company, and acknowledged to me that such company executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                         _______________________________________
                                                      Notary Public

[Notarial Seal]


My commission expires ____________.

STATE OF_____________   )
                        )  ss.:
COUNTY OF___________    )

            On the ____ day of ______ 20__, before me, a notary public in and for said State, personally appeared _____________________, known to me to be __________________ of National City Mortgage Co., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                         _______________________________________
                                                      Notary Public

[Notarial Seal]

My commission expires ____________.

STATE OF_____________   )
                        )  ss.:
COUNTY OF___________    )

            On the ____ day of ______ 20__, before me, a notary public in and for said State, personally appeared _____________________, known to me to be __________________ of National City Mortgage Co., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                         _______________________________________
                                                      Notary Public

[Notarial Seal]


My commission expires ____________.

                                   EXHIBIT A-1

                      [FORM OF FACE OF SENIOR CERTIFICATES]

                   NATIONAL CITY MORTGAGE CAPITAL TRUST 2008-1
                Mortgage Pass-Through Certificates, Series 2008-1
                                   Class [__]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE")].

[FOR EXCHANGEABLE REMIC CERTIFICATES: THIS CERTIFICATE IS AN EXCHANGEABLE REMIC CERTIFICATE AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.]

[FOR EXCHANGEABLE CERTIFICATES: THIS CERTIFICATE IS AN EXCHANGEABLE CERTIFICATE AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF AN INTEREST IN EACH RELATED EXCHANGEABLE REMIC CERTIFICATE.]

                   NATIONAL CITY MORTGAGE CAPITAL TRUST 2008-1
                Mortgage Pass-Through Certificates, Series 2008-1
                                  Class [____]

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                National City Mortgage Capital LLC, as Depositor

Certificate No.:              [____]

Cut-Off Date:                 February 1, 2008

First Distribution Date:      March 25, 2008

[Maximum] Initial
Certificate
Balance of this
Certificate (or,
if indicated,
Initial Notional Amount)
("Denomination"):             $[_____________]

[Maximum] Initial Class
Certificate Balance
(or, if indicated,
Initial Notional Amount)
of this Class:                $[_____________]]

Pass-Through Rate:            [RATE]

CUSIP No.:                    [CUSIP]

ISIN No.:                     [ISIN]

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by National City Mortgage Capital LLC (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated February 28, 2008 (the "Pooling and Servicing Agreement"), among the Depositor, National City Mortgage Co., as servicer (in such capacity, the "Servicer") and mortgage loan seller (in such capacity, the "Mortgage Loan Seller"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The Pooling and Servicing Agreement states the rights of the holders of the Certificates and specifies how amounts of interest and principal are calculated and distributed on each Class of Certificates and the method for allocating losses.

      This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Mortgage Loan Seller or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                      * * *

                                   EXHIBIT A-2

                     [FORM OF FACE OF RESIDUAL CERTIFICATE]

                   NATIONAL CITY MORTGAGE CAPITAL TRUST 2008-1
                Mortgage Pass-Through Certificates, Series 2008-1
                                   Class 1-A-R

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN THREE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CLASS 1-A-R CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR A PERSON ACTING ON BEHALF OF OR INVESTING ASSETS OF A PLAN.

TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT. ANY ATTEMPTED OR PURPORTED TRANSFER OF THIS RESIDUAL CERTIFICATE IN VIOLATION OF SUCH RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN THE PURPORTED TRANSFEREE.

                   NATIONAL CITY MORTGAGE CAPITAL TRUST 2008-1
                Mortgage Pass-Through Certificates, Series 2008-1
                                   Class 1-A-R

evidencing a 100% Percentage Interest in the distributions allocable to the Certificate of the above-referenced Class with respect to a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

               National City Mortgage Capital LLC, as Depositor

Certificate No.:

Cut-off Date:                 February 1, 2008

First Distribution Date:      March 25, 2008

Initial Certificate
Balance of this
Certificate
("Denomination"):             $[______]

Initial Class Certificate
Balance of this Class:        $100.00

Pass-Through Rate:            [______]%

CUSIP No.:                    [CUSIP]

ISIN No.:                     [ISIN]

      THIS CERTIFIES THAT _________ is the registered owner of 100% Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust consisting of the Mortgage Loans deposited by National City Mortgage Capital LLC (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated February 28, 2008 (the "Pooling and Servicing Agreement"), among the Depositor, National City Mortgage Co., as servicer (in such capacity, the "Servicer") and mortgage loan seller (in such capacity, the "Mortgage Loan Seller"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Mortgage Loan Seller or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Any distribution of the proceeds of any remaining assets of the Certificate Account will be made only upon presentment and surrender of this Class 1-A-R Certificate at the Corporate Trust Office.

      Each Person who has or who acquires this Class 1-A-R Certificate shall be deemed by the acceptance or acquisition thereof to have agreed to be bound by the following provisions and the rights of each Person acquiring this Class 1-A-R Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring this Class 1-A-R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee; (ii) no Person shall acquire an ownership interest in this Class 1-A-R Certificate unless such ownership interest is a pro rata undivided interest; (iii) in connection with any proposed transfer of this Class 1-A-R Certificate, the Trustee shall require delivery to it, in form and substance satisfactory to it, of an affidavit in the form of
Exhibit I to the Pooling and Servicing Agreement; (iv) notwithstanding the delivery of an affidavit by a proposed transferee under clause (iii) above, if a Responsible Officer of the Trustee has actual knowledge that the proposed transferee is not a Permitted Transferee, no transfer of any Ownership Interest in this Residual Certificate to such proposed transferee shall be effected; (v) this Residual Certificate may not be purchased by or transferred to any Person that is not a U.S. Person, unless (A) such Person holds this Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI (or any successor thereto) or (B) the transferee delivers to both the transferor and the Trustee an Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of this Residual Certificate will not be disregarded for federal income tax purposes; (vi) any attempted or purported transfer of this Class 1-A-R Certificate in violation of the provisions of such restrictions shall be absolutely null and void and shall vest no rights in the purported transferee; and (vii) if any Person other than a Permitted Transferee acquires the Class 1-A-R Certificate in violation of such restrictions, then the Trustee, based on information provided to the Trustee by the Servicer, will provide to the Internal Revenue Service, and to the Persons specified in Section 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e) of the Code on transfers of residual interests to disqualified organizations.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                      * * *

                                    EXHIBIT B

                   [FORM OF FACE OF SUBORDINATE CERTIFICATES]

                   NATIONAL CITY MORTGAGE CAPITAL TRUST 2008-1
                Mortgage Pass-Through Certificates, Series 2008-1 Class [1-B-1][1-B-2][1-B-3][1-B-4][1-B-5][1-B-6]
                   [2-B-1][2-B-2][2-B-3][2-B-4][2-B-5][2-B-6]

[FOR THE CLASS 1-B-1, CLASS 1-B-2, CLASS 1-B-3, CLASS 2-B-1, CLASS 2-B-2 AND CLASS 2-B-3 CERTIFICATES ONLY: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

[FOR THE CLASS 1-B-4, CLASS 1-B-5, CLASS 1-B-6, CLASS 2-B-4, CLASS 2-B-5 AND CLASS 2-B-6 CERTIFICATES ONLY: THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.]

[FOR THE CLASS 1-B-4, CLASS 1-B-5, CLASS 1-B-6, CLASS 2-B-4, CLASS 2-B-5 AND CLASS 2-B-6 CERTIFICATES ONLY: UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER, THE MORTGAGE LOAN SELLER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.]

                   NATIONAL CITY MORTGAGE CAPITAL TRUST 2008-1
                Mortgage Pass-Through Certificates, Series 2008-1
                                  Class [____]

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                National City Mortgage Capital LLC, as Depositor

Certificate No.:

Cut-off Date:                 February 1, 2008

First Distribution Date:      March 25, 2008

Initial Certificate
Balance of this
Certificate
("Denomination"):             $[_____________]

Initial Class Certificate
Balance of this Class:        $[_______]

Pass-Through Rate:            [RATE]

CUSIP No.:                    [CUSIP]

ISIN No.:                     [ISIN]

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by National City Mortgage Capital LLC (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated February 28, 2008 (the "Pooling and Servicing Agreement"), among the Depositor, National City Mortgage Co., as servicer (in such capacity, the "Servicer") and mortgage loan seller (in such capacity, the "Mortgage Loan Seller"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Mortgage Loan Seller or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      [For the Class 1-B-4, Class 1-B-5, Class 1-B-6, Class 2-B-4, Class 2-B-5 and Class 2-B-6 Certificates only: No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Mortgage Loan Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.]

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                      * * *

                                    EXHIBIT C

                      [FORM OF REVERSE OF ALL CERTIFICATES]

                   NATIONAL CITY MORTGAGE CAPITAL TRUST 2008-1
                       Mortgage Pass-Through Certificates

      This Certificate is one of a duly authorized issue of Certificates designated as National City Mortgage Capital Trust 2008-1 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (collectively, the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Pooling and Servicing Agreement.

      The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Pooling and Servicing Agreement or, except as expressly provided in the Pooling and Servicing Agreement, subject to any liability under the Pooling and Servicing Agreement.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

      Pursuant to the terms of the Pooling and Servicing Agreement, a distribution will be made on the 25th day of each calendar month (or, if such day is not a Business Day, the next Business Day) (each, a "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount required pursuant to the Pooling and Servicing Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

      On each Distribution Date, the Trustee shall distribute out of the Certificate Account to each Certificateholder of record on the related Record Date (other than respecting the final distribution) (a) by check mailed to such Certificateholder entitled to receive a distribution on such Distribution Date at the address appearing in the Certificate Register, or (b) upon written request by the Holder of a Regular Certificate, by wire transfer or by such other means of payment as such Certificateholder and the Trustee shall agree upon, such Certificateholder's Percentage Interest in the amount to which the related Class of Certificates is entitled in accordance with the priorities set forth in Section 5.02 of the Pooling and Servicing Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentation and surrender of such Certificate to the Trustee as contemplated by
Section 10.01 of the Pooling and Servicing Agreement.

      The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Pooling and Servicing Agreement at any time by the Depositor, the Servicer, the Mortgage Loan Seller and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

      The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Depositor, the Servicer, the Mortgage Loan Seller, the Certificate Registrar and the Trustee and any agent of the Depositor, the Servicer, the Mortgage Loan Seller, the Certificate Registrar or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Mortgage Loan Seller, the Certificate Registrar, the Trustee or any such agent shall be affected by any notice to the contrary.

      On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans in a Loan Group is less than 5% of the aggregate Cut-off Date Principal Balance for such Loan Group , the Servicer will have the option to repurchase, in whole, from the Trust all remaining Mortgage Loans in such Loan Group and all property acquired in respect of such Mortgage Loans at a purchase price determined as provided in the Pooling and Servicing Agreement. The 5% may be reduced by an amendment to the Pooling and Servicing Agreement without Certificateholder consent under certain conditions set forth in the Pooling and Servicing Agreement. In the event that no such optional repurchase occurs, the obligations and responsibilities created by the Pooling and Servicing Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Pooling and Servicing Agreement. In no event shall the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date thereof.

      Any term used herein that is defined in the Pooling and Servicing Agreement shall have the meaning assigned in the Pooling and Servicing Agreement, and nothing herein shall be deemed inconsistent with that meaning.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                    WELLS FARGO BANK, N.A.,
                                    as Trustee

                                    By__________________________________________
                                               Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

      This is one of the Certificates referred to in the Pooling and Servicing Agreement referenced herein.

                                    WELLS FARGO BANK, N.A.,
                                    as Trustee

                                    By__________________________________________
                                               Authorized Signatory

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

      I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

                                    ____________________________________________
                                    Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________ for the
account of ___________________, account number _________________________, or, if mailed by check, to Applicable statements should be mailed to
_______________________

      This information is provided by , the assignee named above, or , as its agent.

                                    EXHIBIT D

                 ADDRESSES FOR REQUESTING MORTGAGE LOAN SCHEDULE

For the Depositor:

National City Mortgage Capital LLC
3232 Newmark Drive
Miamisburg, OH 45342
Attn: NCMCT 2008-1

For the Trustee:

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attn: NCMT 2008-1

                                    EXHIBIT E

                        REQUEST FOR RELEASE OF DOCUMENTS

                                     [date]

To:   Wells Fargo Bank, N.A.
      1015 10th Avenue, S.E.
      Minneapolis, Minnesota 55414-0031
      Attn: Inventory Control (NCMT 2008-1)

      Re: The Pooling and Servicing Agreement dated February 28, 2008, among National City Mortgage Capital LLC, as Depositor, National City Mortgage Co., as Servicer and Mortgage Loan Seller, and Wells Fargo Bank, N.A., as Trustee

      In connection with the administration of the Mortgage Loans held by you, as Custodian, pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one)


____  1.    Mortgage Paid in Full

____  2.    Foreclosure

____  3.    Substitution

____  4.    Other Liquidation

____  5.    Nonliquidation                      Reason: ___________________


                                       By:______________________________________
                                          (authorized signer of National City
                                          Mortgage Co.)

                                       Issuer:__________________________________
                                       Address:_________________________________
                                       _________________________________________
                                       Date:____________________________________

Custodian

Wells Fargo Bank, N.A.

Please acknowledge the execution of the above request by your signature and date below:

__________________________________  _______________
Signature   Date

Documents returned to Custodian:

___________________________________ ________________
Custodian   Date

                                    EXHIBIT F

                FORM OF CERTIFICATION OF ESTABLISHMENT OF ACCOUNT

                                     [Date]

      [_______________] hereby certifies that it has established a [__________] Account pursuant to Section [________] of the Pooling and Servicing Agreement, dated February 28, 2008, among National City Mortgage Capital LLC, as Depositor, National City Mortgage Co., as Servicer and Mortgage Loan Seller, and Wells Fargo Bank, N.A., as Trustee.

                               [_______________],

                               By:______________________________________________
                               Name:____________________________________________
                               Title:___________________________________________

                                   EXHIBIT G-1

                         FORM OF TRANSFEROR CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attn: Corporate Trust Services - NCMT 2008-1

      Re:   National City Mortgage Capital Trust 2008-1, Mortgage
            Pass-Through Certificates, Series 2008-1, Class ___, having an initial aggregate Certificate Balance as of February 28, 2008 of $___________

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by [______________] (the "Transferor") to [______________] (the "Transferee") of
the captioned Certificates (the "Transferred Certificates"), pursuant to Section
6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated February 28, 2008, among National City Mortgage Capital LLC, as Depositor, National City Mortgage Co., as Servicer and Mortgage Loan Seller, and Wells Fargo Bank, N.A., as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Trustee, that:

            1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

            2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "1933 Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the 1933 Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the 1933 Act or any state securities laws.

                                    Very truly yours,

                                    __________________________________________
                                    (Transferor)

                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________

                                  EXHIBIT G-2A

                        FORM I OF TRANSFEREE CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attn: Corporate Trust Services - NCMT 2008-1

      Re:   National City Mortgage Capital Trust 2008-1, Mortgage
            Pass-Through Certificates, Series 2008-1, Class ___, having an initial aggregate Certificate Balance as of February 28, 2008 of $[_________]

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by [_______________] (the "Transferor") to [_________________________________] (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated February 28, 2008, among National City Mortgage Capital LLC, as Depositor, National City Mortgage Co., as Servicer and Mortgage Loan Seller, and Wells Fargo Bank, N.A., as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Trustee, that:

            1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "1933 Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the 1933 Act.

            2. The Transferee has been furnished with all information regarding
      (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans,
      (d) the Pooling and Servicing Agreement and the Trust created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificate, and (f) all related matters, that it has requested.

            3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                    Very truly yours,

                                    __________________________________________
                                    (Transferor)

                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________

                             Nominee Acknowledgment

      The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                     _________________________________________

                                     (Nominee)

                                     By:______________________________________
                                     Name:____________________________________
                                     Title:___________________________________

                                                         ANNEX 1 TO EXHIBIT G-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

      The undersigned hereby certifies as follows to [__________________] (the "Transferor") and Wells Fargo Bank, N.A., as Trustee, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

      2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because (i) the Transferee owned and/or invested on a discretionary basis $______________________(1) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

      ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

      ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

      ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions, or is a foreign savings and loan association or equivalent institute and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

      ___   Broker-dealer. The Transferee is a dealer registered pursuant to
            Section 15 of the Securities Exchange Act of 1934, as amended.

      ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S. territory or the District of Columbia.

      ___ State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

      ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

      ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

      ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

      3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

      4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

      5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

            ____  ____           Will the Transferee be purchasing the
            Yes   No             Transferred Certificates only for the
                                 Transferee's own account?

      6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

                                    __________________________________________
                                    Print Name of Transferee

                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________
                                    Date:_____________________________________

----------

(1) Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                                         ANNEX 2 TO EXHIBIT G-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]

      The undersigned hereby certifies as follows to [_________________] (the "Transferor") and Wells Fargo Bank, N.A., as Trustee, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

      2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

      ____ The Transferee owned and/or invested on a discretionary basis $____________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $__________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

      4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

      5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

            ____  ____           Will the Transferee be purchasing the
            Yes   No             Transferred Certificates only for the
                                 Transferee's own account?

      6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                    __________________________________________
                                    Print Name of Transferee or Adviser

                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________

                                    IF AN ADVISER:

                                    __________________________________________
                                    Print Name of Transferee

                                    By:_______________________________________
                                    Date:_____________________________________

                                  EXHIBIT G-2B

                        FORM II OF TRANSFEREE CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attn: Corporate Trust Services - NCMT 2008-1

      Re: National City Mortgage Capital Trust 2008-1, Mortgage Pass-Through Certificates, Series 2008-1, Class [1-B-4] [1-B-5] [1-B-6], [2-B-4], [2-B-5], [2-B-6],
            having an initial aggregate Certificate Principal Balance as of February 28, 2008 of $_________

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by [_______________________] (the "Transferor") to
[_________________________________] (the "Transferee") of the captioned
Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated February 28, 2008, among National City Mortgage Capital LLC, as Depositor, National City Mortgage Co., as Servicer and Mortgage Loan Seller, and Wells Fargo Bank, N.A., as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Trustee, that:

      1. Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "1933 Act"), or any applicable state securities laws.

      2. Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the 1933 Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates and
(c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless such resale or transfer is exempt from the registration requirements of the 1933 Act and any applicable state securities laws or is made in accordance with the 1933 Act and laws, in which case (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both.

      3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 6.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear legends substantially to the following effect:

      THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

      UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO BENEFIT
      PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH BENEFIT PLAN AND ALL OTHER BENEFIT PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER
      SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER, THE MORTGAGE LOAN SELLER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

      4. Neither the Transferee nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the 1933 Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the 1933 Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized nor will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Transferred Certificates, any interest in the Transferred Certificates or any other similar security.

      5. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) nature, performance and servicing of the Mortgage Loans., (d) the Pooling and Servicing Agreement and the Trust created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificates, and (f) all related matters, that it has requested.

      6. The Transferee is an "accredited investor" within the meaning of paragraph (1), (2), (3) or (7) of Rule 501 (a) under the 1933 Act or an entity in which all the equity owners come within such paragraphs and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

      7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                    Very truly yours,

                                    __________________________________________
                                    (Transferee)

                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________
                                    Date:_____________________________________

                             Nominee Acknowledgment

      The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                    __________________________________________

                                    (Nominee)

                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________

                                    EXHIBIT H

                    FORM OF TRANSFEREE REPRESENTATION LETTER
                        FOR ERISA RESTRICTED CERTIFICATES

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attn: Corporate Trust Services - NCMT 2008-1

      Re:   National City Mortgage Capital Trust 2008-1, Mortgage
            Pass-Through Certificates, Series 2008-1, Class ___, having an initial aggregate Certificate Principal
            Balance as of February 28, 2008 of $_________

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by [_______________________] (the "Transferor") to
[________________________________] (the "Transferee") of the captioned
Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated February 28, 2008, among National City Mortgage Capital LLC, as Depositor, National City Mortgage Co., as Servicer and Mortgage Loan Seller, and Wells Fargo Bank, N.A., as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement.

      The Transferee hereby certifies, represents and warrants to you, as Trustee, either that:

      (a) it is not, and is not acting on behalf of, an employee benefit plan or arrangement, including an individual retirement account, subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Internal Revenue Code of 1986, as amended (the "Code"), or any federal, state or local law ("Similar Law") which is similar to ERISA or the Code (collectively, a "Plan"), and it is not using the assets of any such Plan to effect the purchase of the Transferred Certificates; or

      (b) it is an insurance company and the source of funds used to purchase the Transferred Certificates is an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and all Plans that have an interest in such general account are Plans to which PTE 95-60 applies.

Capitalized terms used in and not otherwise defined herein shall have the meaning assigned to them in the Pooling and Servicing Agreement.

                                    Very truly yours,

                                    __________________________________________

                                    (Transferee)

                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________
                                    Date:_____________________________________

                                    EXHIBIT I

                   FORM OF AFFIDAVIT REGARDING TRANSFER OF
                RESIDUAL CERTIFICATE PURSUANT TO SECTION 6.02

                   National City Mortgage Capital Trust 2008-1
                       Mortgage Pass-Through Certificates,
                                  Series 2008-1

STATE OF               )
                       ) ss:
COUNTY OF              )

      The undersigned, being first duly sworn, deposes and says as follows:

      1. The undersigned is an officer of _______________________________, the proposed transferee (the "Transferee") of the Class 1-A-R Certificate (the "Residual Certificate") issued pursuant to the Pooling and Servicing Agreement, dated February 28, 2008, (the "Agreement"), relating to the above-referenced Series, by and among National City Mortgage Capital LLC, as depositor (the "Depositor"), National City Mortgage Co., as servicer and mortgage loan seller, and Wells Fargo Bank, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

      2. The Transferee is, as of the date hereof, and will be, as of the date of the transfer, a Permitted Transferee. The Transferee is acquiring the Residual Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person who is a Permitted Transferee and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

      3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Residual Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false.

      4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record Holder of an interest in such entity. The Transferee understands that, other than in the case of an "electing large partnership" under Section 775 of the Code, such tax will not be imposed for any period with respect to which the record Holder furnishes to the pass-through entity an affidavit that such record Holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

      5. The Transferee has reviewed the provisions of Section 6.02 of the Agreement and understands the legal consequences of the acquisition of the Residual Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 6.02 of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the transfer to the Transferee contemplated hereby null and void.

      6. The Transferee agrees to require a transfer affidavit in the form of this Affidavit from any Person to whom the Transferee attempts to transfer the Residual Certificate, and in connection with any transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not transfer the Residual Certificate or cause the Residual Certificate to be transferred to any Person that the Transferee knows is not a Permitted Transferee.

      7. The Transferee historically has paid its debts as they have become due.

      8. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Residual Certificate.

      9. The taxpayer identification number of the Transferee's nominee is
___________.

      10. The Transferee is a U.S. Person as defined in Code Section
7701(a)(30).

      11. The Transferee is aware that the Residual Certificate may be a "noneconomic residual interest" within the meaning of Treasury Regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

      12. The Transferee will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other person.

      13. If the Transferee is purchasing the Residual Certificate in a transfer intended to meet the safe harbor provisions of Treasury Regulations Sections 1.860E-1(c), the Transferee has executed and attached Attachment A hereto.

      14. The Transferee is not an employee benefit plan or arrangement, including an individual retirement account, subject to ERISA, the Code or any federal, state or local law which is similar to ERISA or the Code, and the Transferee is not acting on behalf of such a plan or arrangement.

                                      * * *

      IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer this _____ day of ________________, ____.

                                    ____________________________________________
                                    Print Name of Transferee

                                    By:_________________________________________
                                       Name:
                                       Title:

      Personally appeared before me the above-named
______________________________, known or proved to me to be the same person who executed the foregoing instrument and to be the _______________________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

     Subscribed and sworn before me this _____ day of ____________________, ____

                                    _________________________________________
                                                  NOTARY PUBLIC

                                    My Commission expires the ____ day of
                                    ______________, ____

                                  ATTACHMENT A

                                       to

    AFFIDAVIT PURSUANT TO SECTION 860E(e)(4) OF THE INTERNAL REVENUE CODE OF
                  1986, AS AMENDED, AND FOR NON-ERISA INVESTORS

Check the appropriate box:

|_| The consideration paid to the Transferee to acquire the Residual Certificate equals or exceeds the excess of (a) the present value of the anticipated tax liabilities over (b) the present value of the anticipated savings associated with holding such Residual Certificate, in each case calculated in accordance with U.S. Treasury Regulations Sections 1.860E-1(c)(7) and (8), computing present values using a discount rate equal to the short-term Federal rate prescribed by
      Section 1274(d) of the Code and the compounding period used by the Transferee.

                                       OR

|_| The transfer of the Residual Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly:

      (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from Residual Certificate will only be taxed in the United States;

      (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

      (iii) the Transferee will transfer the Residual Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and
            (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations;

      (iv) the Transferee has determined the consideration paid to it to acquire the Residual Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith; and

      (v) in the event of any transfer of the Residual Certificate by the Transferee, the Transferee will require its transferee to complete a representation in the form of this Attachment A as a condition of such transferee's purchase of the Residual Certificate.

                                    EXHIBIT J

                         CONTENTS OF THE SERVICING FILE

1.    Copies of Mortgage Loans Documents.

2.    Residential loan application.

3.    Mortgage Loan closing statement.

4.    Verification of employment and income, if required.

5.    Verification of acceptable evidence of source and amount of downpayment.

6. Credit report on Mortgagor, in a form acceptable to either Fannie Mae or Freddie Mac.

7.    Residential appraisal report.

8.    Photograph of the Mortgaged Property.

9. Survey of the Mortgaged Property, unless a survey is not required by the title insurer.

10. Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, home owner association declarations, etc.

11.   Copies of all required disclosure statements.

12. If applicable, termite report, structural engineer's report, water potability and septic certification.

13.   Sales Contract, if applicable.

14. The Primary Insurance Policy or certificate of insurance or an electronic notation of the existence of such policy, where required pursuant to the Agreement.

15. Evidence of electronic notation of the hazard insurance policy, and if required by law, evidence of the flood insurance policy.

                                    EXHIBIT K

                                   [RESERVED]

                                    EXHIBIT L

                           LIST OF RECORDATION STATES

                                     Florida

                                    Maryland

                                    EXHIBIT M

                          FORM OF INITIAL CERTIFICATION

                                February 28, 2008

National City Mortgage Capital LLC
3232 Newmark Drive
Miamisburg, OH 45342
Attn: NCMCT 2008-1

National City Mortgage Co.
3232 Newmark Drive
Miamisburg, OH 45342
Attn: NCMCT 2008-1

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attn: NCMT 2008-1

      Re:   National City Mortgage Capital Trust 2008-1 Mortgage
            Pass-Through Certificates, Series 2008-1, issued pursuant to a Pooling and Servicing Agreement, dated February 28, 2008, among National City Mortgage Capital LLC, as Depositor, National City Mortgage Co., as Servicer and Mortgage Loan Seller, and Wells Fargo Bank, N.A., as Trustee

Ladies and Gentlemen:

      In accordance with the provisions of Section 2.02 of the above-referenced Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Trustee, hereby certifies that, except as specified in any list of exceptions attached hereto, either (i) it has received the original Mortgage Note relating to each of the Mortgage Loans listed on the Mortgage Loan Schedule or (ii) if such original Mortgage Note has been lost, a copy of such original Mortgage Note, together with a lost note affidavit.

      The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement in connection with this Initial Certification. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File or any of the Mortgage Loans identified in the Mortgage Loan Schedule or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

      Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

                                    WELLS FARGO BANK, N.A.,
                                    as Custodian

                                    By:______________________________________
                                    Name:____________________________________
                                    Title:___________________________________

                                    EXHIBIT N

                           FORM OF FINAL CERTIFICATION

                              [__________ __, ____]

National City Mortgage Capital LLC
3232 Newmark Drive
Miamisburg, OH 45342
Attn: NCMCT 2008-1

National City Mortgage Co.
3232 Newmark Drive
Miamisburg, OH 45342
Attn: NCMCT 2008-1

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attn: NCMT 2008-1

      Re:   National City Mortgage Capital Trust 2008-1 Mortgage
            Pass-Through Certificates, Series 2008-1, issued pursuant to a Pooling and Servicing Agreement, dated February 28, 2008, among National City Mortgage Capital LLC, as Depositor, National City Mortgage Co., as Servicer and Mortgage Loan Seller, and Wells Fargo Bank, N.A., as Trustee

Ladies and Gentlemen:

      In accordance with the provisions of Section 2.02 of the above-referenced Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Trustee, hereby certifies that, as to each Mortgage Loan listed in the Mortgage Loan Schedule, except as may be specified in any list of exceptions attached hereto, such Mortgage File contains all of the items required to be delivered pursuant to Section 2.01(b) of the Pooling and Servicing Agreement.

      The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement in connection with this Final Certification. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File or any of the Mortgage Loans identified in the Mortgage Loan Schedule or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

      Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

                                    WELLS FARGO BANK, N.A.,
                                    as Custodian

                                    By:____________________________________
                                    Name:__________________________________
                                    Title:_________________________________

                                    EXHIBIT O

                      Form of Sarbanes-Oxley Certification

                   National City Mortgage Capital Trust 2008-1
                       Mortgage Pass-Through Certificates,
                                  Series 2008-1

      I, [________], a [_____________] of National City Mortgage Co. (the "Servicer"), certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the National City Mortgage Capital Trust 2008-1 (the "Exchange Act Periodic Reports");

2. Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act Periodic Reports;

4. I am responsible for reviewing the activities performed by the Servicer and based upon my knowledge and the compliance review conducted in preparing the servicer compliance statement required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act Periodic Reports, the Servicer has fulfilled its obligations under the pooling and servicing agreement, dated February 28, 2008, among National City Mortgage Capital LLC, as depositor, Wells Fargo Bank, N.A., as trustee, National City Mortgage Co., as the mortgage loan seller, and the Servicer, in all material respects; and

5. All of the reports on assessment of compliance with the servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

      In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated party: Wells Fargo Bank, N.A.

[_________], 20

                                       By:______________________________________
                                          Name:
                                          Title:

                                    EXHIBIT P

       Form of Certification to be Provided by the Trustee to the Servicer

                   National City Mortgage Capital Trust 2008-1
                       Mortgage Pass-Through Certificates,
                                  Series 2008-1

      Re: National City Mortgage Capital Trust 2008-1 (the "Trust"), Mortgage Pass-Through Certificates, Series 2008-1, issued pursuant to a Pooling and Servicing Agreement dated February 28, 2008 (the "Pooling Agreement"), among National City Mortgage Capital LLC, as Depositor, National City Mortgage Co., as Servicer and Mortgage Loan Seller , and Wells Fargo Bank, N.A., as Trustee

            The Trustee hereby certifies to the Servicer and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

      1. I am responsible for reviewing the activities performed by the Trustee under the Pooling Agreement, and based on my knowledge and the compliance review conducted in preparing the compliance statement of the Trustee required in the annual report on Form 10 K for the fiscal year [___] (the "Annual Report") under
Item 1123 of Regulation AB, and except as disclosed in the Annual Report or in the reports on Form 10 D required to be filed in respect of period covered by the Annual Report, the Trustee has fulfilled its obligations under the Pooling Agreement in all material respects; and

      2. The report on assessment of compliance with servicing criteria for asset-backed securities of the Trustee and its related attestation report on assessment of compliance with servicing criteria required to be included in the Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been included as an exhibit to the Annual Report. Any material instances of non-compliance are described in such report and have been disclosed in the Annual Report.

                                       WELLS FARGO BANK, N.A.
                                          as Trustee

                                       By:___________________________________
                                          Name:
                                          Title:

                                    EXHIBIT Q

        Servicing Criteria to be Addressed in Assessment of Compliance

                                                    SERVICING CRITERIA                                   APPLICABLE SERVICING
                                                                                                               CRITERIA

Reference                                               Criteria                                         Servicer      Trustee

                                             General Servicing Considerations

1122(d)(1)(i)           Policies and procedures are instituted to monitor any performance or other        X             X
                        triggers and events of default in accordance with the transaction agreements.

1122(d)(1)(ii)          If any material servicing activities are outsourced to third parties, policies    X             X
                        and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.

1122(d)(1)(iii)         Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.

1122(d)(1)(iv)          A fidelity bond and errors and omissions policy is in effect on the party         X
                        participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

                                           Cash Collection and Administration

1122(d)(2)(i)           Payments on mortgage loans are deposited into the appropriate custodial bank      X             X
                        accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)          Disbursements made via wire transfer on behalf of an obligor or to an investor    X             X
                        are made only by authorized personnel.

1122(d)(2)(iii)         Advances of funds or guarantees regarding collections, cash flows or              X
                        distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)          The related accounts for the transaction, such as cash reserve accounts or        X             X
                        accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)           Each custodial account is maintained at a federally insured depository            X             X
                        institution as set forth in the transaction agreements. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)          Unissued checks are safeguarded so as to prevent unauthorized access.             X             X

1122(d)(2)(vii)         Reconciliations are prepared on a monthly basis for all asset-backed securities   X             X
                        related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and
                        (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

                                            Investor Remittances and Reporting

1122(d)(3)(i)           Reports to investors, including those to be filed with the Commission, are        X             X
                        maintained in accordance with the transaction agreements and applicable
                        Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

1122(d)(3)(ii)          Amounts due to investors are allocated and remitted in accordance with            X             X
                        timeframes, distribution priority and other terms set forth in the transaction agreements.

1122(d)(3)(iii)         Disbursements made to an investor are posted within two business days to the      X             X
                        Servicer's investor records, or such other number of days specified in the transaction agreements.

1122(d)(3)(iv)          Amounts remitted to investors per the investor reports agree with cancelled       X             X
                        checks, or other form of payment, or custodial bank statements.

                                                Pool Asset Administration

1122(d)(4)(i)           Collateral or security on mortgage loans is maintained as required by the         X             X
                        transaction agreements or related mortgage loan documents.

1122(d)(4)(ii)          Mortgage loan and related documents are safeguarded as required by the            X             X
                        transaction agreements

1122(d)(4)(iii)         Any additions, removals or substitutions to the asset pool are made, reviewed     X
                        and approved in accordance with any conditions or requirements in the transaction agreements.

1122(d)(4)(iv)          Payments on mortgage loans, including any payoffs, made in accordance with the    X
                        related mortgage loan documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

1122(d)(4)(v)           The Servicer's records regarding the mortgage loans agree with the Servicer's     X
                        records with respect to an obligor's unpaid principal balance.

1122(d)(4)(vi)          Changes with respect to the terms or status of an obligor's mortgage loans        X
                        (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)         Loss mitigation or recovery actions (e.g., forbearance plans, modifications and   X
                        deeds in lieu of foreclosure, foreclosures and repossessions, as applicable)
                        are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)        Records documenting collection efforts are maintained during the period a         X
                        mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)          Adjustments to interest rates or rates of return for mortgage loans with          X
                        variable rates are computed based on the related mortgage loan documents.

1122(d)(4)(x)           Regarding any funds held in trust for an obligor (such as escrow accounts): (A)   X
                        such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws;
                        and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)          Payments made on behalf of an obligor (such as tax or insurance payments) are     X
                        made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)         Any late payment penalties in connection with any payment to be made on behalf    X
                        of an obligor are paid from the Servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.

1122(d)(4)(xiii)        Disbursements made on behalf of an obligor are posted within two business days    X
                        to the obligor's records maintained by the Servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)         Delinquencies, charge-offs and uncollectible accounts are recognized and          X             X
                        recorded in accordance with the transaction agreements.

1122(d)(4)(xv)          Any external enhancement or other support, identified in Item 1114(a)(1)          X             X
                        through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

                                   EXHIBIT R-1

                        ADDITIONAL FORM 10-D INFORMATION

           Item on Form 10-D                        Party Responsible

   Item 1: Distribution and Pool                        Depositor
       Performance Information                          Servicer
                                                  Mortgage Loan Seller
  Any information required by Item                       Trustee
    1121 of Regulation AB which is
   not included on the Distribution
            Date Statement

     Item 2: Legal Proceedings            (i) All parties to the Agreement (as
                                          to themselves), (ii) the Trustee and
   per Item 1117 of Regulation AB        Servicer as to the Trust and (iii) the
                                           Depositor as to the Sponsor or any
                                           Regulation AB Item 1100(d)(1) party

 Item 3: Sale of Securities and Use                     Depositor
             of Proceeds

    Item 4: Defaults Upon Senior                         Trustee
              Securities

 Item 5: Submission of Matters to a                      Trustee
       Vote of Security Holders

  Item 6: Significant Obligors of                          N/A
             Pool Assets

  Item 7: Significant Enhancement                       Depositor
         Provider Information                            Trustee

     Item 8: Other Information           Any party to the Agreement responsible
                                            for disclosure items on Form 8-K

          Item 9: Exhibits                              Depositor
                                                         Trustee

                                   EXHIBIT R-2

                        ADDITIONAL FORM 10-K INFORMATION

          Item on Form 10-K                        Party Responsible

   Item 9B: Other Information          Any party to the Agreement responsible
                                           for disclosure items on Form 8-K

  Item 15: Exhibits, Financial                         Trustee
        Statement Schedules                           Depositor

        Additional Item:               (i) All parties to the Agreement (as to
                                          themselves), (ii) the Trustee and
   Disclosure per Item 1117 of           Servicer as to the Trust, (iii) the
           Regulation AB                  Depositor as to the Sponsor or any
                                         Regulation AB Item 1100(d)(1) party

        Additional Item:                (i) All parties to the Agreement as to
   Disclosure per Item 1119 of         themselves and (ii) the Depositor as to
           Regulation AB                             the Sponsor

        Additional Item:                                 N/A
 Disclosure per Item 1112(b) of
           Regulation AB

        Additional Item:                              Depositor
Disclosure per Items 1114(b) and                       Trustee
     1115(b) of Regulation AB

                                   EXHIBIT R-3

                              FORM 8-K INFORMATION

          Item on Form 10-K                        Party Responsible

   Item 1.01- Entry into a Material    The party to this Agreement entering into
       Definitive Agreement               such material definitive agreement

   Item 1.02- Termination of a          The party to this Agreement requesting
   Material Definitive Agreement         termination of a material definitive
                                                      agreement

    Item 1.03- Bankruptcy or                          Depositor
           Receivership

   Item 2.04- Triggering Events                       Servicer
  that Accelerate or Increase                   Mortgage Loan Seller
 a Direct Financial Obligation or                      Trustee
    an Obligation under an
   Off-Balance Sheet Arrangement

Item 3.03- Material Modification                       Trustee
   to Rights of Security Holders

    Item 5.03- Amendments of                          Depositor
   Articles of Incorporation or                        Servicer
   Bylaws; Change of Fiscal Year                 Mortgage Loan Seller
                                                       Trustee

Item 6.01- ABS Informational and                      Depositor
      Computational Material

 Item 6.02- Change of Servicer or                     Servicer
            Trustee                                    Trustee

   Item 6.03- Change in Credit                        Depositor
  Enhancement or External Support                      Trustee

  Item 6.04- Failure to Make a                         Trustee
      Required Distribution

    Item 6.05- Securities Act                         Depositor
        Updating Disclosure

Item 7.01- Regulation FD Disclosure                   Depositor
            Item 8.01                                 Depositor
            Item 9.01                                 Depositor

                                    EXHIBIT S

                               Combination Groups

      Exchangeable REMIC Certificates                  Exchangeable Certificates

                  Maximum                                       Maximum
                  Initial                                       Initial
Exchangeable       Class                      Exchangeable       Class
 REMIC Class    Balance (1)    CUSIP Number       Class        Balance(1)    CUSIP Number
-------------   ------------   ------------   -------------   ------------   ------------

    REMIC                                     Exchangeable
Combination 1                                 Combination 1
-------------   ------------   ------------   -------------   ------------   ------------
    2-A-3       $157,994,000    635419 AG9         2-A-1      $240,175,000    635419 AE4
    2-A-4        $55,978,000    635419 AH7
    2-A-5        $26,203,000    635419 AJ3

(1) Except as otherwise indicated, Exchangeable REMIC Certificates and Exchangeable Certificates in any combinations may be exchanged only in the proportion that the Maximum Initial Class Balances of such Certificates bear to one another as shown above.

                                    EXHIBIT T

       FORM OF REQUEST FOR EXCHANGE OF EXCHANGEABLE REMIC CERTIFICATES OR
                            EXCHANGEABLE CERTIFICATES

                              [__________ __, ____]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attn: Corporate Trust Services-- NCMT 2008-1

      Re: National City Mortgage Capital Trust 2008-1 (the "Trust"), Mortgage Pass-Through Certificates, Series 2008-1, issued pursuant to a Pooling and Servicing Agreement dated February 28, 2008 (the "Pooling Agreement"), among National City Mortgage Capital LLC, as Depositor, National City Mortgage Co., as Servicer and Mortgage Loan Seller , and Wells Fargo Bank, N.A., as Trustee

Ladies and Gentlemen:

      Pursuant to the terms of the Pooling Agreement, we hereby present and surrender the [Exchangeable REMIC Certificates specified on Schedule I attached hereto (the "Exchangeable REMIC Certificates")][Exchangeable Certificates specified on Schedule I attached hereto (the "Exchangeable Certificates")] and transfer, assign, set over and otherwise convey to the Trustee, all of our right, title and interest in and to the [Exchangeable REMIC Certificates][Exchangeable Certificates], including all payments of interest thereon received after [_____________], in exchange for the [Exchangeable Certificates specified on Schedule I attached hereto (the "Exchangeable Certificates")][Exchangeable REMIC Certificates specified on Schedule I attached hereto (the "Exchangeable REMIC Certificates")].

      We agree that upon such exchange the portions of the [Exchangeable REMIC Certificates][Exchangeable Certificates] designated for exchange shall be deemed cancelled and replaced by the [Exchangeable Certificates][Exchangeable REMIC Certificates] issued in exchange therefor. We confirm that we have paid a fee to the Trustee in connection with each such exchange equal to $5,000.

      Account Details for payments to the Trustee:

      Wells Fargo Bank, N.A.
      San Francisco, CA
      ABA #: 121-000-248
      Acct Name: SAS Clearing
      For Further Credit: Account #53192200 - NCMT 2008-1 Exchange Fee

                                       Sincerely,

                                       By:____________________________________
                                          Name:
                                          Title:

                                       Acknowledged by:

                                       WELLS FARGO BANK, N.A.,
                                          as Trustee

                                       By:____________________________________
                                          Name:
                                          Title: